As filed with the Securities and Exchange Commission on January 27, 1997
                                                    Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                           WHITNEY HOLDING CORPORATION
             (Exact name of registrant as specified in its charter)

        LOUISIANA                                       6711                                      72-6017893
(State or other jurisdiction of                (Primary Standard Industrial                       (I.R.S. Employer
 incorporation or organization)                  Classification Code Number)                      Identification No.)


                             228 St. Charles Avenue
                          New Orleans, Louisiana 70130
                                 (504) 586-7117
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive office)

        Joseph S. Schwertz, Jr., Esq.                          Copies to:                                   Copies to:
                  Secretary                           Patrick J. Butler, Jr., Esq.                     Carl J. Chaney, Esq.
         Whitney Holding Corporation                   Milling, Benson, Woodward,                 Watkins Ludlam & Stennis, P.A.
       228 St. Charles Ave. - Room 622              Hillyer, Pierson & Miller, L.L.P.                 633 North State Street
           New Orleans, LA  70130                    909 Poydras Street, Suite 2300                 Jackson, Mississippi 39202
               (504) 586-3474                             New Orleans, LA 70112
  (Name, address, including zip code, and
  telephone number, including area code, of
             agent for service)

        Approximate Date of Commencement of Proposed Sale to the Public:
 Upon submission of the Plan of Merger described in this registration statement for the vote of shareholders of Merchants Bancshares, Inc. and Merchants Bank
                                & Trust Company
                            -------------------------

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box. |_|
                           -------------------------

                                                   CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------

                                                                         Proposed                Proposed
       Title of each class of                   Amount                    maximum                 maximum                 Amount of
     securities to be registered                 to be                offering price             aggregate              registration
                                             registered(1)             per share(2)          offering price(2)               fee
 Common stock, no par value                1,727,133 shares               $10.10                $17,441,370               $5,285.26
------------------------------------------------------------------------------------------------------------------------------------

(1) Based on the $30.00 minimum closing sales price of a share of Whitney Holding Corporation common stock that may be applied pursuant to the pricing formula described herein, assuming an aggregate acquisition price of $51,814,000. There is also registered hereby a currently indeterminate number of additional shares that may be issued in the transaction described herein that may result from application of the pricing formula described herein.
(2) Calculated in accordance with Rule 457(f)(1), based on the book value, as of December 31, 1996 of the common stock of Merchants Bancshares, Inc. and of the common stock of Merchants Bank & Trust Company to be cancelled by reason of the mergers described herein, and included herein solely for purposes of calculating the registration fee.

    The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
--------------------------------------------------------------------------------


                           WHITNEY HOLDING CORPORATION
                              CROSS REFERENCE SHEET

Item of Form S-4                                                      Location in Prospectus
----------------                                                      ----------------------
A.    Information About the Transaction
      1.   Forepart of Registration Statement and                     Cover Page
           Outside Front Cover Page of Prospectus
      2.   Inside Front and Outside Back Cover Pages                  Inside Cover; Table of Contents
           of Prospectus
      3.   Risk Factors, Ratio of Earnings to Fixed                   Summary
           Charges and Other Information
      4.   Terms of the Transaction                                   Summary; The Plan of Merger
      5.   Pro Forma Financial Information                            Unaudited Pro Forma Condensed Combined
                                                                      Financial Information
      6.   Material Contacts with the Company Being                   The Plan of Merger - Background; The Plan
           Acquired                                                   of Merger - Reasons for the Plan of Merger;
                                                                      The Plan of Merger - Recommendation of the
                                                                      Company's and the Bank's Board of
                                                                      Directors
      7.   Additional Information Required for                        *
           Reoffering by Persons and Parties Deemed
           to be Underwriters
      8.   Interests of Named Experts and Counsel                     *
      9.   Disclosure of Commission Position on                       *
           Indemnification for Securities Act Liabilities
B.    Information About the Registrant
      10.  Information with Respect to S-3 Registrants                Inside Cover; Summary; Information about
                                                                      Whitney
      11.  Incorporation of Certain Information by                    Information about Whitney; Incorporation of
           Reference                                                  Certain Documents by Reference
      12.  Information with Respect to S-2 or S-3                     *
           Registrants
      13.  Incorporation of Certain Information by                    *
           Reference
      14.  Information with Respect to Registrants                    *
           other than S-2 or S-3 Registrants


                           WHITNEY HOLDING CORPORATION
                              CROSS REFERENCE SHEET

Item of Form S-4                                                      Location in Prospectus
----------------                                                      ----------------------
C.    Information About the Company Being Acquired
      15.  Information with Respect to S-3 Companies                  *
      16.  Information with Respect to S-2 or S-3                     *
           Companies
      17.  Information with Respect to Companies                      Information about the Company and the
           other than S-2 or S-3 Companies                            Bank
D.    Voting and Management Information
      18.  Information if Proxies, Consents or
           Authorizations are to be Solicited
           (1)    Date, Time and Place Information                    The Meetings - General
           (2)    Revocability of Proxy                               The Meetings - Solicitation, Voting and
                                                                      Revocation of Proxies
           (3)    Dissenters' Rights of Appraisal                     Dissenters' Rights
           (4)    Persons Making Solicitation                         The Meetings - General; The Meetings -
                                                                      Solicitation, Voting and Revocation of
                                                                      Proxies
           (5)    Interests of Certain Persons in                     Summary - Interests of Certain Persons in the
                  Matters to be Acted upon; Voting                    Mergers; The Plan of Merger - Interests of
                  Securities and Principal Holders                    Certain Persons in the Mergers; Information
                  Thereof                                             About the Company and the Bank - Security
                                                                      Holdings of Principal Shareholders and
                                                                      Management
           (6)    Vote Required for Approval                          The Meetings - Shares Entitled to Vote;
                                                                      Quorum; Vote Required
           (7)    Directors and Executive Officers;                   Information About the Company and the
                  Executive Compensation; Certain                     Bank
                  Relationships and Related
                  Transactions
      19.  Information if Proxies, Consents or                        *
           Authorizations are not to be Solicited or in
           an Exchange Offer

--------------------
*Not applicable or answer is in the negative.

                           MERCHANTS BANCSHARES, INC.
                         MERCHANTS BANK & TRUST COMPANY
                                1300 25th Avenue
                           Gulfport, Mississippi 39501

                               February ____, 1997


Dear Shareholder:

         You are cordially invited to attend joint special meetings of shareholders of Merchants Bancshares, Inc. (the "Company") and Merchants Bank & Trust Company (the "Bank"), to be held in the main office of the Bank, 1300 25th Avenue, Gulfport, Mississippi 39501, on ___________, _____________________, 1997
at ________, local time.

         The purpose of the special meetings will be to consider and vote upon an Agreement and Plan of Merger dated November 14, 1996 and related merger agreements (collectively, the "Plan of Merger") among the Company, the Bank, Whitney Holding Corporation ("Whitney") and its wholly-owned subsidiary Whitney National Bank of Mississippi ("WNB-Mississippi"). Pursuant to the Plan of Merger, the Company will merge into Whitney, the Bank will merge into WNB-Mississippi, and each outstanding share of common stock of the Company and each outstanding share of common stock of the Bank not owned by the Company will be converted into shares of Whitney common stock as more fully described in the attached Proxy Statement-Prospectus. You are urged to read the enclosed Proxy Statement-Prospectus in its entirety for a more complete description of the terms of the Plan of Merger.

         The Boards of Directors of the Company and the Bank have unanimously approved the Plan of Merger and believe it is in the best interests of the Company's and the Bank's shareholders. Upon consummation of the Plan of Merger, you would receive common stock of Whitney, one of the largest Louisiana-based bank holding companies, and as a new shareholder of Whitney, you would own stock that is publicly traded on the NASDAQ Stock Market. It is a condition to the consummation of the mergers that the Company and Whitney receive an opinion that the mergers will qualify as a tax-free reorganization for federal income tax purposes. Through WNB-Mississippi, a national bank subsidiary of Whitney formed to facilitate the proposed mergers, we believe Whitney will be able to offer a broad range of banking services in our market area and may be able to compete more effectively in the changing economic and legal environment facing all financial institutions.

         The accompanying Notices of Special Meeting and Proxy Statement-Prospectus contain information about the proposed mergers. Please read carefully these materials and the documents incorporated therein by reference, copies of which are available as indicated under the caption "Incorporation of Certain Documents by Reference."

         The Boards of Directors recommend that you vote FOR the Plan of Merger and urge you to sign and date the enclosed proxy and return it promptly in the accompanying envelope in order to ensure that your vote is represented. Of course, if you attend the special meetings, you nevertheless may vote in person, even though you previously returned your proxy.

                                    Very truly yours,




                                    Guy C. Billups, Jr.
                                    Chairman, Merchants Bancshares, Inc. and
                                    Merchants Bank & Trust Company

                           MERCHANTS BANCSHARES, INC.
                                1300 25th Avenue
                           Gulfport, Mississippi 39501

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
               TO BE HELD ___________, _____________________, 1997


To the Holders of Common Stock of Merchants Bancshares, Inc.:

         NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Company Meeting") of Merchants Bancshares, Inc. (the "Company") will be held at the main office of its subsidiary, Merchants Bank & Trust Company (the "Bank"),1300 25th Avenue, Gulfport, Mississippi 39501, on __________, _______________, 1997, at ______, local time, for the following purposes:

         1. To consider and vote upon a proposal to approve an Agreement and Plan of Merger dated November 14, 1996 between Whitney Holding Corporation ("Whitney"), the Company and the Bank and the related Joint Agreement of Merger between the Company and Whitney (collectively, the "Plan of Merger") pursuant to which, among other things: (a) the Company would merge into Whitney, (b) the Bank would merge into Whitney National Bank of Mississippi, a newly formed, wholly-owned bank subsidiary of Whitney, and (c) each outstanding share of common stock of the Company would be converted into shares of Whitney common stock as determined in accordance with the terms of the Plan of Merger, all as more fully described in the attached Proxy Statement-Prospectus.

         2. To transact such other business as may properly come before the Company Meeting or any adjournments or postponements thereof.

         Only shareholders of record at the close of business on ______________, 1997 are entitled to notice of and to vote at the Company Meeting or any adjournment or postponement thereof. Dissenting shareholders who comply with the procedural requirements of Article 13 of the Mississippi Business Corporation Act are or may be entitled to assert dissenters' rights under that Act.

         Shareholders are cordially invited to attend the Company Meeting in person. Whether or not you plan to attend the Company Meeting, you are urged to complete, date and sign the enclosed proxy and to return it promptly.

                                    By order of the Board of Directors
                                    of Merchants Bancshares, Inc.



                                    W. Dale Stognet
                                    Secretary
Gulfport, Mississippi
February ____, 1997

--------------------------------------------------------------------------------
                                I M P O R T A N T
IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE COMPANY MEETING REGARDLESS OF THE NUMBER THAT YOU HOLD. PLEASE PROMPTLY COMPLETE, SIGN AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING POST-PAID ENVELOPE, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE COMPANY MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED BY GIVING WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF THE COMPANY OR BY EXECUTION OF A PROXY OF A LATER DATE FILED WITH THE SECRETARY OF THE COMPANY AT OR BEFORE THE COMPANY MEETING. IN ADDITION, IF YOU ATTEND THE COMPANY MEETING, YOU MAY REVOKE YOUR PROXY BY VOTING IN PERSON.
--------------------------------------------------------------------------------

                         MERCHANTS BANK & TRUST COMPANY
                                1300 25th Avenue
                           Gulfport, Mississippi 39501

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
               TO BE HELD ___________, _____________________, 1997

To the Holders of Common Stock of Merchants Bank & Trust Company:

         NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Bank Meeting") of Merchants Bank & Trust Company (the "Bank") will be held at its main office, 1300 25th Avenue, Gulfport, Mississippi 39501, on __________, _______________, 1997, at ______, local time, for the following purposes:

         1. To consider and vote upon a proposal to approve an Agreement and Plan of Merger dated November 14, 1996 between Whitney Holding Corporation ("Whitney"), Merchants Bancshares, Inc. (the "Company") and the Bank and the related Agreement of Merger between the Bank and Whitney National Bank of Mississippi ("WNB-Mississippi") (collectively, the "Plan of Merger") pursuant to which, among other things: (a) the Company would merge into Whitney, (b) the Bank would merge into WNB-Mississippi, a newly formed, wholly-owned bank subsidiary of Whitney, and (c) each outstanding share of common stock of the Bank not owned by the Company would be converted into shares of Whitney common stock as determined in accordance with the terms of the Plan of Merger, all as more fully described in the attached Proxy Statement-Prospectus.

         2. To transact such other business as may properly come before the Bank Meeting or any adjournments or postponements thereof.

         Only shareholders of record at the close of business on ______________, 1997 are entitled to notice of and to vote at the Bank Meeting or any adjournment or postponement thereof. Dissenting shareholders who comply with the procedural requirements of 12 U.S.C. ss.215a will be entitled to receive payment of the cash value of their shares based upon the appraisal prescribed by 12 U.S.C. ss.215a.

         Shareholders are cordially invited to attend the Bank Meeting in person. Whether or not you plan to attend the Bank Meeting, you are urged to complete, date and sign the enclosed proxy and to return it promptly.

                                  By order of the Board of Directors
                                  of Merchants Bank & Trust Company



                                  George E. Estes, Jr.
                                  Secretary
Gulfport, Mississippi
February ____, 1997

--------------------------------------------------------------------------------
                                I M P O R T A N T
IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE BANK MEETING REGARDLESS OF THE NUMBER THAT YOU HOLD. PLEASE PROMPTLY COMPLETE, SIGN AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING POST-PAID ENVELOPE, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE BANK MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED BY GIVING WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF THE BANK OR BY EXECUTION OF A PROXY OF A LATER DATE FILED WITH THE SECRETARY OF THE BANK AT OR BEFORE THE BANK MEETING. IN ADDITION, IF YOU ATTEND THE BANK MEETING, YOU MAY REVOKE YOUR PROXY BY VOTING IN PERSON.
--------------------------------------------------------------------------------

                           MERCHANTS BANCSHARES, INC.
                         MERCHANTS BANK & TRUST COMPANY
              PROXY STATEMENT FOR SPECIAL MEETINGS OF SHAREHOLDERS
               TO BE HELD ___________, _____________________, 1997


                           WHITNEY HOLDING CORPORATION

                                   PROSPECTUS

                           Common Stock, No Par Value

         This Proxy Statement-Prospectus is being furnished to holders of common stock, par value $5.00 per share ("Company Common Stock"), of Merchants Bancshares, Inc. (the "Company") and to holders of common stock, par value $5.00 per share ("Bank Common Stock"), of Merchants Bank & Trust Company (the "Bank") in connection with the solicitation of proxies by the Company's and the Bank's Boards of Directors for use at joint Special Meetings of Shareholders of the Company (the "Company Meeting") and the Bank (the "Bank Meeting") to be held on __________, _______________, 1997, at ______, local time, at the Bank's main office, 1300 25th Avenue, Gulfport, Mississippi 39501, and at any adjournment or postponement thereof. The purpose of the Company Meeting and the Bank Meeting is to consider and vote upon a proposal to approve an Agreement and Plan of Merger and related agreements of merger (collectively, the "Plan of Merger") between the Company and the Bank, on the one hand, and Whitney Holding Corporation ("Whitney") and Whitney National Bank of Mississippi ("WNB-Mississippi"), on the other hand. The Plan of Merger provides for, among other things, the merger of the Company into Whitney (the "Company Merger") and the merger of the Bank into WNB-Mississippi (the "Bank Merger" and, collectively with the Company Merger, the "Mergers"). Upon consummation of the Mergers, except as described herein, each outstanding share of Company Common Stock and each outstanding share of Bank Common Stock that is not owned by the Company would be converted into shares of common stock, no par value, of Whitney ("Whitney Common Stock") in the manner described herein, with cash being paid for any fractional share interests. See "The Plan of Merger - Description of the Plan of Merger -- Conversion of Common Stock." Consummation of the Company Merger requires the approval of the holders of at least two-thirds of the outstanding shares of Company Common Stock entitled to vote at the Company Meeting; consummation of the Bank Merger requires the approval of the holders of at least two-thirds of the outstanding shares of Company Common Stock entitled to vote at the Bank Meeting. Directors and executive officers of the Company beneficially owning an aggregate of approximately 56.6% of the Company Common Stock have agreed, subject to certain conditions, to vote their shares in favor of the Plan of Merger. Consummation of the Mergers is also subject to the satisfaction of certain other conditions, including obtaining necessary regulatory approvals.

         This Proxy Statement-Prospectus covers up to 1,727,813 shares of Whitney Common Stock that may be issued upon consummation of the Mergers, as determined on the basis of the pricing formula described herein. The actual number of shares of Whitney Common Stock to be issued will be determined in accordance with the terms of the Plan of Merger. See "The Plan of Merger -
Description of the Plan of Merger -- Conversion of Common Stock." The outstanding shares of Whitney Common Stock are, and the shares of Whitney Common Stock offered hereby will be, included for quotation on the NASDAQ National Market System. The closing price per share of Whitney Common Stock on the NASDAQ National Market System on _______________, 1997 was $_________.

         This Proxy Statement-Prospectus, and the accompanying Notices of Special Meeting and forms of proxy, are being first mailed to shareholders of the Company and the Bank on or about February ____, 1997.

                           -------------------------
           THE SECURITIES TO BE ISSUED IN CONNECTION WITH THE PROPOSED
              MERGERS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
                 COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
       COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCU-
            RACY OR ADEQUACY OF THIS PROXY STATEMENT-PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    THESE SECURITIES ARE NOT SAVINGS OR DEPOSIT ACCOUNTS OR OTHER OBLIGATIONS
      OF ANY BANK OR NON-BANK SUBSIDIARY OF WHITNEY AND ARE NOT INSURED BY
          THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE
                     FUND OR ANY OTHER GOVERNMENTAL AGENCY.
                           -------------------------

          This Proxy Statement-Prospectus is dated February ____, 1997

         No person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Proxy Statement-Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by Whitney, the Company or the Bank. This Proxy Statement-Prospectus shall not constitute an offer to sell or exchange or the solicitation of an offer to purchase any security, or the solicitation of a proxy, nor shall there be any such sale, exchange or solicitation in any jurisdiction in which, or to any person to whom, it is unlawful to make such an offer, solicitation of an offer or proxy solicitation. Neither the delivery of this Proxy Statement-Prospectus nor any distribution of securities made hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of Whitney, the Company or the Bank since the date hereof.

         All information contained herein with respect to the Company and the Bank has been provided by the Company and the Bank, and Whitney is relying on the accuracy of that information. All information contained herein with respect to Whitney has been provided by Whitney, and the Company and the Bank are relying on the accuracy of that information.

                              AVAILABLE INFORMATION

         Whitney is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith is required to file reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports, together with proxy statements and other information filed by Whitney, can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and they are also available to the public at the web site maintained by the Commission at "http://www.sec.gov." In addition, Whitney Common Stock is included for quotation on the NASDAQ National Market System (Symbol: WTNY), and such reports, proxy statements and other information concerning Whitney can be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

         Whitney has filed with the Commission a Registration Statement on Form S-4 ("Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Whitney Common Stock offered by this Proxy Statement-Prospectus. This Proxy Statement-Prospectus does not contain all of the information set forth in the Registration Statement or the exhibits thereto. Such additional information can be inspected and copied as set forth above. Statements contained in this Proxy Statement-Prospectus as to the contents of any documents are necessarily summaries of the documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission. For further information with respect to Whitney and the transactions described herein, reference is made to the Registration Statement, including the exhibits thereto and any documents incorporated by reference therein.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         THIS PROXY STATEMENT-PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SEE "INFORMATION ABOUT WHITNEY -- INCORPORATION OF CERTAIN INFORMATION BY REFERENCE." THESE DOCUMENTS
ARE AVAILABLE UPON REQUEST TO WHITNEY HOLDING CORPORATION, ATTENTION:   EDWARD
B. GRIMBALL, CHIEF FINANCIAL OFFICER, 228 ST. CHARLES AVENUE, NEW ORLEANS, LOUISIANA 70130 (TELEPHONE: (504) 586-7252). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY _________________, 1997. Whitney hereby undertakes to provide copies of any such documents, other than exhibits to such documents that are not specifically incorporated by reference therein, without charge to any person, including any beneficial owner of Company or Bank Common Stock, to whom this Proxy Statement-Prospectus is delivered, upon the written or oral request of such person to Whitney's Chief Financial Officer at the address and telephone number written above.

                                TABLE OF CONTENTS


SUMMARY......................................................................iii
         Parties to the Mergers..............................................iii
                  Whitney  ..................................................iii
                  The Company and the Bank...................................iii
         The Special Meetings.................................................iv
                  General  ...................................................iv
                  Purpose of the Meetings.....................................iv
         Vote Required........................................................iv
         Reasons for the Plan of Merger.......................................iv
         Recommendation of the Company's and the Bank's Boards of Directors...iv
         The Plan of Merger....................................................v
                  General  ....................................................v
                  Conversion of Common Stock...................................v
                  Exchange of Certificates....................................vi
                  Regulatory Approvals and Other Conditions to
                    Consummation of the Mergers..............................vii
                  Waiver, Amendment and Termination..........................vii
         Accounting Treatment...............................................viii
         Certain Federal Income Tax Consequences............................viii
         Dissenters' Rights.................................................viii
         Interests of Certain Persons.......................................viii
         Market Prices........................................................ix
         Comparative Rights of Shareholders...................................ix
         Selected Financial Data of the Company................................x
         Selected Financial Data of Whitney...................................xi
         Comparative Per Share Data..........................................xii
THE MEETINGS...................................................................1
         General  .............................................................1
         Purpose of the Meetings...............................................1
         Shares Entitled to Vote; Quorum; Vote Required........................1
         Solicitation, Voting and Revocation of Proxies........................2
THE PLAN OF MERGER.............................................................2
         General  .............................................................2
         Background............................................................3
         Reasons for the Plan of Merger........................................3
                  General  ....................................................3
                  Whitney  ....................................................3
                  The Company and the Bank.....................................3
         Recommendation of the Company's and the Bank's Boards of Directors....4
         Description of the Plan of Merger.....................................4
                  General  ....................................................4
                  Conversion of Common Stock...................................4
                  Exchange of Certificates.....................................6
                  Transfer and Exchange Agents.................................7
                  Regulatory Approvals and Other Conditions of the Mergers.....7
                  Effective Date...............................................7
                  Conduct of Business Prior to the Effective Date..............7
                  Waiver, Amendment and Termination............................9
                  Expenses ....................................................9
         Interests of Certain Persons..........................................9
                  Employee Benefits............................................9

                  Management..................................................10
                  Indemnification and Insurance...............................10
         Status Under Federal Securities Laws; Certain Restrictions
           on Resales ........................................................10
         Accounting Treatment.................................................11
CERTAIN FEDERAL INCOME TAX CONSEQUENCES.......................................12
DISSENTERS' RIGHTS............................................................13
         The Company..........................................................13
         The Bank ............................................................15
UNAUDITED PRO FORMA
  CONDENSED COMBINED FINANCIAL INFORMATION....................................16
INFORMATION ABOUT THE COMPANY AND THE BANK....................................24
         Description of Business..............................................24
         Market Prices and Dividends..........................................24
         Employees............................................................25
         Security Holdings of Principal Shareholders and Management...........25
THE COMPANY'S MANAGEMENT'S DISCUSSION AND
  ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
  FOR THE NINE MONTHS OPERATION ENDING SEPTEMBER 30, 1996 AND 1995............27
THE COMPANY'S MANAGEMENT'S DISCUSSION AND ANALYSIS
  OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
  FOR THE YEARS DECEMBER 31, 1995, 1994.......................................29
INFORMATION ABOUT WHITNEY.....................................................38
         General  ............................................................38
         Recent Developments..................................................38
         Market Prices of and Dividends Declared on Whitney Common Stock .....39
         Incorporation of Certain Information by Reference....................39
COMPARATIVE RIGHTS OF SHAREHOLDERS............................................40
         Description of Whitney Common Stock..................................40
         Comparison of Whitney Common Stock and Company and Bank
           Common Stock.......................................................44
LEGAL MATTERS.................................................................48
EXPERTS.......................................................................48
OTHER MATTERS.................................................................48

MERCHANTS CONSOLIDATED FINANCIAL STATEMENTS..................................F-1

         Appendix A - Agreement and Plan of Merger...........................A-1
         Appendix B - Article 13 of the Mississippi Business Corporation
            Act and Selected Provisions of 12 U.S.C. ss.215a.................B-1

                                     SUMMARY

          The following summary is not intended to be complete and is qualified in its entirety by the more detailed information appearing elsewhere in this Proxy Statement-Prospectus, the appendices hereto and the documents incorporated herein by reference. Shareholders are urged to read carefully all such material.

Parties to the Mergers

         Whitney. Whitney Holding Corporation, a Louisiana corporation ("Whitney"), is a multi-bank holding company registered pursuant to the Bank Holding Company Act of 1956. Whitney became an operating entity in 1962 with Whitney National Bank ("Whitney Bank") as its only significant subsidiary. Whitney Bank, which has its headquarters in Orleans Parish, Louisiana, has been engaged in general banking business in the City of New Orleans since 1883. It currently operates 61 branches in south Louisiana and a foreign branch on Grand Cayman in the British West Indies. In December 1994, Whitney established the Whitney Bank of Alabama and, through this new banking subsidiary, acquired the Mobile area operations of The Peoples Bank, Elba, Alabama on February 17, 1995. Whitney Bank of Alabama operates 10 branches and one loan production office serving metropolitan Mobile and Montgomery, Alabama and the Alabama Gulf Coast region. On October 25, 1996, Whitney acquired Liberty Bank and American Bank and Trust, both of Pensacola, Florida, through mergers of those institutions into Whitney National Bank of Florida ("Whitney Bank-Florida"), a wholly-owned subsidiary of Whitney formed for that purpose. Whitney Bank-Florida operates five branches serving Pensacola, Florida and surrounding areas.

         Whitney   National  Bank  of  Mississippi   ("WNB-Mississippi")   is  a
wholly-owned subsidiary of Whitney that was organized under the National Banking Act to facilitate the mergers described herein.

         Whitney and its subsidiaries are sometimes referred to collectively herein as "Whitney's consolidated group." At September 30, 1996, Whitney had total consolidated assets of approximately $3.5 billion and total consolidated deposits of approximately $2.7 billion. Whitney's principal executive offices are at 228 St. Charles Avenue, New Orleans, Louisiana 70130, and its telephone number is (504) 586-7117. See "Information About Whitney."

         On October 11, 1996, Whitney entered into an Agreement and Plan of Merger with First National Bankshares, Inc. ("FNB") and its wholly-owned subsidiary, First National Bank of Houma ("FNBH"), pursuant to which FNB would merge into Whitney and, in due course, FNBH would merge into Whitney Bank. Upon consummation of the merger of FNB into Whitney, which is subject to regulatory approval and other customary conditions, the shareholders of FNB would receive, in the aggregate, shares of Whitney common stock having a value of approximately $41 million. FNB has total consolidated assets of approximately $219 million. Whitney intends to account for this acquisition as a pooling of interests. See "Information About Whitney - Recent Developments."

          The Company and the Bank. Merchants Bancshares, Inc., a Mississippi corporation ("the Company"), is a bank holding company that owns 98.91% of the outstanding stock of Merchants Bank & Trust Company (the "Bank"). At September 30, 1996, the Company had total consolidated assets of approximately $205.7 million, total consolidated deposits of approximately $187.8 million and total shareholders equity of approximately $17.3 million. The Company and the Bank are sometimes referred to herein collectively as "the Company's consolidated group."

         Merchants Bank & Trust Company, a Mississippi state-chartered bank (the "Bank"), is a full-service commercial bank doing business through its offices in Hancock and Harrison Counties, Mississippi. At September 30, 1996, the Bank had total assets of approximately $205.7 million, total deposits of approximately $187.8 million and total shareholders equity of approximately $17.3 million.

         The Company's and the Bank's principal executive offices are located at 1300 25th Avenue, Gulfport, Mississippi 39501, and their telephone number is 601-864-7332. See "Information About the Company and the Bank."

The Special Meetings

         General. Special meetings of the shareholders of the Company (the "Company Meeting") and of the Bank (the "Bank Meeting") will be held on ____________, __________________, 1997 at the time and place set forth in the accompanying Notices of Special Meeting of Shareholders. Only record holders of the common stock, $5.00 par value per share, of the Company ("Company Common Stock") and of the common stock, $5.00 par value per share, of the Bank ("Bank Common Stock") at the close of business on ________________, 1997 are entitled to notice of and to vote at the applicable Meeting. On that date, there were 184,356 shares of Company Common Stock and 93,190 shares of Bank Common Stock issued and outstanding, each of which is entitled to one vote on each matter properly to come before the respective Meetings. The Company Meeting and the Bank Meeting are sometimes referred to as the "Meetings."

         Purpose of the Meetings. The purpose of the Meetings is to vote upon a proposal to approve an Agreement and Plan of Merger dated November 14, 1996, and the related merger agreements (collectively, the "Plan of Merger"), copies of which are attached hereto as Appendix A, pursuant to which, among other things, the Company will merge into Whitney (the "Company Merger") and the Bank will merge into WNB-Mississippi (the "Bank Merger" and, together with the Company Merger, collectively, the "Mergers"), with the result that shareholders of the Company and the Bank will receive shares of Whitney Common Stock (and cash in lieu of fractional shares) as described below under " - The Plan of Merger -- Conversion of Common Stock." See "The Meetings - Purpose of the Meetings."

Vote Required

         The Plan of Merger must be approved by the affirmative vote of holders of at least two-thirds of the outstanding shares of Company Common Stock entitled to vote at the Company Meeting and by the holders of at least two-thirds of the outstanding shares of Bank Common Stock entitled to vote at the Bank Meeting. Directors and executive officers of the Company and the Bank and such persons' affiliates hold an aggregate of 104,390 shares, or approximately 56.6%, of the outstanding shares of Company Common Stock. Such directors and executive officers have agreed, subject to certain conditions, to vote their shares in favor of the Plan of Merger at the Company Meeting. The Company, as the holder of 98.91% of the outstanding Bank Common Stock, has agreed, subject to certain conditions (including approval of the Company Merger by shareholders of the Company), to vote in favor of the Plan of Merger at the Bank Meeting. Whitney, as the sole shareholder of WNB-Mississippi, must approve the Plan of Merger. Under Louisiana law, shareholders of Whitney are not required to approve the Plan of Merger. See "The Meetings - Shares Entitled to Vote; Quorum; Vote Required."

Reasons for the Plan of Merger

         The Boards of Directors of the Company and the Bank believe that the approval of the Plan of Merger is in the best interests of the Company, the Bank and their respective shareholders. In reaching their decision, the Boards considered a number of factors, including the market for the Bank's services and the competitive pressures existing in the Bank's market area, the outlook for the Bank in the financial institutions industry, the opportunity to provide liquidity to the Company's and the Bank's shareholders, recent changes in the regulatory environment that will result in the Bank facing additional competitive pressures in its market area from other financial institutions, the ability to offer additional products and services to the Bank's customers and the price to be received by the Company's and the Bank's shareholders and the substantial premium that such price represented over recent sales prices of the Company Common Stock and the book value of the Company and Bank Common Stock. See "The Plan of Merger - Background" and "The Plan of Merger - Reasons for the Plan of Merger."

Recommendation of the Company's and the Bank's Boards of Directors

         THE BOARDS OF DIRECTORS OF THE COMPANY AND THE BANK HAVE UNANIMOUSLY APPROVED THE PLAN OF MERGER AND RECOMMEND THAT THEIR SHAREHOLDERS VOTE FOR APPROVAL OF THE PLAN OF MERGER.

The Plan of Merger

         General. Pursuant to the Plan of Merger, if all conditions are satisfied or waived, on the effective date of the Mergers the Company will be merged into Whitney, and the separate existence of the Company will cease, and the Bank will be merged into WNB-Mississippi, and the separate existence of the Bank will cease. In consideration of the Mergers, the outstanding Company Common Stock and Bank Common Stock not owned by the Company will be converted into an aggregate number of shares (the "Total Shares") of common stock, no par value, of Whitney ("Whitney Common Stock") equal to the sum of $51,814,000 plus the Retained Net Income After Tax, as defined below, of the Company (the "Purchase Price"), divided by the average of the closing per share trading prices of Whitney Common Stock (adjusted appropriately for any stock split, stock dividend, recapitalization, reclassification or similar transaction that is effected, or for which a record date occurs) on the 40 trading days preceding the fifth trading day immediately prior to the effective date of the Company Merger (the "Average Market Price"), provided, however, that if the Average Market Price so determined is less than $30.00, than the divisor shall be $30.00, and if such Average Market Price is greater than $36.00, then the divisor shall be $36.00.

         "Retained Net Income After Tax" is defined as the consolidated retained net income of the Company for the period October 1, 1996 through the end of the calendar month immediately preceding the effective date of the Company Merger, as agreed to by Whitney and the Company, based on normal banking net income, less appropriate income taxes and dividends declared and/or paid and excluding any unusual or nonrecurring additions to net income such as reversals of loan loss or other valuation reserves and gains on the sale of investments or other assets. For the period October 1, 1996 through December 31, 1996, on an unaudited basis, the Company had Retained Net Income After Tax of approximately $162,244. This figure has not been reviewed by Whitney, and because the determination of Retained Net Income After Tax is dependent upon the facts as of the end of the month immediately preceding the effective date of the Mergers, it is not possible to estimate the amount of Retained Net Income After Tax, if any, with certainty at this time.

         Conversion  of Common  Stock.  By reason of the  Company  Merger,  each outstanding share of Company Common Stock (other than shares as to which dissenters' rights have been perfected and not withdrawn) will be converted into a number of shares of Whitney Common Stock equal to the quotient of (a) the Company Percentage (as defined below) of the Total Shares divided by (b) the total number of shares of Company Common Stock outstanding on the effective date of the Company Merger. By reason of the Bank Merger, each outstanding share of Bank Common Stock not owned by the Company (other than shares as to which dissenters' rights have been perfected and not withdrawn) will be converted into a number of shares of Whitney Common Stock equal to the quotient of (a) the Bank Percentage (as defined below) of the Total Shares divided by (b) the total number of shares of Bank Common Stock outstanding on the effective date of the Bank Merger. Shares of Company Common Stock and Bank Common Stock that are held by the Company or the Bank (other than shares held by the Bank in a fiduciary capacity other than for the Company) will not be considered outstanding and will be cancelled (and not converted) by virtue of the Mergers. As of ________________, 1997, there were outstanding 184,356 shares of Company Common Stock and 1,012 shares of Bank Common Stock not owned by the Company.

         The term "Bank  Percentage"  means the percentage  obtained by dividing
(a) the dollar amount obtained by multiplying (i) the Purchase Price, minus the book value of all assets of the Company other than the Bank Common Stock held by it, by (ii) the percentage of the outstanding shares of Bank Common Stock owned by persons other than the Company, by (b) the total Purchase Price. The book value of all assets of the Company other than the Bank Common Stock held by it was $5,946 as of December 31, 1996. The term "Company Percentage" means the result obtained by subtracting the Bank Percentage from 100%.

         The following table sets forth examples of the number of shares of Whitney Common Stock into which each share of Company Common Stock and Bank Common Stock would be converted on the effective date of the Mergers, assuming that the Average Market Price for Whitney Common Stock is as specified below. The table does not reflect any Retained Net Income After Tax, which would increase the number of shares of Whitney Common Stock in each case.


                                                 Total Number of
                                                    Shares of
               Assumed Average                       Whitney            Number of Whitney         Number of Whitney
       Market Price of Whitney Common              Common Stock            Shares Per              Shares Per Bank
                    Stock                          To Be Issued         Company Share(1)               Share(1)
    -------------------------------------       -----------------      ------------------
              $30.00(2)                             1,727,133               9.2667                     18.5316
                    33.00                           1,570,121               8.4243                     16.8478
               36.00(3)                             1,439,278               7.7223                     15.4437

--------------------------

   (1) Based on 184,356 shares of Company Common Stock and 1,012 shares of Bank Common Stock, the number of shares outstanding (and not owned by the Company), respectively, on _________________, 199__, and a book value of $5,946 for the assets of the Company other than Bank Common Stock as of such date. Due to fluctuations in such book value, in the trading prices of Whitney Common Stock and in the amount, if any, of Retained Net Income After Tax, the actual number of shares to be received by the Company's and the Bank's shareholders, respectively, cannot currently be determined.
   (2)  Minimum "Average Market Price" under the terms of the Plan of Merger.
   (3)  Maximum "Average Market Price" under the terms of the Plan of Merger.

                           -------------------------

        On _________________, 1997, the closing trading price for a share of Whitney Common Stock was $____________, and if such date had been the effective date of the Mergers, the Average Market Price would have been $---------.

        Inasmuch as the consideration to be paid by Whitney in the Mergers will be based on the "Average Market Price" of Whitney Common Stock as defined in the Plan of Merger, the actual value on the effective date of the Mergers of the shares to be received by the holders of Company Common Stock and Bank Common Stock may be more or less than the Average Market Price of those shares as calculated in accordance with the Plan of Merger.

        In lieu of issuing any fractional share of Whitney Common Stock, each shareholder of the Company or the Bank who would otherwise be entitled thereto will receive a cash payment (without interest) equal to such fractional share multiplied by the Average Market Price.

        See "The Plan of Merger - Description of the Plan of Merger" and "The Plan of Merger - Description of the Plan of Merger -- Conversion of Common Stock."

        For information regarding restrictions on the transfer of Whitney Common Stock received pursuant to the Plan of Merger applicable to certain of the Company's and the Bank's shareholders, see "Status Under Federal Securities Laws; Certain Restrictions on Resales."

        Exchange of Certificates. Upon consummation of the Mergers, a letter of transmittal, together with instructions for the exchange of certificates representing shares of Company or Bank Common Stock for certificates representing shares of Whitney Common Stock, will be mailed to each person who was a shareholder of record of the Company or the Bank on the effective date of the Mergers. Shareholders are requested not to send in their stock certificates until they have received a letter of transmittal and further written instructions.

        Shareholders of the Company or the Bank who cannot locate their stock certificates are urged to contact promptly:

                                Mr. W. R. Allison
            Merchants Bancshares, Inc./Merchants Bank & Trust Company
                                1300 25th Avenue
                           Gulfport, Mississippi 39501
                                 (601) 864-7332

A new stock certificate will be issued to replace the lost certificate(s) only upon execution by the shareholder of an affidavit certifying that his certificate(s) cannot be located and containing an agreement to indemnify the Company, the Bank and Whitney against any claim that may be made against the Company, the Bank or Whitney by the owner of the certificate(s) alleged to have been lost or destroyed. The Company, the Bank or Whitney may also require the shareholder to post a bond in such sum as is sufficient to support the shareholder's agreement to indemnify the Company, the Bank and Whitney. See "The Plan of Merger - Description of the Plan of Merger -- Exchange of Certificates."

        Regulatory Approvals and Other Conditions to Consummation of the Mergers. In addition to approval by the shareholders of the Company and the Bank, consummation of the Mergers is conditioned upon, among other things, (i) the accuracy on the date of closing of the representations and warranties, and the compliance with covenants, made in the Plan of Merger by each party, and the absence of any material adverse change in the financial condition, results of operations, business or prospects of the other party's consolidated group, (ii) the receipt by Whitney and WNB- Mississippi of required regulatory approvals,
(iii) the receipt by Whitney of assurances that the Mergers may be accounted for as a pooling-of-interests, (iv) the receipt by Whitney and the Company of opinions as to the qualification of the Mergers as a tax-free reorganization under applicable law and (v) certain other conditions customary for agreements of this sort. The parties intend to consummate the Mergers as soon as practicable after all of the conditions to the Mergers have been met or waived.

         On January 14, 1997, Whitney filed an application seeking approval of the Bank Merger and an interim bank charter for WNB-Mississippi from the Office of the Comptroller of the Currency (the "Comptroller"). Whitney has also filed applications with the Board of Governors of the Federal Reserve System (the "Reserve Board") and the Mississippi Department of Banking and Consumer Finance seeking approval of the Company Merger and with the Reserve Board and the Federal Deposit Insurance Corporation in connection with the formation of WNB-Mississippi. There can be no assurance that these approvals will be obtained prior to the Meetings, or that this or the other conditions to consummation of the Mergers will be satisfied by such date or at all. See "The Plan of Merger - Description of the Plan of Merger -- Regulatory Approvals and Other Conditions of the Mergers."

        Waiver, Amendment and Termination. The Plan of Merger provides that each of the parties to the Plan of Merger may waive any of the conditions to its obligation to consummate the Mergers other than approval by the shareholders of the Company and the Bank, the absence of a stop order suspending the effectiveness of the Registration Statement of which this Proxy Statement-Prospectus forms a part, the receipt of all necessary regulatory approvals, and the satisfaction of all requirements prescribed by law for consummation of the Mergers.

        The Plan of Merger may be amended, at any time before or after its approval by the shareholders of the Company and the Bank, by the mutual agreement of the Boards of Directors of the parties to the Plan of Merger; provided that, under the Louisiana Business Corporation Law any amendment made subsequent to shareholder approval of the Company Merger may not alter the amount or type of shares into which the Company Common Stock will be converted, alter any term of the Articles of Incorporation of Whitney as the surviving entity in the Company Merger, or alter any term or condition of the Plan of Merger in a manner that would adversely affect any shareholder of the Company.

        The Plan of Merger may be terminated at any time prior to the effective date (i) by the mutual consent of Whitney and the Company; (ii) by either Whitney or the Company in the event of a breach by any member of the other's consolidated group of any representation, warranty or covenant in the Plan of Merger that cannot be cured by the earlier of 15 days after written notice of such breach or June 30, 1997; (iii) by either Whitney or the Company if the Mergers have not occurred by June 30, 1997; (iv) by Whitney if the number of shares of Company and Bank Common Stock as to which the holders thereof are, on the effective date, legally entitled to assert dissenting shareholders rights plus the number of shares to which the holders thereof are entitled to receive cash payments in lieu of fractional shares, exceeds that number of shares of Company and Bank Common Stock that would preclude pooling-of-interests accounting for the Mergers (i.e., if, after the Meetings, more than 10% of the Company and Bank Common Stock would be subject to exchange for cash rather than Whitney Common Stock as the result of holders exercising dissenters' rights or receiving cash in lieu of fractional shares);
(v) by the Company if the Company receives a written offer with respect to another acquisition transaction and the Board of Directors of the Company determines in good faith, after consultation with its financial advisers and counsel, that such transaction is more favorable to the Company's shareholders than the transactions contemplated by the Plan of Merger; or (vi) on the basis of certain other grounds specified in the Plan of Merger. The Plan of Merger provides for a termination fee of $2,500,000 payable to Whitney if the Company terminates the Plan of Merger under the circumstances described in clause (v) of the preceding sentence. See "The Plan of Merger - Description of the Plan of Merger -- Waiver, Amendment and Termination."

Accounting Treatment

        Whitney intends to account for the Mergers as a pooling of interests, and it is a condition to Whitney's obligation to consummate the Mergers that (i) it receive certain assurances from the Company's independent public accountants that the Mergers may be accounted for as a pooling of interests and (ii) neither Whitney's independent public accountants nor the Commission shall have taken the position that the transactions contemplated by the Plan of Merger do not qualify for pooling-of-interests accounting treatment. See "The Plan of Merger - Accounting Treatment."

Certain Federal Income Tax Consequences

        Consummation of the Mergers is conditioned upon receipt by Whitney and the Company of an opinion from Arthur Andersen LLP to the effect that, among other things, each of the Mergers will qualify as a tax-free reorganization under applicable law and that each Company or Bank shareholder who receives Whitney Common Stock pursuant to the Mergers will not recognize gain or loss except with respect to the receipt of cash (i) in lieu of fractional shares of Whitney Common Stock or (ii) pursuant to the exercise of dissenters' rights. Because of the complexity of the tax laws, each shareholder should consult his tax advisor concerning the applicable federal, state and local income tax consequences of the Mergers. See "Certain Federal Income Tax Consequences."

Dissenters' Rights

        Shareholders of the Company and minority shareholders of the Bank who perfect dissenters' rights will not receive Whitney Common Stock but will instead be entitled to receive the fair cash value of their shares of Company Common Stock, as determined under Article 13 of the Mississippi Business Corporation Act (in the case of the Company), or the value of their shares of Bank Common Stock in cash, as determined under 12 U.S.C. ss.215a (in the case of the Bank). Failure to comply with statutory procedures in the exercise of dissenters' rights will nullify such rights. See "Dissenters' Rights."

Interests of Certain Persons

        The executive officers and members of the Boards of Directors of the Company and the Bank have interests in the Mergers that are in addition to their interest as shareholders of the Company. These interests include, among others, payments and other benefits to be received by one of the Bank's executive officers pursuant to an agreement with the Bank; Whitney's agreement to appoint one of the Company's directors to Whitney's Board of Directors; the continued employment of certain executive officers by Whitney after the effective date of the Mergers; Whitney's agreement to assume the premium payment obligations under life insurance policies insuring the lives of certain executive officers; and provisions in the Plan of Merger relating to indemnification of directors and officers of the Company and the Bank and continuation of directors and officers liability insurance. A director of the Company currently receives (and will continue to receive after the Mergers) rent payments on three of the Bank's offices totalling approximately $135,000 per year. See "The Plan of Merger - Interests of Certain Persons."

Market Prices

        On November 13, 1996, the last trading day preceding the date that Whitney and the Company publicly announced that they had entered into the Plan of Merger, the closing sales price for a share of Whitney Common Stock, as quoted on the NASDAQ National Market System, was $33.00. No assurance can be given as to the market price of Whitney Common Stock on the effective date of the Company Merger. On _______________, 1997, the closing sales price for a share of Whitney Common Stock was $_________, and if such date had been the effective date of the Mergers, the Average Market Price would have been $_________.

        Neither the Company Common Stock nor the Bank Common Stock is traded on any exchange, and there is no established public trading market for such stock. There are no bid or asked prices available for Company or Bank Common Stock. Other than trades of 550 shares in January 1996 at $91 per share, 30 shares in February 1996 at $95 per share and 332 shares in May 1996 at $90 per share (all in Company Common Stock), neither the Company nor the Bank is aware of any transactions in Company or Bank Common Stock since January 1, 1994. No assurance can be given that these trades were effected on an arm's-length basis. See "Information About the Company and the Bank Market Prices and Dividends."

Comparative Rights of Shareholders

        If the Mergers are consummated, shareholders of the Company and minority shareholders of the Bank, other than those exercising dissenters' rights, will become shareholders of Whitney, and their rights will be governed by and be subject to Whitney's Articles of Incorporation and Bylaws rather than those of the Company and the Bank. Whitney's Articles of Incorporation contain provisions that are different from those of the Company and the Bank, some of which may have the effect of discouraging a third party from seeking to obtain control of Whitney in a transaction not approved by Whitney's Board of Directors. See "Comparative Rights of Shareholders."

Selected Financial Data of the Company

        The following selected financial data with respect to each of the fiscal years in the five-year period ended December 31, 1995 have been derived from the Company's audited consolidated financial statements. The selected financial data for the nine months ended September 30, 1996 and 1995 have been derived from the Company's unaudited financial statements, which, in the opinion of the Company's management, reflect all adjustments that are necessary for a fair presentation of the results of operations for the interim periods presented. The results of operations for the nine-month period ended September 30, 1996 are not necessarily indicative of the results to be expected for the entire year. The information set forth below should be read in conjunction with the Company's consolidated financial statements and notes thereto appearing elsewhere in this Proxy Statement-Prospectus.

                                             Nine months ended
                                               September 30                        Years ended December 31,
                                           --------------------    --------------------------------------------------------
                                             1996        1995        1995        1994        1993        1992        1991
                                           --------    --------    --------    --------    --------    --------     -------
                (In thousands, except per share data, unaudited)

Average Balance Sheet Data:
   Total assets........................    $194,819    $195,113    $194,143    $200,865    $174,893    $151,243    $130,254
   Total earning assets................     176,385     176,749     175,949     180,575     154,980     142,761     117,798
   Total loans.........................      79,966      73,676      74,616      67,178      61,064      58,064      55,872
   Total investment in securities......      77,984      91,765      88,984      92,499      84,877      72,397      54,363
   Interest bearing deposits...........     145,599     147,902     147,088     147,968     130,936     121,148      99,456
   Noninterest bearing deposits........      31,620      30,715      30,531      37,618      29,789      17,407      18,920
   Shareholders' equity................      16,600      15,511      15,634      14,477      13,366      11,932      11,090

Income Statement Data:
   Total interest income...............      $9,926      $9,746     $12,994      $12,404    $11,542     $11,136     $10,957
   Net interest income.................       5,801       5,457       7,247        7,535      7,210       6,375       5,122
   Provision for possible loan losses..         275         335         420          576        397         472         582
   Non-interest income.................       1,931       1,577       2,432        1,972      1,743       1,716       1,660
   Non-interest expense................       5,456       4,855       6,920        6,684      5,556       5,265       4,901
   Net income..........................       1,355       1,228       1,569        1,442      2,007       1,587         954

Per Share Data:
   Primary earnings per share..........       $7.35       $6.67       $8.52        $7.84     $10.91       $8.64       $5.20
   Fully diluted earnings per share....        7.35        6.67        8.52         7.84      10.91        8.64        5.20
   Cash dividends per share............        1.95        1.50        2.50         2.50       2.20        3.20        4.00
   Book value per share, end of period.       92.70       86.45       87.30        81.29      75.95       67.25       61.45

Key Ratios:
   Net income as a percent of
     average assets....................         .93%        .84%        .81%        .72%      1.15%       1.05%        .74%
   Net income as a percent of
     average equity....................       10.89%      10.56%      10.04%       9.97%     15.02%      13.31%       8.61%
   Net interest margin.................        4.39%       4.12%       4.12%       4.17%      4.65%       4.47%       4.35%
   Allowance for loan losses as
     a percent of loans and leases
     at period end.....................        1.32%       1.46%       1.39%       1.58%      1.41%       1.42%       1.23%
   Average equity as a percent
     of average total assets...........        8.53%       7.95%       8.06%       7.21%      7.65%       7.89%       8.52%
   Dividend payout ratio...............       26.54%      22.49%      29.92%      31.89%     20.17%      32.41%      38.47%

Selected Financial Data of Whitney

         The following selected financial data with respect to each of the fiscal years in the five-year period ended December 31, 1995 and for the nine months ended September 30, 1996 and 1995 have been derived from the consolidated financial statements of Whitney's consolidated group and should be read in conjunction with the information concerning Whitney that has been incorporated by reference in this Proxy Statement-Prospectus. The selected financial data for the nine months ended September 30, 1996 and 1995 have been derived from Whitney's unaudited financial statements, which, in the opinion of Whitney's management, reflect all adjustments that are necessary for a fair presentation of the results of operations for the interim periods presented. The results of operations for the nine-month period ended September 30, 1996 are not necessarily indicative of the results to be expected for the entire year. Selected financial data for the years 1991 through 1995 have been restated to reflect the merger, effective March 8, 1996, of First Citizens Bankstock, Inc.
into Whitney (the "Citizens Acquisition"), which was accounted for as a pooling-of-interests. On January 16, 1997, Whitney announced 1996 annual earnings of $40.6 million, or $2.26 per share, with fourth quarter 1996 earnings of $11.1 million, or $0.61 per share, in each case after the recognition of non-recurring merger-related expenses (net of tax) of $3.45 million and $1.17 million, respectively.

                                        Nine months ended
                                          September 30,                            Years ended December 31,
                                    ------------------------  -----------------------------------------------------------------
                                        1996         1995         1995         1994          1993         1992         1991
                                    -----------  -----------  -----------   -----------  -----------  ------------  -----------
                (In thousands, except per share data, unaudited)

Average Balance Sheet Data:
  Total assets....................   $3,443,521   $3,161,339    $3,188,930   $3,182,674   $3,117,512    $3,061,976   $3,031,841
  Total earning assets............    3,123,305    2,855,426     2,880,631    2,877,898    2,817,526     2,761,104    2,717,010
  Total loans.....................    1,661,418    1,271,942     1,321,533    1,096,672    1,056,679     1,225,546    1,450,497
  Total investment in securities..    1,437,898    1,525,965     1,505,492    1,704,687    1,637,619     1,362,006    1,096,086
  Interest bearing deposits.......    1,886,518    1,807,628     1,813,093    1,860,866    1,855,153     1,871,189    1,858,429
  Noninterest bearing deposits....      821,231      805,557       811,616      792,448      765,457       723,932      681,233
  Shareholders' equity............      374,715      335,803       339,145      298,142      239,663       193,280      184,530

Income Statement Data:
  Total interest income...........     $172,907     $156,228      $213,295     $192,750     $186,105      $195,079     $223,303
  Net interest income.............      109,294      103,625       141,428      135,247      131,424       122,321      107,314
  Provision for (reduction in)
    reserve for possible loan losses          -       (9,750)       (9,400)     (26,004)     (59,625)        4,415       46,692
  Non-interest income.............       27,232       25,083        33,205       34,175       33,216        29,557       28,341
  Non-interest expense............      (95,030)     (88,620)     (119,481)    (112,394)    (108,237)     (120,615)    (112,303)
  Net income (loss)...............       28,512       34,073        44,349       56,198       79,228        22,415       (3,181)

Per Share Data:
  Primary earnings (loss) per
     share........................      $  1.66       $ 2.02       $  2.61      $  3.39      $  4.81       $  1.37       $(0.19)
  Fully diluted earnings (loss)
    per share.....................         1.66         2.00          2.60         3.39         4.81          1.37        (0.19)
  Cash dividends per share........         0.72         0.56          0.77         0.60         0.41          0.09         0.02
  Book value per share, end of
    period........................        22.40        21.08         21.69        19.29        17.07         12.46        11.17

Key Ratios:
  Net income (loss) as a percent
     of average assets............         1.10%        1.44%         1.39%        1.77%        2.54%        0.73%       (0.10%)
  Net income (loss) as a percent
    of average equity.............        10.14%       13.53%        13.08%       18.85%       33.06%       11.60%       (1.72%)
  Net interest margin.............         4.81%        4.99%         5.05%        4.85%        4.79%        4.54%         4.06%
  Allowance for loan losses as
    a percent of loans and leases
    at period end.................         2.41%        2.58%         2.48%        3.06%        4.28%        8.74%         7.94%
  Average equity as a percent
    of average total assets.......        10.88%       10.62%        10.63%        9.37%        7.69%        6.31%         6.09%
  Dividend payout ratio...........        43.37%       28.00%        29.50%       17.70%        8.52%        6.57%            -

Comparative Per Share Data

         The following  table  presents  certain  information  for Whitney,  the
Company  and  the  Bank on an  historical,  unaudited  pro  forma  combined  and unaudited pro forma equivalent basis. The unaudited pro forma combined information is based upon the historical financial condition and results of operations of Whitney, the Company and the Bank and adjustments directly attributable to the Plan of Merger based on estimates derived from information currently available. This information does not purport to be indicative of the results that would actually have been obtained if the Mergers had been consummated on the date or for the periods indicated below, or the results that may be obtained in the future. Whitney expects to account for the Mergers using the pooling-of-interests method applied in accordance with generally accepted accounting principles. Historical Whitney amounts for 1995 and prior periods have been restated to reflect the Citizens Acquisition. See "- Selected Financial Data of Whitney."

                                                       Historical
                                             ---------------------------------    Pro Forma        Company          Bank
                                             Whitney    Company       Bank       Combined(1)(2)   Equivalent(3)  Equivalent(4)
                                             --------   -------    ---------     -------------    ------------   ------------
Earnings per common share:
Years ended:
    December 31, 1995.................       $ 2.61     $  8.52    $  17.08          $2.48          $20.89         $41.78
    December 31, 1994.................       $ 3.39     $  7.84    $  17.51          $3.18          $26.79         $53.58
    December 31, 1993.................       $ 4.81     $ 10.91    $  21.87          $4.51          $38.00         $75.98
Nine months ended September 30, 1996         $ 1.66     $  7.35    $  14.75          $1.60          $13.48         $26.96

Dividends declared per common share:

Years ended:
    December 31, 1995.................       $ 0.77     $  2.50    $   5.03          $0.73           $6.15         $12.30
    December 31, 1994.................       $ 0.60     $  2.50    $   5.04          $0.57           $4.80          $9.60
    December 31, 1993.................       $ 0.41     $  2.20    $   4.40          $0.40           $3.37          $6.74
Nine months ended September 30, 1996         $ 0.72     $  1.95    $   3.95          $0.68           $5.73         $11.46

Book value per common share:

As of September 30, 1996..............       $22.40     $ 92.70    $ 185.33         $21.48         $180.95        $361.89
As of December 31, 1995...............       $21.69     $ 87.30    $ 174.54         $20.55         $173.11        $346.22

(1) Assumes an Average Market Price of Whitney Common Stock of $33.00, no Retained Net Income After Tax included in the Purchase Price, and the issuance of 1,570,121 shares of Whitney Common Stock to effect the Mergers, including 17,050 shares of Whitney Common Stock issued to the shareholders of the Bank, other than the Company, in the Bank Merger.
(2)      Includes the pro forma combined operations of Whitney and the Company.
(3) The Company Equivalent is calculated by multiplying the amount in the pro forma combined column by an exchange ratio of 8.4243 at the assumed Average Market Price of $33.00 and no Retained Net Income After Tax included in the Purchase Price.
(4) The Bank Equivalent is calculated by multiplying the amount in the pro forma combined column by an exchange ratio of 16.8478 at the assumed Average Market Price of $33.00 and no Retained Net Income After Tax included in the Purchase Price.

         In October 1996 Whitney completed mergers with Liberty Holding Company, its majority-owned subsidiary, Liberty Bank, and American Bank and Trust, all of Pensacola, Florida. Whitney has also entered into a definitive agreement to acquire First National Bankshares, Inc. and its subsidiary, First National Bank of Houma. It is intended that these transactions will be accounted for as poolings of interests, but they are not considered material to Whitney for purposes of presenting pro forma financial information. Therefore, information regarding these transactions is not included in the foregoing table, and Whitney historical amounts have not been restated to reflect the completed acquisitions. See "Unaudited Pro Forma Condensed Combined Financial Information.

                                  THE MEETINGS


General

         This Proxy Statement-Prospectus is furnished to shareholders of Merchants Bancshares, Inc. (the "Company") and to shareholders of Merchants Bank & Trust Company (the "Bank") in connection with the solicitation of proxies on behalf of their respective Board of Directors for use at a special meeting of shareholders of the Company (the "Company Meeting") and a special meeting of shareholders of the Bank (the "Bank Meeting," and together with the Company Meeting, the "Meetings") to be held on the date and at the time and place specified in the accompanying Notices of Special Meeting of Shareholders, or any adjournments thereof.

         The Company and Whitney Holding Corporation ("Whitney") have each supplied all information included herein with respect to it and its consolidated subsidiaries. The Company and its subsidiary are sometimes collectively referred to herein as "the Company's consolidated group" and Whitney and its subsidiaries are sometimes collectively referred to herein as "Whitney's consolidated group."

Purpose of the Meetings

         The purpose of the Meetings is to consider and vote upon a proposal to approve an Agreement and Plan of Merger dated November 14, 1996 between Whitney and its newly-formed, wholly-owned banking subsidiary Whitney National Bank of Mississippi ("WNB-Mississippi"), on the one hand, and the Company and the Bank, on the other hand, a related Joint Agreement of Merger between Whitney and the Company (the "Company Merger Agreement"), and a related Agreement of Merger between WNB-Mississippi and the Bank (the "Bank Merger Agreement" and, together with the Agreement and Plan of Merger and the Company Merger Agreement, the "Plan of Merger"). Pursuant to the Plan of Merger, the Company will merge into Whitney (the "Company Merger"), and the Bank will merge into WNB- Mississippi (the "Bank Merger," and, together with the Company Merger, collectively, the "Mergers"). In consideration of the Mergers, each outstanding share of common stock, $5.00 par value, of the Company ("Company Common Stock") and common stock, $5.00 par value, of the Bank ("Bank Common Stock") not owned by the Company will be converted into a number of shares of common stock, no par value, of Whitney ("Whitney Common Stock") as described under the heading captioned "The Plan of Merger - Description of the Plan of Merger -- Conversion of Common Stock."

Shares Entitled to Vote; Quorum; Vote Required

         Only holders of record of Company Common Stock and Bank Common Stock at the close of business on _________________, 1997 are entitled to notice of and to vote at the respective Meeting. On that date there were 184,356 shares of Company Common Stock and 93,190 shares of Bank Common Stock outstanding, each of which is each entitled to one vote on each matter properly brought before the respective Meetings.

         With respect to consideration of the Plan of Merger and any other matter properly brought before each Meeting, the presence at the Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Company Common Stock or Bank Common Stock, as the case may be, is necessary to constitute a quorum. The Plan of Merger must be approved by the affirmative vote of the holders of at least two-thirds of the outstanding shares of Company Common Stock entitled to vote at the Company Meeting and by the affirmative vote of the holders of at least two-thirds of the outstanding shares of Bank Common Stock entitled to vote at the Bank Meeting. Abstentions and broker non- votes will have the effect of votes against the Plan of Merger but will cause a shareholder otherwise entitled to dissenters' rights to forfeit any claim to such rights. Broker non-votes will be counted for purposes of determining the presence of a quorum.

         Directors and executive officers of the Company beneficially owning an aggregate of 104,390 shares, or approximately 56.6% of the outstanding Company Common Stock, have agreed, subject to certain conditions, to vote their shares in favor of the Plan of Merger at the Company Meeting. The Company, as the holder of approximately 98.91% of the outstanding shares of Bank Common Stock, has agreed, subject to approval of the Plan of Merger by the shareholders of the Company, to vote in favor of the Plan of Merger at the Bank Meeting.

         Louisiana law does not require that shareholders of Whitney approve the Plan of Merger. Whitney, as the sole shareholder of WNB-Mississippi, must approve the Bank Merger Agreement.

Solicitation, Voting and Revocation of Proxies

         Forms of proxy for use at the Meetings accompany this Proxy Statement-Prospectus and will permit each holder of record of Company Common Stock and Bank Common Stock, as the case may be, on the record date for the Meetings to vote the shares held by him at the appropriate Meeting. A shareholder may use a proxy whether or not he intends to attend either Meeting in person. Duly executed proxies will authorize the persons named therein to vote on all other matters that properly come before the Company Meeting and the Bank Meeting, as applicable, or any adjournments or postponements thereof. Where a shareholder specifies his choice on the proxy with respect to the proposal to approve the Plan of Merger, the shares represented by the proxy will be voted in accordance with such specification. If no such specification is made, the shares will be voted in favor of the Plan of Merger. If a Company shareholder returns a proxy and does not specify on the proxy an instruction to vote against the Plan of Merger, he will not be able to exercise dissenters' rights with respect to the Company Merger unless he revokes that proxy and gives written notice to the Company at or prior to the Company Meeting of his intent to demand payment for his shares if the Company Merger is effectuated. If a Bank shareholder returns a proxy and does not specify on the proxy an instruction to vote against the Plan of Merger, he will not be able to exercise dissenters' rights with respect to the Bank Merger unless he either attends the Bank Meeting in person and votes against the Plan of Merger or gives written notice at or prior to the Bank Meeting to the presiding officer that he dissents from the Plan of Merger. See "Dissenters' Rights." A proxy may be revoked by (i) giving written notice of revocation at any time before its exercise to the Secretary of the Company or the Bank, as the case may be, or (ii) executing and delivering to the Secretary at any time before its exercise a later dated proxy. In addition, shareholders who attend either Meeting may revoke their proxies by voting in person.

         In addition to soliciting proxies by mail, directors, officers and employees of the Company and the Bank, without receiving additional compensation therefor, may solicit proxies by telephone and in person. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares of Company and Bank Common Stock, and the Company will reimburse such parties for reasonable out-of-pocket expenses incurred in connection therewith. The Bank will pay the cost of soliciting proxies.

                               THE PLAN OF MERGER

General

         The transactions contemplated by the Plan of Merger are to be effected in accordance with the terms and conditions set forth in the Plan of Merger, which is incorporated herein by reference. The following brief description does not purport to be complete and is qualified in its entirety by reference to the Plan of Merger, a copy of which is attached hereto as Appendix A.

         The ultimate result of the transactions contemplated by the Plan of Merger will be that the business, properties, debts and liabilities of the Company will become the business, properties, debts and liabilities of Whitney; the business, properties, debts and liabilities of the Bank will become the business, properties, debts and liabilities of WNB- Mississippi; and the shareholders of the Company and the minority shareholders of the Bank will become shareholders of Whitney. The steps taken to achieve this result involve the following transactions: (i) the Company will merge into Whitney and the separate existence of the Company will cease; (ii) the Bank will merge into WNB-Mississippi and the separate existence of the Bank will cease and (iii) shareholders of the Company and the Bank will receive the consideration described below under the heading captioned " - Description of the Plan of Merger -- Conversion of Common Stock."

Background

         In September 1996 representatives of Whitney called the Company's management to inquire about arranging a meeting to discuss the possibility and interest of the Company in a merger with Whitney. Certain members of the Company's and the Bank's management met with representatives of Whitney at that time and discussed the philosophies and future of Whitney, the Company and the Bank. In late September, representatives of Whitney requested a second meeting with Company management. At this point, the Company engaged legal counsel to assist in such discussions. At the second meeting, the Company's management and legal counsel met with representatives of Whitney and discussed potential terms of the Mergers.

         On October 10, 1996, the Company's and the Bank's Boards of Directors met and discussed Whitney's interest in acquiring the Company. The Boards voted to pursue the negotiations with Whitney and established a committee to further negotiate the terms of the merger with Whitney on behalf of the Boards.

         The committee, consisting of W. R. Allison, Guy C. Billups, Jr. and Guy
C. Billups, III, along with legal counsel negotiated the terms of the merger with Whitney and presented the Plan of Merger to the Boards of Directors of the Company and the Bank on November 14, 1996. The Boards voted unanimously in favor of the Plan of Merger.

Reasons for the Plan of Merger

         General. The financial and other terms of the Plan of Merger are the result of arm's-length negotiations between representatives of the Company, the Bank and Whitney. Determination of the consideration to be received by shareholders of the Company and the Bank was based upon many factors considered by the Boards of Directors of Whitney, the Company and the Bank, including the comparative financial condition, historical results of operations, current business and future prospects of Whitney, the Company and the Bank, the market price and historical earnings per share of the Whitney Common Stock, and the desirability of combining the financial and managerial resources of Whitney and the Company to pursue consumer and commercial banking business in the markets currently served by the Bank.

         Whitney. Whitney's business strategy includes expansion eastward along the Interstate 10 corridor to Panama City, Florida. One component of this strategy is the development of a significant banking presence on the Mississippi Gulf Coast. Because the Bank is located in Gulfport, Mississippi, with 13 branches located on the Mississippi Gulf Coast from Bay St. Louis near the Louisiana border to Biloxi near Alabama, Whitney's management identified the Bank as an institution that fit well in its eastward expansion strategy. The acquisition of the Company and the Bank would complement Whitney's currently existing presence in Louisiana to the west and in Alabama and Florida to the east.

         In deciding to pursue an acquisition of the Company and the Bank, Whitney's management and the Executive Committee of Whitney's Board of Directors noted, among other things, (i) the Bank's existing 13-branch network, (ii) its well-developed retail customer base and good reputation in the small business market and (iii) a determination that Whitney and the Company and the Bank had compatible operating and business philosophies.

         The Company and the Bank. In reaching their decision to enter into the Plan of Merger, the Boards of Directors of the Company and the Bank concluded that the Plan of Merger was in the best interests of the Company and the Bank and their shareholders because it would permit the shareholders to exchange on a favorable terms their ownership interest in the Company and the Bank for participation in the ownership of a regional banking organization operating on a multi-state basis. The Boards of Directors also concluded that the shareholders of the Company and the Bank would benefit additionally from the Mergers in that they would attain greater liquidity in their investments by obtaining shares of stock of a corporation whose securities are more widely held and significantly more actively traded.

         The Boards of Directors considered a number of factors, including the market for the Bank's services and the competitive pressures existing in the Bank's market area, the outlook for the Bank in the financial institutions industry, the fact that the Whitney Common Stock to be received pursuant to the Plan of Merger will be included for quotation on the NASDAQ National Market and should provide the Company's and the Bank's shareholders with liquidity that is currently unavailable to them, recent changes in the regulatory environment that will result in the Bank facing
                                        3
additional competitive pressures in its market area from other financial institutions with greater financial resources capable of offering a broad array of financial services, and the ability to offer additional products and services to the Bank's customers. However, the most significant factor in reaching their decision was the price to be received by the Company's and the Bank's shareholders and the substantial premium that such price represented over recent sales prices of the Company Common Stock and the book value of the Company and the Bank Common Stock. More specifically, the limited recent sales prices of Company Common Stock of which management is aware have ranged from a high of $95 to a low of $90 from 1993 to the present. The price offered per share of Company Common Stock pursuant to the Plan of Merger equals approximately three times book value of the Company and Bank Common Stock, or approximately $278 per share of Company Common Stock and approximately $556 per share of Bank Common Stock not owned by the Company. In view of this substantial premium, the Boards determined that it was not necessary or cost-effective to engage a financial advisor to render an opinion as to the fairness, from a financial point of view, of the consideration to be received by Company and Bank shareholders in the Mergers.

         The discussion of the information and factors considered and given weight by the Boards of Directors of the Company and the Bank is not intended to be exhaustive. In view of the variety of factors considered in connection with their evaluation of the Plan of Merger, the Boards did not quantify or otherwise assign relative weights to the specific factors considered in reaching their determination. In addition, individual members of the Boards may have given different weights to different factors.

Recommendation of the Company's and the Bank's Boards of Directors

         THE BOARDS OF DIRECTORS OF THE COMPANY AND THE BANK HAVE UNANIMOUSLY APPROVED THE PLAN OF MERGER AND UNANIMOUSLY RECOMMEND THAT THE COMPANY'S AND THE BANK'S SHAREHOLDERS VOTE FOR APPROVAL OF THE PLAN OF MERGER.

Description of the Plan of Merger

         General. Pursuant to the Plan of Merger, if all conditions are satisfied or waived, on the effective date of the Mergers the Company will be merged into Whitney, and the separate existence of the Company will cease, and the Bank will be merged into WNB-Mississippi, and the separate existence of the Bank will cease. In consideration of the Mergers, the outstanding Company Common Stock and Bank Common Stock not owned by the Company will be converted into an aggregate number of shares of Whitney Common Stock (the "Total Shares") equal to the sum of $51,814,000 plus the Retained Net Income After Tax, as defined below, of the Company (the "Purchase Price"), divided by the average of the closing per share trading prices of Whitney Common Stock (adjusted appropriately for any stock split, stock dividend, recapitalization, reclassification or similar transaction that is effected, or for which a record date occurs) on the 40 trading days preceding the fifth trading day immediately prior to the effective date of the Company Merger (the "Average Market Price"), provided, however, that if the Average Market Price so determined is less than $30.00, than the divisor shall be $30.00, and if such Average Market Price is greater than $36.00, then the divisor shall be $36.00.

         "Retained Net Income After Tax" is defined as the consolidated retained net income of the Company for the period October 1, 1996 through the end of the calendar month immediately preceding the effective date of the Company Merger, as agreed to by Whitney and the Company, based on normal banking net income, less appropriate income taxes and dividends declared and/or paid and excluding any unusual or nonrecurring additions to net income such as reversals of loan loss or other valuation reserves and gains on the sale of investments or other assets. For the period October 1, 1996 through December 31, 1996, on an unaudited basis, the Company had Retained Net Income After Tax of approximately $162,244. This figure has not been reviewed by Whitney, and because the determination of Retained Net Income After Tax is dependent upon the facts as of the end of the month immediately preceding the effective date of the Mergers, it is not possible to estimate the amount of Retained Net Income After Tax, if any, with certainty at this time.

         Conversion of Common Stock. By reason of the Company Merger, each outstanding share of Company Common Stock (other than shares as to which dissenters' rights have been perfected and not withdrawn) will be converted into a number of shares of Whitney Common Stock equal to the quotient of (a) the Company Percentage (as defined below) of the Total Shares divided by (b) the total number of shares of Company Common Stock outstanding on the effective date of the Company Merger. By reason of the Bank Merger, each outstanding share of Bank Common Stock not owned by the Company (other than shares as to which dissenters' rights have been perfected and not withdrawn) will be converted into a number of shares of Whitney Common Stock equal to the quotient of (a) the Bank Percentage (as defined below) of the Total Shares divided by (b) the total number of shares of Bank Common Stock outstanding on the effective date of the Bank Merger. Shares of Company Common Stock and Bank Common Stock that are held by the Company or the Bank (other than shares held by the Bank in a fiduciary capacity other than for the Company) will not be considered outstanding and will be cancelled (and not converted) by virtue of the Mergers. As of ________________, 1997, there were outstanding 184,356 shares of Company Common Stock and 1,012 shares of Bank Common Stock not owned by the Company.

         The term "Bank  Percentage"  means the percentage  obtained by dividing
(a) the dollar amount obtained by multiplying (i) the Purchase Price, minus the book value of all assets of the Company other than the Bank Common Stock held by it, by (ii) the percentage of the outstanding shares of Bank Common Stock owned by persons other than the Company, by (b) the total Purchase Price. The book value of all assets of the Company other than the Bank Common Stock held by it was $5,946 as of December 31, 1996. The term "Company Percentage" means the result obtained by subtracting the Bank Percentage from 100%.

         The following table sets forth examples of the number of shares of Whitney Common Stock into which each share of Company Common Stock and Bank Common Stock would be converted on the effective date of the Mergers, assuming that the Average Market Price for Whitney Common Stock is as specified below. The table does not reflect any Retained Net Income After Tax, which would increase the number of shares of Whitney Common Stock in each case.

                                                 Total Number of
                                                    Shares of
               Assumed Average                       Whitney            Number of Whitney         Number of Whitney
       Market Price of Whitney Common              Common Stock            Shares Per              Shares Per Bank
                    Stock                          To Be Issued         Company Share(1)               Share(1)
       ------------------------------            --------------         -----------------         -----------------
                  $30.00(2)                         1,727,133               9.2667                     18.5316
                   33.00                            1,570,121               8.4243                     16.8478
                   36.00(3)                         1,439,278               7.7223                     15.4437

   (1) Based on 184,356 shares of Company Common Stock and 1,012 shares of Bank Common Stock, the number of shares outstanding (and not owned by the Company), respectively, on _________________, 199__, and a book value of $5,946 for the assets of the Company other than Bank Common Stock as of such date. Due to fluctuations in such book value, in the trading prices of Whitney Common Stock and in the amount, if any, of Retained Net Income After Tax, the actual number of shares to be received by the Company's and the Bank's shareholders, respectively, cannot currently be determined.
   (2)  Minimum "Average Market Price" under the terms of the Plan of Merger.
   (3)  Maximum "Average Market Price" under the terms of the Plan of Merger.

        On _________________, 1997, the closing trading price for a share of Whitney Common Stock was $____________, and if such date had been the effective date of the Mergers, the Average Market Price would have been $---------.

        Inasmuch as the consideration to be paid by Whitney in the Mergers will be based on the "Average Market Price" of Whitney Common Stock as defined in the Plan of Merger, the actual value on the effective date of the Mergers of the shares to be received by the holders of Company Common Stock and Bank Common Stock may be more or less than the Average Market Price of those shares as calculated in accordance with the Plan of Merger.

        In lieu of issuing any fractional share of Whitney Common Stock, each shareholder of the Company or the Bank who would otherwise be entitled thereto will receive a cash payment (without interest) equal to such fractional share multiplied by the Average Market Price (subject to the limitations described above).

        For information regarding restrictions on the transfer of Whitney Common Stock received pursuant to the Plan of Merger applicable to certain of the Company's and the Bank's shareholders, see "Status Under Federal Securities Laws; Certain Restrictions on Resales."

        Exchange of Certificates. On the effective date of the Mergers, each Company and Bank shareholder will cease to have any rights as a shareholder of the Company or the Bank and his sole rights will pertain to the shares of Whitney Common Stock into which his shares of Company or Bank Common Stock have been converted pursuant to the Mergers, except for any such shareholder who is entitled to statutory dissenters' rights pursuant to Article 13 of the Mississippi Business Corporation Act or 12 U.S.C. ss.215a and except for the right to receive cash for any fractional shares. See "Dissenters' Rights."

        Promptly after the consummation of the Mergers, Whitney is required (a) to deposit with the exchange agent selected by Whitney for the Mergers certificates representing the shares of Whitney Common Stock and the cash in lieu of fractional shares to be issued and paid in exchange for shares of Company and Bank Common Stock and (b) send or cause to be sent to each person who was a shareholder of record of the Company or the Bank on the effective date of the Mergers (excluding holders of shares as to which dissenters' rights have been perfected and not withdrawn or otherwise forfeited under applicable law) a letter of transmittal, together with instructions for the exchange of certificates representing shares of Company and Bank Common Stock for certificates representing shares of Whitney Common Stock.

        Shareholders are requested not to send in their Company or Bank Common Stock certificates until they have received a letter of transmittal and further written instructions after the effective date of the Mergers. Please do NOT send in your stock certificates with your proxy.

        After the effective date of the Mergers and until surrendered, certificates representing Company or Bank Common Stock will be deemed for all purposes, other than the payment of dividends or other distributions, if any, in respect of Whitney Common Stock, to represent the number of whole shares of Whitney Common Stock into which such shares have been converted. Whitney, at its option, may decline to pay former shareholders of the Company and the Bank who become holders of Whitney Common Stock pursuant to the Mergers any dividends or other distributions that may have become payable to holders of record of Whitney Common Stock following the effective date of the Mergers until they have surrendered their certificates evidencing ownership of shares of Company or Bank Common Stock, at which time any such dividends or other distributions will be paid, without interest.

        Shareholders of the Company or the Bank who cannot locate their stock certificates are urged to contact promptly:

                                Mr. W. R. Allison
            Merchants Bancshares, Inc./Merchants Bank & Trust Company
                                1300 25th Avenue
                           Gulfport, Mississippi 39501
                                 (601) 864-7332

A new stock certificate will be issued to replace the lost certificate(s) only upon execution by the shareholder of an affidavit certifying that his certificate(s) cannot be located and containing an agreement to indemnify the Company, the Bank and Whitney against any claim that may be made against the Company, the Bank or Whitney by the owner of the certificate(s) alleged to have been lost or destroyed. The Company, the Bank or Whitney may also require the shareholder to post a bond in such sum as is sufficient to support the shareholder's agreement to indemnify the Company, the Bank and Whitney.

        Transfer and Exchange Agents. Boatmen's Trust Company serves as Transfer Agent and Registrar for Whitney Common Stock and will act as Exchange Agent in connection with the Mergers. The Bank acts as Transfer Agent and Registrar for the Company and Bank Common Stock.

        Regulatory Approvals and Other Conditions of the Mergers. In addition to approval by the shareholders of the Company and the Bank and satisfaction of the other conditions described below, consummation of the Mergers will require the approvals of the Board of Governors of the Federal Reserve System (the "Reserve Board"), the Mississippi Department of Banking and Consumer Finance (the
"Department") and the Office of the Comptroller of the Currency (the "Comptroller"). On January 14, 1997, Whitney filed an application seeking the approval of the Bank Merger and an interim bank charter for WNB-Mississippi from the Comptroller, which was accepted on ________________, 1997. On _______________, 1997, Whitney received preliminary approval from the Comptroller of an interim bank charter for WNB-Mississippi, and the Comptroller accepted WNB-Mississippi's organization certificate and articles of association on _________________, 1997, at which time WNB-Mississippi's corporate existence began.

        Whitney has also filed applications with the Reserve Board and the Department seeking approval of the Company Merger and with the Reserve Board and the Federal Deposit Insurance Corporation (the "FDIC") in connection with the formation of WNB-Mississippi.

        Whitney is currently awaiting final approval of each of the foregoing applications; however, there can be no assurance that they will be obtained prior to the Meetings or at all.

        The obligations of the parties to the Plan of Merger are also subject to other conditions set forth in the Plan of Merger, including, among others: (i) the accuracy on the date of closing of the representations and warranties, and the compliance with covenants, made in the Plan of Merger by each party, and the absence of any material adverse change in the financial condition, results of operations, business or prospects of the other party's consolidated group, (ii) the receipt by Whitney and WNB-Mississippi of required regulatory approvals,
(iii) the receipt by Whitney of assurances that the Mergers may be accounted for as a pooling-of-interests, (iv) the receipt by Whitney and the Company of opinions as to qualification of the Mergers as a tax-free reorganization under applicable law and (v) certain other conditions customary for agreements of this sort.

        The parties intend to consummate the Mergers as soon as practicable after all of the conditions to the Mergers have been met or waived; however, there can be no assurance that the conditions to the Mergers will be satisfied.

        Effective Date. As soon as practicable after shareholder and regulatory approval is obtained and all other conditions to the consummation of the Plan of Merger have been satisfied or waived, the Company Merger Agreement will be executed by Whitney and filed for recordation with the Secretary of State of Louisiana, and the Bank Merger Agreement will be executed on behalf of WNB-Mississippi and the Bank and filed with the Comptroller. Articles of Merger respecting the Company Merger will also be filed with the Mississippi Secretary of State. The Company Merger will be effective at the date and time specified in a certificate issued by the Louisiana Secretary of State, and the Bank Merger will be effective at the time and date specified in a certificate or other written record issued by the Comptroller. It is intended that the Bank Merger will be consummated immediately after consummation of the Company Merger. Whitney, the Company and the Bank are not able to predict the effective date of the Company Merger or the Bank Merger and no assurance can be given that the transactions contemplated by the Plan of Merger will be effected at any time. See "- Regulatory Approvals and Other Conditions of the Mergers."

        Conduct of Business Prior to the Effective Date. The Company and the Bank have agreed pursuant to the Plan of Merger that, prior to the effective date, each will conduct its business only in the ordinary course consistent with past practices and that, without the prior written consent of the chief executive officer of Whitney or his duly authorized designee, and except as otherwise provided in the Plan of Merger, each will not, among other things, (a) declare or pay any dividend, declare or make any distribution on or directly or indirectly combine, redeem, reclassify, purchase or otherwise acquire any shares of capital stock or authorize the creation or issuance of or issue any additional shares of capital stock or securities or obligations convertible into or exchangeable therefor except the payment of (i) regular quarterly dividends by the Company in the amount of $.65 per share for the first three quarters of 1996 and 1997 and the normal and customary fourth quarter dividend of $1.30 per share and (ii) regular quarterly dividends by the Bank in the amount of $1.30 per share for the first three quarters of 1996 and 1997 and the normal and customary fourth quarter dividend of $2.60 per share; (b) amend its Articles of Incorporation or Association or By-Laws or adopt or amend any resolution or agreement concerning indemnification of directors or officers; (c) enter into or modify any agreement requiring the payment of any salary, bonus, extra compensation, pension or severance payment to any of its current or former directors, officers or employees except (i) such agreements as are terminable at will without penalty or other payment by it, (ii) such written agreements between the Bank and certain officers as were approved by Whitney prior to the Company's delivery of its schedule of exceptions to the Plan of Merger, and (iii) after consultation with Whitney's chief executive officer, bonuses to employees in an aggregate amount not exceeding $100,000; (d) except in the ordinary course of business consistent with past practices, place or suffer to exist on any of its assets or properties any mortgage, pledge, lien, charge or other encumbrances (except as allowed under the Plan of Merger) or cancel any material indebtedness owing to it or any claims it may have possessed, or waive any right of substantial value or discharge or satisfy any material non-current liability; (e) acquire another business or merge or consolidate with another entity or sell or otherwise dispose of a material part of its assets except in the ordinary course of business consistent with past practices; (f) commit any act that is intended or reasonably may be expected to result in any of its representations and warranties becoming untrue in any material respect or in any of the conditions to the Mergers not being satisfied or in a violation of any provision of the Plan of Merger, except as may be required by applicable law; (g) commit or fail to take any act, which act or omission is intended or reasonably may be expected to result in a material breach or violation of any applicable law, statute, rule, governmental regulation or order; (h) fail to maintain its books, accounts and records in the usual manner on a basis consistent with that previously employed; (i) fail to pay or to make adequate provision in all material respects for the payment of all taxes, interest payments and penalties due and payable, except those being contested in good faith by appropriate proceedings and for which sufficient reserves have been established; (j) dispose of investment securities in amounts or in a manner inconsistent with past practices, or make investments in non-investment grade securities or that are inconsistent with past investment practices; (k) enter into any new line of non-banking business;
(l) charge off (except as required by law or regulatory authorities or generally accepted accounting principles consistently applied) or sell (except for a price not materially less than the value thereof) any of its portfolio of loans, discounts or financing leases, or sell any asset held as other real estate or other foreclosed assets for an amount materially less than 100% of its book value as of September 30, 1996; (m) make any extension of credit that, when added to all other extensions of credit to a borrower and its affiliates, would exceed the Company's or the Bank's applicable regulatory lending limits; (n) take or cause to be taken any action that would disqualify the Mergers as a "pooling of interests" for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code; or (o) agree or commit to do any of the foregoing.

        In addition, the Company and the Bank have agreed that neither of them will, without the prior approval of Whitney, solicit or initiate inquiries or proposals with respect to, or, except to the extent determined by the Company's Board of Directors in good faith, after consultation with its financial advisors and legal counsel, to discharge properly the directors' fiduciary duties to the Company's consolidated group and its shareholders, furnish any information relating to, or participate in any negotiations or discussions concerning, any acquisition or purchase of all or a substantial portion of its assets, or of a substantial equity interest in it, or any business combination with it (other than as contemplated by the Plan of Merger) or withdraw its recommendation of the Mergers to the Company's shareholders. The Company and the Bank have also agreed that in no event will any such information be supplied except pursuant to a confidentiality agreement in form and substance substantially the same as the confidentiality agreement previously executed between the Company and Whitney, that they will each instruct their respective officers, directors, agents and affiliates to refrain from doing any of the foregoing and that they will notify Whitney immediately if any such inquiries or proposals are received by, any such information is requested from or any discussions or negotiations are sought to be initiated with, the Company, the Bank or any of their officers, directors, agents or affiliates. Notwithstanding the foregoing, nothing contained in the Plan of Merger shall be deemed to prohibit any officer or director of the Company or the Bank from taking any action that the Board of Directors of the Company or the Bank, as the case may be, determines, in good faith after consultation with and receipt of an opinion of counsel, is required by law or is required to discharge his fiduciary duties to the Company's consolidated group and its shareholders.
                                        8

        Waiver, Amendment and Termination. The Plan of Merger provides that the parties thereto may waive any of the conditions to their respective obligations to consummate the Mergers other than approval by the shareholders of the Company or the Bank, the absence of a stop order suspending the effectiveness of the Registration Statement of which this Proxy Statement-Prospectus forms a part, the receipt of all necessary regulatory approvals, and the satisfaction of all requirements prescribed by law for consummation of the Mergers. A waiver must be in writing.

         The Plan of Merger, including all related agreements, may be amended or modified at any time, before or after approval by the shareholders of the Company and the Bank, by the mutual agreement in writing of the Boards of Directors of the parties to the Plan of Merger; provided that, under the Louisiana Business Corporation Law ("LBCL"), any amendment made subsequent to shareholder approval of the Company Merger may not alter the amount or type of shares into which the Company Common Stock will be converted, alter any term of the Articles of Incorporation of Whitney as the surviving entity, or alter any term or condition of the Plan of Merger in a manner that would adversely affect any shareholder of the Company. Additionally, the Plan of Merger may be amended at any time by the sole action of the chief executive officers of the respective parties to the Plan of Merger to correct typographical errors or to change erroneous references or cross-references, or in any other manner that is not material to the substance of the transactions contemplated by the Plan of Merger.

         The Plan of Merger may be terminated at any time prior to the effective date of the Company Merger by (i) the mutual consent of the respective Boards of Directors of Whitney and the Company; (ii) the Board of Directors of either Whitney or the Company in the event of a breach by any member of the consolidated group of the other of them of any representation, warranty or covenant in the Plan of Merger that cannot be cured by the earlier of 15 days after written notice of such breach or June 30, 1997; (iii) the Board of Directors of either Whitney or the Company if by June 30, 1997 all the conditions to closing required by the Plan of Merger have not been met or waived or cannot be met, or if the Mergers have not occurred, by June 30, 1997; (iv) Whitney, if the number of shares of Company and Bank Common Stock as to which the holders thereof are, on the effective date of the Mergers, legally entitled to assert dissenting shareholders rights plus the number of shares to which the holders thereof are entitled to receive cash payments in lieu of fractional shares, exceeds that number of shares of Company and Bank Common Stock that would preclude pooling-of-interests accounting for the Mergers (i.e., if , after the Meetings, more than 10% of the Company and Bank Common Stock would be subject to exchange for cash rather than Whitney Common Stock as the result of holders exercising dissenters' rights or receiving cash in lieu of fractional shares); (v) Whitney if the Plan of Merger fails to receive the requisite vote of the Company's or the Bank's shareholders; (vi) Whitney if the Company's or the Bank's Board of Directors (A) withdraws, modifies or changes its recommendation to its shareholders as contained herein or resolves to do so, (B) recommends to its shareholders any other merger, consolidation, share exchange, business combination or other similar transaction, any sale, lease, transfer or other disposition of all or substantially all of the assets of any member of the Company's consolidated group or any acquisition of 15% or more of any class of the Company's capital stock or (C) makes any announcement of a proposal, plan or intention to do any of the foregoing; or (vii) the Company, if the Company receives a written offer with respect to any transaction described in (vi) above and the Board of Directors of the Company determines in good faith, after consultation with its financial advisors and counsel, that such transaction is more favorable to the Company's shareholders than the transactions contemplated by the Plan of Merger. The Plan of Merger provides for a termination fee of $2,500,000 payable to Whitney if the Company terminates the Plan of Merger under the circumstances described in clause (vii) of the preceding sentence. The provisions in the Plan of Merger regarding confidentiality, payment of the termination fee and certain miscellaneous matters will survive any termination of the Plan of Merger.

         Expenses. The Plan of Merger provides that regardless of whether the Mergers are consummated, expenses incurred in connection with the Plan of Merger and the transactions contemplated thereby shall be borne by the party that has incurred them.

Interests of Certain Persons

         Employee Benefits. Whitney has agreed that, at the effective time of the Mergers, all persons then employed by the Company and the Bank shall be eligible for such employee benefits as are generally available to employees of Whitney's Louisiana and Alabama banking subsidiaries having like tenure, officer status and compensation levels, except that (a) all executive and senior level management bonuses, stock options, restricted stock and similar benefits will be at the discretion of WNB-Mississippi's Compensation Committee, and (b) all Company and Bank employees who are employed at the effective time of the Mergers will be given full credit for all prior service as employees of the Company or the Bank, provided, however, that all such employees shall be treated as newly hired WNB-Mississippi employees for all purposes of Whitney's or Whitney's Louisiana or Mississippi banking subsidiaries' Defined Benefit Pension Plan (i.e., prior service credit with the Company and the Bank will not be considered in determining future benefits under Whitney's or Whitney's Louisiana or Mississippi banking subsidiaries' Defined Benefit Pension Plan).

         Management. The Bank has assumed the obligation under an agreement with Pete Moran, an executive officer of the Bank, to pay Mr. Moran $50,000 if the Bank is sold before October 1, 2003. The consummation of the Mergers with Whitney will trigger this payment obligation.

         Pursuant to the terms of the Plan of Merger, four executive officers of the Bank, Guy C. Billups, Jr., Guy C. Billups, III, W. R. Allison, and Walter Billups, will execute employment agreements with WNB-Mississippi whereby they will receive certain guaranteed terms of continued employment and other benefits, including guaranteed salary amounts and increases. Such salary amounts are substantially equivalent to the salary amounts received by persons holding similar positions at Whitney's other non-Louisiana banking subsidiaries. Whitney has also agreed to assume the premium payment obligations under three life insurance policies insuring the life of Guy C. Billups, Jr. and two life insurance policies insuring the life of William R. Allison.

         Pursuant to the terms of the Plan of Merger, Whitney has agreed to appoint Guy C. Billups, Jr. to the Board of Directors of Whitney and will continue to nominate Mr. Billups for re-election to the Board for a term of not less than the next five years succeeding the effective date of the Mergers. Mr. Billups is 69 years of age and has served as Chairman of the Board of the Company and the Bank as his principal employment since 1966. For at least the last five years he has also been Vice President of Thrifty Three, Inc., a real estate holding company, Vice Chairman of First State Bank of East Baton Rouge (Baker, Louisiana) and of Community State Bank (Hammond, Louisiana) and a partner of Billups Farms and Billups Plantation, which are engaged in the business of farming.

         Mitch Salloum, a director of the Company, receives rent payments on the Bank's principal executive office and two branch offices, all located in Gulfport, Mississippi, in total amounts equaling approximately $135,000 per year. Mr. Salloum will continue to receive rent payments after the Mergers.

         Indemnification and Insurance. Whitney has agreed that all rights to indemnification and all limitations of liability existing in favor of indemnified parties under the Company's Articles of Incorporation and By-Laws and in the Articles of Incorporation and By-Laws of the Bank (as the case may be) as in effect on November 14, 1996 with respect to matters occurring prior to or on the later of the effective date of the Company Merger or the Bank Merger will survive for three years following such applicable effective time. Whitney has also agreed to use its best efforts to cause those persons serving as officers and directors of the Company and the Bank at the effective time of the Company Merger (in the case of the Company) and the effective time of the Bank Merger (in the case of the Bank) to be covered for three years thereafter by the directors and officers liability insurance policy maintained by the Company and the Bank (or a substitute policy) with respect to acts or omissions occurring prior to or at the respective effective times, subject to certain conditions. In addition, Whitney has agreed to indemnify, under certain conditions, the Company's and the Bank's directors, officers and controlling persons against certain expenses and liabilities, including certain liabilities arising under federal securities laws.

         No director or executive officer of the Company or the Bank owns any shares of Whitney Common Stock. No director or executive officer of Whitney has any personal interest in the Mergers other than by reason of his holdings of Whitney Common Stock, nor do such directors or executive officers own any shares of the Company or Bank Common Stock.

Status Under Federal Securities Laws; Certain Restrictions on Resales

         The shares of Whitney Common Stock to be issued to shareholders of the Company and the Bank pursuant to the Plan of Merger have been registered under the Securities Act of 1933 (the "Securities Act"), thereby allowing such shares to be freely traded without restriction by persons who will not be "affiliates" (as that term is defined in the

Securities Act and the rules and regulations thereunder) of Whitney or who were not "affiliates" of the Company or the Bank.

         Directors and certain officers and shareholders of the Company and the Bank may be deemed to be "affiliates" of the Company or the Bank. Such persons may resell Whitney Common Stock received by them pursuant to the Mergers only if the shares are registered for resale under the Securities Act or an exemption from the registration requirements of the Securities Act is available. All such persons should carefully consider the limitations imposed by Rules 144 and 145 promulgated under the Securities Act prior to effecting any resales of Whitney Common Stock. Each such affiliate has entered into an agreement not to sell shares of Whitney Common Stock received by him in violation of the Securities Act.

         Further, in accordance with the requirements for using the pooling-of-interests method of accounting, shareholders of the Company and the Bank who may be deemed "affiliates" of the Company or the Bank have agreed not to sell the shares of Whitney Common Stock received by them in the Mergers until at least 30 days of post-closing combined earnings of Whitney and the Company have been published by Whitney. Whitney has agreed to publish such an earnings release as promptly as practicable following receipt of such financial results.

Accounting Treatment

         It is a condition to Whitney's obligation to consummate the Mergers that (a) it receive certain assurances from the Company's independent public accountants that the Mergers may be accounted for as a pooling-of-interests under the requirements of Opinion No. 16 of the Accounting Principles Board of the American Institute of Certified Public Accountants and the published rules and regulations of the Securities and Exchange Commission (the "Commission") for accounting and financial reporting purposes and (b) neither Whitney's independent public accountants nor the Commission shall have taken the position that the transactions contemplated by the Plan of Merger do not qualify for pooling-of-interests accounting treatment. Under the pooling-of-interests method of accounting, after certain adjustments necessary to conform the basis of presentation of the Whitney and Company information, the recorded assets and liabilities of Whitney and the Company will be carried forward to Whitney's consolidated financial statements at their recorded amounts, the consolidated earnings of Whitney will include earnings of Whitney and the Company for the entire fiscal year in which the Company Merger occurs and the reported earnings of Whitney and the Company for prior periods will be combined and restated as consolidated earnings of Whitney. Similar treatment will be given to any other acquisitions that are accounted for as poolings of interests and that are consummated during the fiscal year. See "- Description of the Plan of Merger -- Regulatory Approvals and Other Conditions of the Mergers" and "- Status Under Federal Securities Laws; Certain Restrictions on Resales."

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following is a summary of the opinion of Arthur Andersen LLP that Whitney and the Company expect to receive concerning the material federal income tax consequences to holders of Company and Bank Common Stock resulting from the Plan of Merger. Consummation of the Mergers is conditioned upon receipt by Whitney and the Company of such opinion dated the date set for consummation of the Plan of Merger. The following is based upon applicable federal law and judicial and administrative interpretations on the date hereof, any of which is subject to change at any time, and representations of management of Whitney and of the Company.

         (a) The Company Merger will qualify as a reorganization under Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"); the Bank Merger will qualify as a reorganization under Section 368 of the Code; and, the Company, the Bank, Whitney and WNB-Mississippi each will be a "party to a reorganization" within the meaning of Section 368(b) of the Code.

         (b) No gain or loss will be recognized by the Company, the Bank, Whitney or WNB-Mississippi as a result of the Mergers.

         (c) No gain or loss will be recognized by a shareholder of the Company or the Bank on the receipt solely of Whitney Common Stock in exchange for his shares of Company or Bank Common Stock.

         (d) The tax basis of the shares of Whitney Common Stock to be received by shareholders of the Company and the Bank pursuant to the Mergers will be the same as the basis of the shares of Company or Bank Common Stock surrendered in exchange therefor, decreased by the amount of basis allocated to any cash received in lieu of fractional shares that are hypothetically received by the shareholder and redeemed for cash.

         (e) The holding period of the shares of Whitney Common Stock to be received by shareholders of the Company and the Bank pursuant to the Mergers will, in each instance, include the holding period of the respective shares of Company or Bank Common Stock exchanged therefor, provided that the shares of Company or Bank Common Stock are held as capital assets on the effective date of the Mergers.

         (f) The payment of cash to shareholders of the Company and the Bank in lieu of fractional share interests of Whitney Common Stock will be treated as if the fractional shares were distributed as part of the exchange and then redeemed by Whitney. These cash payments will be treated as having been received as a distribution in redemption of that fractional share interest subject to the conditions and limitations of Section 302 of the Code. If a fractional share of Whitney Common Stock would constitute a capital asset in the hands of a redeeming shareholder, any resulting gain or loss will be characterized as capital gain or loss in accordance with the provisions and limitations of Subchapter P of Chapter 1 of the Code.

         (g) A shareholder of the Company or the Bank who perfects his statutory right to dissent to the Mergers and who receives solely cash in exchange for his Company or Bank Common Stock will be treated as having received such cash payment as a distribution in redemption of his shares of Company or Bank Common Stock, subject to the provisions and limitations of Section 302 of the Code. After such distribution, if the former shareholder of the Company or the Bank does not actually or constructively own any Company or Bank Common Stock, the redemption will constitute a complete termination of interest and be treated as a distribution in full payment in exchange for the Company or Bank Common Stock redeemed.

         The opinion of Arthur Andersen LLP is not binding on the Internal Revenue Service, which could take positions contrary to the conclusions in such opinion.

         As a result of the complexity of the tax laws, and because the tax consequences to any particular shareholder may be affected by matters not discussed herein, it is recommended that each shareholder of the Company and the Bank consult his personal tax advisor concerning the applicable federal, state and local income tax consequences of the Mergers.

                               DISSENTERS' RIGHTS

         The following summaries do not purport to be complete statements of the procedures to be followed by Company or Bank shareholders desiring to exercise their dissenters' rights and are qualified in their entirety by reference to the provisions of Article 13 of the Mississippi Business Corporation Act (in the case of Company shareholders), and 12 U.S.C. ss.215a (in the case of Bank shareholders), the full texts of which are attached as Appendix B to this Proxy Statement-Prospectus. Since the preservation and exercise of dissenters' rights require strict adherence to the provisions of these laws, Company and Bank shareholders who might desire to exercise such rights should review such laws carefully, timely consult their own legal advisors and strictly follow the provisions of applicable law. A Company or Bank shareholder's failure to follow any of the applicable procedures may result in termination or waiver of his dissenters' rights.

         Whitney has the right to terminate the Plan of Merger if the number of shares of Company and Bank Common Stock as to which the holders thereof, on the effective date of the Company Merger, legally entitled to assert dissenting shareholders' rights plus the number of shares to which the holders thereof are entitled to receive cash payments in lieu of fractional shares, exceeds that number of shares of Company and Bank Common Stock that would preclude pooling-of-interests accounting for the Mergers. See "The Plan of Merger - Description of the Plan of Merger -- Waiver, Amendment and Termination."

The Company

         Under Sections 79-4-13.01 et seq. of the Mississippi Business Corporation Act ("MBCA") (a copy of which is included in Appendix B to this Proxy Statement-Prospectus), any holder of record of shares of Company Common Stock who files a written objection to the Company Merger prior to or at the Meeting at which the vote on the Company Merger is taken, and who does not vote in favor of the Company Merger, may demand in writing that the Company pay to such shareholder the fair cash value of such shares ("Company Dissenters' Rights"). A person who is a beneficial owner, but not a registered owner, of shares of Company Common Stock who wishes to exercise the rights of a dissenting shareholder under the MBCA must submit to the Company the record shareholder's written consent to the dissent not later than the time the beneficial owner asserts Company Dissenters' Rights and he must do so with respect to all shares of which he is the beneficial shareholder.

         Any shareholder of record contemplating making a demand for appraisal is urged to review carefully the provisions of Section 79-4-13.21 of the MBCA, particularly the procedural steps required to perfect Company Dissenters' Rights thereunder. Company Dissenters' Rights will be lost if the procedural requirements of Section 79-4-13.21 are not fully satisfied.

         Set forth below is a summary of the procedures relating to the exercise of Company Dissenters' Rights. The following summary does not purport to be a complete statement of the provisions of Article 13 of the MBCA and is qualified in its entirety by reference to Appendix B hereto and to any amendments to such sections as may be adopted after the date of this Proxy Statement-Prospectus.

         Filing Written Objection and Vote Against the Company Merger. Before the shareholders' vote is taken on the proposal to approve the Company Merger, a shareholder of record who intends to exercise Company Dissenters' Rights (a "Company Dissenter") must deliver to the Company a written notice of his intent to demand payment for his share if the proposed Company Merger is effectuated and must not vote the shares of Company Common Stock held by such Company Dissenter (the "Shares") in favor of the proposed Company Merger. Such written notice may be sent to the Company at 1300 25th Avenue, Gulfport, Mississippi 39501, telephone number (601) 864-7332 to the attention of W. R. Allison. The return of a proxy by a Company Dissenter with instructions to vote the Shares represented thereby against the Mergers (or abstaining from voting) is not sufficient to satisfy the requirement of delivering written objection to the Company. The submission of a signed blank proxy will serve to waive Company Dissenters' Rights.

         Notice by the Company. Within ten (10) days after the effective date of the Company Merger, the Company will notify each Company Dissenter who has purported to comply with the provision of Section 79-4-13.21 of the MBCA that the Company Merger has become effective (the "Company Notice"). The Company Notice shall be sent by registered mail, addressed to the Company Dissenter at such Company Dissenter's last address on the Company's record immediately prior to the effective date of the Company Merger.

         Written Demand. Within thirty (30) days after the delivery to the Company Dissenter of the Company Notice, any Company Dissenter must file with the Company a demand for payment (the "Demand") for his Shares as of the day prior to the Company Meeting. The Demand must comply with the provisions of
Article 13 and must specify the Company Dissenter's name and mailing address, the number of shares of Company Common Stock owned and state that the Company Dissenter is demanding payment of his or her Shares. The Company Dissenter must also certify that the Company Dissenter had beneficial ownership of the Shares before the date set forth in the Company Notice, which is , , the date of the first announcement of the proposed Company Merger to the new media. Simultaneously with the filing of the Demand, the Company Dissenter shall also deposit the certificate(s) representing such Shares in accordance with the terms of the Company Notice. A Company Dissenter who fails to satisfy any of the foregoing conditions within the proper time periods will conclusively be presumed to have acquiesced in the Company Merger and will lose his Company Dissenters' Rights. Following the Company Merger, the Demand may be sent to Joseph S. Schwertz, Jr., Secretary, Whitney Holding Corporation, 228 St. Charles Avenue, New Orleans, Louisiana 70130, telephone number (504) 586-3596.

         Payment. Upon receipt of the Demand, the Company shall pay Company Dissenters who complied with Article 13 the amount the Company estimates to be the fair value of the Company Dissenters' Shares plus accrued interest. Certain financial information concerning the Company, its estimate of the value of the Shares, an explanation of how interest was calculated, and a statement of rights to demand payment along with a copy of Article 13, must accompany such offer or payment.

         Appraisal. A Company Dissenter may notify the Company in writing of his own estimate of the fair value of his Shares and amount of interest due, and demand payment of his estimate or a Company Dissenter may reject the Company's payment and demand in writing payment based on his own estimate of the fair value of his Shares and amount of interest due. To be entitled to such rights, the Company Dissenter must notify the Company of his demand in writing within thirty (30) days after the Company made payment for the Shares. If a Company Dissenter had rejected the Company's payment and demanded payment of the fair market value of the Shares and interest due and the demand for payment remains unsettled, the Company shall commence a judicial proceeding within sixty (60) days after receiving the payment demand and petition an appropriate court, as described in Article 13, to determine the fair value of the Shares and accrued interest. If the Company does not commence such action within the required sixty
(60) day period, it shall pay each Company Dissenter whose demand remains unsettled the amount demanded.

         The Company shall make all Company Dissenters whose demands remain unsettled parties to the proceeding and all parties must be served with a copy of the petition. Each Company Dissenter made a party to the proceeding is entitled to judgment for either the amount by which the court finds the fair value of his Shares, plus interest, exceeds the amount paid by the Company or for the fair value of his Shares, plus accrued interest, after acquired shares for which the Company elected to withhold payment under Section 79-4-13.27.

         Company Dissenters considering exercising Company Dissenters' Rights should bear in mind that the fair cash value of their Shares determined under
Section 79-4-13.30 of the MBCA could be more than, the same as or less than the consideration they would otherwise receive pursuant to the Plan of Merger if they do not seek appraisal of their Shares.

         Costs. The court in an appraisal proceeding shall determine all coasts of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. Additionally, the court may asses fees of legal counsel and of experts for the respective parties. The court shall assess the costs against the Company, except that the court may assess costs against all or some of the Company Dissenters to the extent the court finds the Company Dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment under Article 13, or the court may assess counsel fees against the Company Dissenters who were benefited.

         ANY COMPANY SHAREHOLDER WHO DESIRES TO EXERCISE COMPANY DISSENTERS' RIGHTS SHOULD CAREFULLY REVIEW THE MBCA AND IS URGED TO CONSULT SUCH SHAREHOLDER'S LEGAL ADVISOR BEFORE EXERCISING OR ATTEMPTING TO EXERCISE SUCH RIGHTS.

The Bank

         Each shareholder of the Bank entitled to vote on the Plan of Merger who objects to the Plan of Merger shall be entitled to the rights and remedies of dissenting shareholders provided under the Bank Merger Act, 12 U.S.C. ss.215a ("Section 215a"), a copy of which is included in Appendix B to this Proxy Statement-Prospectus, and any such shareholder who follows the procedures specified in Section 215a will be entitled to receive the value of his shares of Bank Common Stock in cash. A Bank shareholder must comply strictly with the procedures set forth in Section 215a.

         To exercise the right of dissent, a Bank shareholder (a) must vote against the Plan of Merger or otherwise notify the Secretary of the Bank in writing at or prior to the Bank Meeting that he dissents from the Plan of Merger and (b) must also, within thirty days after the effective date of the Bank Merger, deliver to Whitney a written request for the value of his shares of Bank Common Stock in cash accompanied by the surrender of his certificates representing such shares of Bank Common Stock. Such written requests should be delivered either in person or by mail (certified mail, return receipt requested, being the recommended form of transmittal) to Joseph S. Schwertz, Jr., Secretary, Whitney Holding Corporation, 228 St. Charles Avenue, New Orleans, Louisiana 70130.

         The value of the shares of Bank Common Stock held by a dissenting shareholder will be determined, as of the effective date of the Bank Merger, by an appraisal made by three appraisers, one to be selected by the holders of a majority of the Bank Common Stock the owners of which have exercised their dissenters' rights, one to be selected by the directors of Whitney, and one to be selected by the two appraisers so selected. The valuation agreed upon by any two of the three appraisers will govern. If the value so fixed is not satisfactory to any dissenting Bank shareholder who has requested payment, that Bank shareholder may, within five days after being notified of the appraised value of his shares, appeal to the Comptroller, which will cause a reappraisal to be made that will be final and binding as to the value of the shares of such shareholder. If for any reason one or more of the appraisers are not selected, or the appraisers so selected fail to determine the value of the Bank Common Stock within ninety days after the effective date of the Bank Merger, the Comptroller will cause an appraisal of such shares to be made upon the written request of any interested party, and such appraisal will be final and binding on all parties. Whitney will pay the expenses of the Comptroller in making any appraisal or reappraisal described above.

         The value of the shares of Bank Common Stock held by dissenting shareholders ascertained as described above will be promptly paid to the dissenting shareholders. The shares of Whitney Common Stock that would have been delivered to the dissenting Bank shareholders had they not requested payment in accordance with Section 215a must be sold at an advertised public auction, and Whitney has the right to purchase any or all of such shares. If the shares of Whitney Common Stock are sold at the public auction at a price greater than the amount paid to the dissenting Bank shareholders, the excess in such sale price must be paid to such dissenting shareholders.

         Prior to the effective date of the Bank Merger, dissenting shareholders of the Bank should send any communications regarding their rights to W. R. Allison, President of Merchants Bank & Trust Company, 1300 25th Avenue, Gulfport, Mississippi 39501. On or after the effective date of the Bank Merger, dissenting shareholders of the Bank should send any communications regarding their rights to Joseph S. Schwertz, Jr., Secretary, Whitney Holding Corporation, 228 St. Charles Avenue, New Orleans, Louisiana 70130. All such communications should be signed by or on behalf of the dissenting Bank shareholder in the form in which his shares are registered on the Bank's books.

                               UNAUDITED PRO FORMA
                    CONDENSED COMBINED FINANCIAL INFORMATION

         The following unaudited pro forma condensed combined financial information gives effect to the proposed merger of the Company into Whitney and of the Bank into WNB-Mississippi using the pooling-of-interests method of accounting and should be read in conjunction with the consolidated financial statements and notes thereto of Whitney's consolidated group incorporated herein by reference and of the Company's consolidated group included elsewhere in this Proxy Statement-Prospectus. The pro forma information is presented for illustrative purposes only, and is not necessarily indicative of the operating results or financial position that would have occurred if the Mergers had been consummated in accordance with the assumptions set forth under "Notes to Unaudited Pro Forma Condensed Combined Financial Statements," nor is it necessarily indicative of future operating results or financial position.

         Under the terms of the Plan of Merger, shareholders of the Company and minority shareholders of the Bank will receive shares of Whitney Common Stock with a value of approximately $51,814,000, plus the amount of any Retained Net Income After Tax (as defined elsewhere in this Proxy Statement-Prospectus under the heading "The Plan of Merger - Description of the Plan of Merger -- Conversion of Common Stock"). For purposes of the following pro forma financial information, Retained Net Income After Tax has been assumed to be zero. There can be no assurance as to the actual amount, if any, of Retained Net Income After Tax that will be realized by the Company and included in calculating the final Purchase Price in the Mergers; however, Whitney and the Company believe that excluding this component from the assumed Purchase Price does not have a material effect on the following pro forma financial information. The exact number of shares will be determined at the time the Company Merger is effected. See "The Plan of Merger - Description of the Plan of Merger -- Conversion of Common Stock."

         On March 8, 1996, Whitney completed a merger with First Citizens BancStock, Inc. ("Citizens") and its wholly-owned subsidiary, The First National Bank in St. Mary Parish, which was accounted for as a pooling-of-interests; accordingly, Whitney's financial statements have been restated to include the operations of Citizens.

         On October 25, 1996, Whitney completed mergers with Liberty Holding Company, its majority-owned subsidiary, Liberty Bank, and American Bank and Trust (all of Pensacola, Florida). These mergers (collectively referred to as the "Florida acquisitions") will be accounted for as poolings of interest. Whitney has also entered into a definitive agreement dated October 11, 1996 with First National Bankshares, Inc., a Louisiana corporation ("FNB") and its wholly-owned subsidiary, First National Bank of Houma ("FNBH"), pursuant to which FNB would merge into Whitney and, in due course, FNBH would merge into Whitney Bank in transactions that are expected to qualify for a pooling-of-interest accounting treatment. See "Information about Whitney - General" and "Information about Whitney - Recent Developments." These acquisitions are not considered material to Whitney for purposes of presenting pro forma financial information; therefore, information regarding FNB, FNBH and the Florida acquisitions is not included in the following pro forma financial statements, and Whitney's historical financial statements have not been restated to reflect the completed Florida acquisitions.

         The unaudited pro forma condensed combined balance sheet at September 30, 1996, set forth below, gives effect to the Mergers under the pooling-of-interests accounting method as if the Mergers had occurred on September 30, 1996. The unaudited pro forma condensed combined statements of income for the years ended December 31, 1995, 1994 and 1993 and the nine months ended September 30, 1996 and 1995 combine the historical statements of income of Whitney and the Company as if the Mergers had been effective as of January 1, 1993. The cost associated with the Mergers, estimated to be approximately
$____________, will be accounted for as a current period expense upon consummation of the Mergers and has not been reflected in the following pro forma financial statements.

                           WHITNEY HOLDING CORPORATION

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                   (Unaudited)

                               September 30, 1996
                                 (In Thousands)

                                                       Whitney         Company        Pro Forma      Pro Forma
                                                   (Consolidated)  (Consolidated)    Adjustments     Combined
                                                   --------------  --------------    -----------     ----------
ASSETS
Cash and due from financial institutions........    $   210,320      $    13,724                    $   224,044
Securities available for sale...................        124,497               --                        124,497
Securities held to maturity.....................      1,249,120           76,756                      1,325,876
Federal funds sold..............................            300           25,300                         25,600
Loans and leases................................      1,795,725           83,367                      1,879,092
Less: reserve for possible loan losses..........         43,198            1,099                         44,297
                                                    -----------      -----------                    -----------
Net loans and leases............................      1,752,527           82,268                      1,834,795
Bank premises and equipment (net)...............        101,575            4,292                        105,867
Other real estate owned (net)...................          2,837            1,113                          3,950
Other assets....................................         74,113            2,229                         76,342
                                                    -----------      -----------                    -----------
       TOTAL ASSETS.............................    $ 3,515,289      $   205,682                    $ 3,720,971
                                                    ===========      ===========                    ===========
LIABILITIES
Deposits........................................      2,696,506          187,806                      2,884,312
Federal funds purchased and other
    borrowings.............................             404,696                0                        404,696
Accrued expenses and other liabilities..........         29,622              599                         30,221
                                                    -----------      -----------                    -----------
       TOTAL LIABILITIES........................      3,130,824          188,405                      3,319,229

Minority interest in Merchants Bank.............                             187            (187)             -

EQUITY
Capital stock..............................               2,800              922            (922)         2,800
Capital surplus............................              67,628            9,243           1,109         77,980
Retained earnings..........................             322,305            6,925                        329,230
Net unrealized holding gains on available-
   for-sale securities.....................                (165)               -                           (165)
Less: Treasury stock............................          8,103                -                         (8,103)
                                                    -----------      -----------    ------------    -----------
       TOTAL EQUITY.............................        384,465           17,090             187        401,742

       TOTAL LIABILITIES AND
       SHAREHOLDERS' EQUITY.....................    $ 3,515,289      $   205,682               -    $ 3,720,971
                                                    ===========      ===========    ============    ===========

                             See accompanying notes.

                           WHITNEY HOLDING CORPORATION

                  PRO FORMA CONDENSED COMBINED INCOME STATEMENT
                                   (Unaudited)

                      Nine Months Ended September 30, 1996
                      (In Thousands, except for share data)

                                                        Whitney          Company         Pro Forma      Pro Forma
                                                    (Consolidated)    (Consolidated)     Adjustments     Combined
                                                    --------------    --------------     -----------    ---------
Interest income...................................     $ 172,907         $  9,926                      $ 182,833
Interest expense..................................        63,613            4,125                         67,738
                                                       ---------         --------                      ---------
Net interest income...............................       109,294            5,801                        115,095
Provision for (reduction in) reserves for possible
   loan losses....................................             -              275                            275
                                                       ---------         --------                      ---------
Net interest income after provision
   for possible loan losses.......................       109,294            5,526                        114,820
Non-interest income...............................        27,232            1,931                         29,163
Non-interest expense..............................        95,030            5,456                        100,486
Minority interest in income of Merchants Bank.....             -              (16)            16               -
                                                       ---------         --------                      ---------
Income before income taxes........................        41,496            1,985             16          43,497
Income taxes......................................        12,984              630                         13,614
                                                       ---------         --------                      ---------
Net income........................................     $  28,512         $  1,355             16       $  29,883
                                                       =========         ========                      =========

Weighted average shares outstanding:
  Primary.........................................     17,143,567        1,570,121                     18,713,688
  Fully diluted...................................     17,178,788        1,570,121                     18,748,909

Earnings per share:
  Primary.........................................          $1.66            $0.86                          $1.60
  Fully diluted...................................          $1.66            $0.86                          $1.59


                             See accompanying notes.

                           WHITNEY HOLDING CORPORATION

                  PRO FORMA CONDENSED COMBINED INCOME STATEMENT
                                   (Unaudited)

                      Nine Months Ended September 30, 1995
                      (In Thousands, except for share data)


                                                        Whitney          Company         Pro Forma       Pro Forma
                                                    (Consolidated)    (Consolidated)    Adjustments       Combined
                                                     -------------     --------------   ------------    --------------
Interest income...................................     $ 156,228         $  9,746                      $ 165,974
Interest expense..................................        52,603            4,289                         56,892
                                                       ---------         --------                      ---------
Net interest income...............................       103,625            5,457                        109,082
Provision for (reduction in) reserves for possible
       loan losses....................................    (9,750)             335                         (9,415)
                                                       ---------         --------                      ---------
Net interest income after provision
   for possible loan losses.......................       113,375            5,122                        118,497
Non-interest income...............................        25,083            1,577                         26,660
Non-interest expense..............................        88,620            4,855                         93,475
Minority interest in income of Merchants Bank.....             -              (20)            20               -
                                                       ---------         --------                      ---------
Income before income taxes........................        49,838            1,824             20          51,682
Income taxes......................................        15,765              596                         16,361
                                                       ---------         --------                      ---------
Net income........................................     $  34,073         $  1,228             20       $  35,321
                                                       =========         ========                      =========

Weighted average shares outstanding:
  Primary.........................................     16,793,048        1,570,121                     18,363,169
  Fully diluted...................................     16,793,048        1,570,121                     18,363,169

Earnings per share:
  Primary.........................................          $2.02            $0.78                          $1.92
  Fully diluted...................................          $2.02            $0.78                          $1.92

                             See accompanying notes.

                           WHITNEY HOLDING CORPORATION

                  PRO FORMA CONDENSED COMBINED INCOME STATEMENT
                                   (Unaudited)

                          Year Ended December 31, 1995
                      (In Thousands, except for share data)


                                                       Whitney           Company         Pro Forma      Pro Forma
                                                    (Consolidated)    (Consolidated)     Adjustments     Combined
                                                    --------------    --------------     -----------    ---------
Interest income...................................     $ 213,295         $ 12,993                      $ 226,288
Interest expense..................................        71,867            5,746                         77,613
                                                       ---------         --------                      ---------
Net interest income...............................       141,428            7,247                        148,675
Provision for (reduction in) reserves for possible
  loan losses.....................................        (9,400)             420                         (8,980)
                                                       ---------         --------                      ---------
Net interest income after provision
   for possible loan losses.......................       150,828            6,827                        157,655
Non-interest income...............................        33,205            2,431                         35,636
Non-interest expense..............................       119,481            6,920                        126,401
Minority interest in income of Merchants Bank.....             -              (18)            18               -
                                                       ---------         --------                      ---------
Income before income taxes........................        64,552            2,320             18          66,890
Income taxes......................................        20,203              751                         20,954
                                                       ---------         --------                      ---------
Net income........................................     $  44,349         $  1,569             18       $  45,936
                                                       =========         ========                      =========

Weighted average shares outstanding:
  Primary.........................................    16,971,801        1,570,121                     18,541,922
  Fully diluted...................................    17,049,308        1,570,121                     18,619,429

Earnings per share:
  Primary.........................................         $2.61            $1.00                          $2.48
  Fully diluted...................................         $2.60            $1.00                          $2.47

                             See accompanying notes.
                                       20

                           WHITNEY HOLDING CORPORATION

                  PRO FORMA CONDENSED COMBINED INCOME STATEMENT
                                   (Unaudited)

                          Year Ended December 31, 1994
                      (In Thousands, except for share data)

                                                        Whitney          Company          Pro Forma      Pro Forma
                                                    (Consolidated)    (Consolidated)     Adjustments     Combined
                                                    --------------    --------------     ------------    ---------
Interest income...................................     $ 192,750         $ 12,404                      $ 205,154
Interest expense..................................        57,503            4,869                         62,372
                                                       ---------         --------                      ---------
Net interest income...............................       135,247            7,535                        142,782
Provision for (reduction in) reserves for possible
  loan losses.....................................       (26,004)             576                        (25,428)
                                                       ---------         --------                      ---------
Net interest income after provision
   for possible loan losses.......................       161,251            6,959                        168,210
Non-interest income...............................        34,175            1,973                         36,102
Non-interest expense..............................       112,394            6,684                        119,078
Minority interest in income of Merchants Bank.....             -              (18)            18               -
                                                       ---------         --------                      ---------
Income before income taxes........................        83,032            2,230             18          85,234
Income tax expense (benefit)......................        26,834              788                         27,576
                                                       ---------         --------                      ---------
Net income........................................     $  56,198         $  1,442             18       $  57,658
                                                       =========         ========                      =========

Weighted average shares outstanding:
  Primary.........................................     16,588,783       1,570,121                     18,158,904
  Fully diluted...................................     16,588,783       1,570,121                     18,158,904

Earnings per share:
  Primary.........................................          $3.39           $0.92                          $3.18
  Fully diluted...................................          $3.39           $0.92                          $3.18

                             See accompanying notes.

                           WHITNEY HOLDING CORPORATION

                  PRO FORMA CONDENSED COMBINED INCOME STATEMENT
                                   (Unaudited)

                          Year Ended December 31, 1993
                      (In Thousands, except for share data)

                                                        Whitney          Company        Pro Forma      Pro Forma
                                                    (Consolidated)   (Consolidated)    Adjustments      Combined
                                                    --------------   --------------    ------------    ----------
Interest income...................................     $ 186,105         $ 11,542                      $ 197,647
Interest expense..................................        54,681            4,333                         59,014
                                                       ---------         --------                      ---------
Net interest income...............................       131,424            7,209                        138,633
Provision for (reduction in) reserves for possible
  loan losses.....................................       (59,625)             397                        (59,228)
                                                       ---------         --------                      ---------
Net interest income after provision
   for possible loan losses.......................       191,049            6,812                        197,861
Non-interest income...............................        33,216            1,743                         34,959
Non-interest expense..............................       108,237            5,556                        113,793
Minority interest in income of Merchants Bank.....             -              (25)            25               -
                                                       ---------         --------                      ---------
Income before income taxes and cumulative
  effect of changes in accounting principles......       116,028            2,974             25         119,027
Income tax expense................................        37,145              967                         38,112
                                                       ---------         --------                      ---------
Income before cumulative effect of changes
  in accounting principles........................        78,883            2,007             25          80,915
Cumulative effect of changes in accounting
  principles......................................           345                0                            345
                                                       ---------         --------                      ---------
Net income........................................     $  79,228         $  2,007             25       $  81,260
                                                       =========         ========                      =========

Weighted average shares outstanding:
  Primary.........................................     16,456,782        1,570,121                     18,026,903
  Fully diluted...................................     16,456,782        1,570,121                     18,026,903

Earnings per share:
  Primary.........................................          $4.81            $1.28                          $4.51
  Fully diluted...................................          $4.81            $1.28                          $4.51

                             See accompanying notes.

                           WHITNEY HOLDING CORPORATION

           NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                   (Unaudited)


         To calculate pro forma information, it has been assumed that the number of outstanding shares of Whitney Common Stock includes shares to be issued upon consummation of the Mergers. In connection with the Mergers, Whitney will issue shares of Whitney Common Stock to the shareholders of the Company and to the minority shareholders of the Bank.

         Under the terms of the Plan of Merger, Whitney will issue Whitney Common Stock with an aggregate value at the date of the Mergers of approximately $51,814,000 (calculated based on the Average Market Price and assuming no Retained Net Income After Tax). The number of shares of Whitney Common Stock to be exchanged in the Mergers will be determined by the Average Market Price of Whitney Common Stock, which will be no less than $30.00 per share nor more than $36.00 per share. For purposes of the accompanying pro forma financial statements, the Whitney Common Stock is assumed to have an Average Market Price in the Mergers of $33.00 per share, resulting in the issuance of 1,553,071 shares of Whitney Common Stock for all the common stock of the Company (an exchange ratio of 8.4243) and 17,050 shares of Whitney Common Stock for all the common stock of the Bank held by shareholders other than the Company (an exchange ratio of 16.8478).

         The historical earnings per share and weighted average shares outstanding amounts for the Company reflect the equivalent shares of Whitney Common Stock expected to be exchanged in connection with the Mergers based on an assumed Average Market Price of $33.00 per share of Whitney Common Stock.

         There is no stated par value of Whitney Common Stock. In accordance with the pooling-of-interests method of accounting, the historical equities of the merged companies are combined.

                   INFORMATION ABOUT THE COMPANY AND THE BANK

Description of Business

         The Company. The Company is a Mississippi corporation incorporated on July 28, 1987 for the purpose of becoming a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA"), and acquiring a majority of the stock of the Bank through an exchange offer that was effected on February 11, 1988. Since that time, the Bank has been the Company's only subsidiary. The Company's executive office is located at 1300 25th Avenue, Gulfport, Mississippi and its telephone number is (601) 864-7332. At September 30, 1996, the Company had total consolidated assets of approximately $205.7 million and shareholder's equity of approximately $17.3 million.

         The Bank. The Bank, which was organized on October 14, 1903, provides traditional consumer and commercial deposit and loan services in Harrison and Hancock Counties, including the cities of Bay St. Louis, Waveland, Long Beach, Gulfport, Biloxi and Diamondhead, Mississippi. The Bank's services are delivered through a network of ten full service locations, including an office in Bay St. Louis, three branch offices in Gulfport, two branches in Long Beach, two branches in Waveland and a branch in Diamondhead and Biloxi. The Bank also has three drive-up auto bank branches, two of which are in Gulfport and one in Bay St. Louis. In addition to traditional bank services, the Bank offers mortgage loans and VISA/Mastercard. The Bank's deposits are insured by the FDIC. At September 30, 1996, the Bank had total assets of approximately $205.7 million and total deposit liabilities of approximately $187.5 million. The Bank is domiciled in Bay St. Louis, with its principal executive office located at 1300 25th Avenue, Gulfport, Mississippi 39501, and its telephone number is (601) 864-7332.

         Competition. The Bank competes in Hancock and Harrison Counties, Mississippi. Competition among banks for loan customers is generally governed by such factors as loan terms, including interest charges, restrictions on borrowers and compensating balances, and other services offered by such banks. The Bank competes with numerous other commercial banks, savings and loan associations and credit unions for customer deposits, including Bank of Mississippi, Hancock Bank, Peoples Bank and Keesler Federal Credit Union, as well as with a broad range of financial institutions in consumer and commercial lending activities. In addition to thrift institutions, other businesses in the financial services industry compete with the Bank for retail and commercial deposit funds and for retail and commercial loan business.

         Seasonality of Business and Customers. The Bank's deposits represent a cross-section of the area's economy and there is no material concentration of deposits from any single customer or group of customers. No significant portion of the Bank's loans is concentrated within a single industry or group of related industries. Historically, the business of the Bank has not been seasonal in nature and management of the Bank does not anticipate any seasonal trends in the future. The Bank does not rely on foreign sources of funds or income.

         Legal Proceedings. The Company and the Bank normally are parties to and have pending routine litigation arising from their regular business activities of furnishing financial services, including providing credit and collecting secured and unsecured indebtedness. In some instances, such litigation involves claims or counterclaims against the Company and the Bank, or either of them. As of September 30, 1996, neither the Company nor the Bank had any litigation pending other than ordinary routine litigation incidental to their business which was not material in amount in relation to the Company's assets on a consolidated basis.

Market Prices and Dividends

         Neither the Company Common Stock nor the Bank Common Stock is traded on any exchange, and there is no established public trading market for such stock. There are no bid or asked prices available for Company or Bank Common stock. The Company Common Stock has sold at a high of $95 to a low of $90 from 1993 to the date of this Proxy Statement-Prospectus, and other than trades of 550 shares in January 1996 at $91 per share, 30 shares in February 1996 at $95 per share and 332 shares in May 1996 at $90 per share (all in Company Common Stock), neither the Company nor the Bank is aware of any transactions in Company or Bank Common Stock since January 1, 1996. No assurance can be given that these trades were effected on an arm's-length basis.

         The following table sets forth, for the periods indicated, the dividends declared by the Company and by the Bank. The Company's ability to declare and pay dividends after November 14, 1996 is subject to the Plan of Merger. See "The Plan of Merger - Description of the Plan of Merger -- Conduct of Business Prior to the Effective Date."

                               Dividends Declared

                                                                            Company                Bank
                                                                            -------               -----
1994
  First Quarter..............................................                 $0.50               $1.05
  Second Quarter.............................................                  0.50                1.00
  Third Quarter..............................................                  0.50                1.00
  Fourth Quarter.............................................                  1.00                2.00

1995
  First Quarter..............................................                 $0.50               $1.03
  Second Quarter.............................................                  0.50                1.00
  Third Quarter..............................................                  0.50                1.00
  Fourth Quarter.............................................                  1.00                2.00

1996
  First Quarter..............................................                 $0.65               $1.35
  Second Quarter.............................................                  0.65                1.30
  Third Quarter..............................................                  0.65                1.30
  Fourth Quarter.............................................                  1.30                2.60

         As of _____________, 1997, there were 268 record shareholders of the Company (with a total of 184,356 issued and outstanding shares) and 29 record shareholders of the Bank, other than the Company (with a total of 93,190 issued and outstanding shares, 1,012 of which are held by shareholders other than the Company).

Employees

         The Bank employs approximately 130 persons full time and seven persons part time and considers its relationship with its employees to be good.

Security Holdings of Principal Shareholders and Management

         The following tables set forth certain information as of December 31, 1996, with respect to the beneficial ownership of the outstanding shares of Company Common Stock by (i) all persons who beneficially own more than 5% of the outstanding shares and (ii) all directors and executive officers of the Company. Each person has sole voting and investment power with regard to the shares listed opposite his or her name unless otherwise noted. The directors of the Company are also the directors of the Bank. The Company owns 98.91% of the outstanding shares of Bank Common Stock, and no director or executive officer of the Company or the Bank beneficially owns any other shares of Bank Common Stock.

                             PRINCIPAL SHAREHOLDERS

            Name and Address                        Number of Shares
          of Beneficial Owner                     Beneficially Owned                Percent of Class
        ----------------------------              -------------------               ----------------
        Guy C. Billups, Jr.                                77,192(1)                        41.87%
        124 Allan Drive
        Gulfport, Mississippi 39507

------------------------------

1)   Includes 414 shares held by Mr. Billups' spouse.

                         DIRECTORS & EXECUTIVE OFFICERS

                Name of                                Number of Shares
             Beneficial Owner                        Beneficially Owned                  Percent of Class
        --------------------------                  --------------------                 ----------------
        W. R. Allison                                        2,060(1)                          1.10%
        Roy Anderson, Jr.                                    5,806                             3.15%
        Roy Anderson III                                       120                               *
        Guy C. Billups, Jr.                                 77,192(2)                         41.87%
        Guy C. Billups, III                                  9,092                             4.93%
        James F. Cooper                                        800                               *
        George E. Estes                                      2,798                             1.52%
        G. B. Flagg, M.D.                                    1,262                               *
        B. J. Garner                                          960(3)                              *
        E. C. Milner                                           358                               *
        A. J. M. Oustalet, Jr.                                  88                               *
        Mitchell Salloum                                     3,644                             1.98%
        David A. Treutel                                       200(4)                              *

All directors and executive officers
as a group (14 persons)                                    104,390                            56.62%

----------------------------
*    Indicates less than one percent.

(1)  Includes 60 shares owned with Mr. Allison's grandchild.
(2)  Includes 414 shares held by Mr. Billups' spouse.
(3)  Includes 200 shares held by Mr. Garner's spouse.
(4) Includes 150 shares held by a corporation in which Mr. Treutel is the president and a director.

     Four persons, Alan O. Clark, Richard G. Matheny, Pete E. Moran and Charley
E. Rhodes, are executive officers of the Bank but not directors of the Company. These persons beneficially own, in the aggregate, less than one percent of the Company Common Stock.

                    THE COMPANY'S MANAGEMENT'S DISCUSSION AND
            ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
        FOR THE NINE MONTHS OPERATION ENDING SEPTEMBER 30, 1996 AND 1995


     The  following   discussion   should  be  read  in  conjunction   with  the
consolidated financial statements of the Company and related Notes appearing elsewhere in the Proxy Statement-Prospectus.

     The following discussion provides certain information concerning the financial condition and results of operations of the Company for the periods ending September 30, 1996 and 1995. The financial position and results of operations of the Company were due primarily to its banking subsidiary, the Bank. Management's discussion and analysis should be read in conjunction with the financial statements.

         Overview. Net income through September 30, 1996 totaled $1,355,000 compared to $1,228,000 for the same period 1995. Return on average assets was approximately .93% and return on average equity was approximately 10.89% through September 30, 1996, compared to .84% and 10.56% respectively for September 30, 1995. The major contributing factor in the increase in income from 1996 to 1995 was the increase in net interest income.

         Assets at September 30, 1996 increased by $18,669,000 or 9.98% from December 31, 1995, caused by some increase in deposits and increase in equity during the period.

         Net interest income increased slightly from 1995 to 1996. The net margin, the percentage of net interest income to net earning assets, increased slightly from 1995 to 1996.

         Investment securities at September 30, 1996 were $76,756,000 compared to $78,576,000 at December 31, 1995. Loans totaled $83,367,000 at September 30, 1996 compared to $76,027,000 at December 31, 1995. This increase was caused by an increase in the loan demand in the Bank's marketing area.

         Provision for Possible Loan Losses. The provisions for loan losses charged to operating expenses is the result of a continuing review and assessment of the loan portfolio, taking into consideration the history of charge-offs in the loan portfolio by category, the current economic conditions in the lending area, the payment history, ability to repay, and strength of collateral of specific borrowers and other relevant factors. The 1996 provision through September 30 was $275,000 compared to $335,000 for the comparable period of 1995. Recoveries through September 30, 1996 were $69,000 compared to $104,000 for the comparable period of 1995. Loans charged-off declined from the September 30, 1995 figure of $437,000 to $300,000 through September 30, 1996. The loan loss allowance as a percentage of outstanding loans decreased from 1.37% at December 31, 1995 to 1.32% at September 30, 1996. Loans past due ninety (90) days or more and non-accrual loans decreased to $337,000 at September 30, 1996 compared to $509,000 at December 31, 1995.

         Other Operating Income. Other operating income for the nine months ended September 30, 1996 totaled $1,931,000 compared to $1,577,000 for the comparable period of 1995. The increase was caused mostly by the increase in service charges and other related fees on deposit accounts.

         Other Operating Expenses. Other operating expenses increased $601,000 or 12.38% for the comparable periods of 1995 to 1996. This increase was caused by an increase in salaries and employees' benefits.

         Investment Securities. In May 1993 the FASB issued SFAS No. 115 "Accounting for Certain Investments in Debt and Equity Securities." This standard required the Company to classify its securities portfolio into securities held for trading, securities held to maturity and securities available for sale. The Company adopted this accounting method effective December 31, 1993; however, the adoption had no effect on the financial position of the Company in 1995 or 1996 because all investments were classified to be held until maturity. The investments decreased in 1996 to $76,756,000 at September 30, 1996, from $78,576,000 at December 31, 1995. The decrease from 1995 to 1996 is reflected by an increase in loans.

      Security Portfolio. The carrying amount of securities at the dates indicated is set forth in the table below:

                           HELD TO MATURITY SECURITIES
                                 (In Thousands)

                                                            September 30, 1996            December 31, 1995
                                                    ----------------------------  ----------------------------
U.S. Treasury                                       $                     10,973  $                     11,956
U.S. Gov't. Agencies                                                      63,304                        64,091
State & Political Subd.                                                    2,479                         2,529
                                                    ----------------------------  ----------------------------

         Total                                      $                     76,756  $                     78,576
                                                    ============================  ============================

LOANS

Loans outstanding at September 30, 1996 totaled $82,268,000 net of the allowance for loan losses compared to $74,972,000 at December 31, 1995.

         Non-Accrual Loans. Non-accrual loans are loans on which the accrual of interest income has been discontinued and previously accrued interest has been reversed because the borrower's financial condition has deteriorated to the extent that the collection of principal and interest is doubtful. Until the loan is returned to performing status, generally as the result of the full payment of all past due principal and interest, interest income is recorded on the cash basis. Non- accrual loans totaled $153,000 at September 30, 1996 compared to $186,000 at December 31, 1995.

         Other Real Estate Owned. Foreclosed properties held in the other real estate owned account decreased from $1,912,000 at December 31, 1995 to $1,113,000 at September 30, 1996. The 1996 balance represents .54% of assets compared to 1.02% of assets in 1995.

         Summary of Loan Loss Experience. The loan loss experience for the two periods ending September 30, 1996 and 1995 is summarized in the following table:

                                                                                   (In Thousands)
                                                                     September 30, 1996      September 30, 1995
                                                                   --------------------     -------------------
Balances at beginning of period                                    $              1,055     $             1,100
Provision charged to expense                                                        275                     335
Loans charged off                                                                  -300                    -437
Recoveries                                                                           69                     104
                                                                   --------------------     -------------------

Balance at end of period                                           $              1,099     $             1,102
                                                                   ====================     ===================

         Deposits. Total deposits at September 30, 1996 were $187,806,000 up $17,794,000 from December 31, 1995. There were no significant changes in the core deposits of the Company from 1995 to 1996.

         Capital Resources. The Company maintains adequate capital for regulatory purposes and believes it has sufficient capital to absorb the risks inherent in its business. Risk-based capital requirements have been established that weight different assets according to the level of risk associated with that type of assets.

                                   September 30, 1996                      December 31, 1995
                                   ------------------                      -----------------
Risk-based capital ratios:

       Tier 1 capital                       8.97%                                   8.61%
       Total capital                        9.54%                                   9.12%

Leverage ratio                              8.97%                                   8.61%


               THE COMPANY'S MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                 FOR THE YEARS DECEMBER 31, 1995, 1994 AND 1993


         The following discussion provides certain information concerning the financial condition and results of operations of the Company for the years ended December 31, 1995, 1994 and 1993. The financial position and results of operations of the Company were due primarily to its banking subsidiary, the Bank. Management's discussion should be read in conjunction with the financial statements and accompanying notes for the years ended December 31, 1995 and 1994 included elsewhere herein.

         Overview. Net income for 1995 totaled $1,569,334, compared to $1,441,681 for 1994 and $2,006,709 for 1993. Return on average assets was .81% and return on average equity was 10.04% for 1995, compared to .72% and 9.97%, respectively, for 1994 and 1.15% and 15.02%, respectively, for 1993.

         Assets in 1995 increased by $1,739,412, or .94%, from 1994 caused by a increase in customer deposits of $2,514,536, or 1.5%. The increase was caused basically from a increase in the amount of time deposits on deposit at the year-end and the repayment of federal funds sold at December 31, 1994.

         Net interest income decreased from 1994 to 1995 and increased from 1993 to 1994. The net margin, the percentage of net interest income to net earning assets, decreased slightly in 1995, an indication of the continual low interest rates on earning assets and increased rates on deposits. Average earning assets comprised 90.63% and 89.99% of total average assets in 1995 and 1994, respectively, and 88.61% in 1993.

         Net Interest Income. Net interest income for 1995 was $7,247,229, compared to $7,535,718 for 1994 and $7,209,806 for 1993.

         Investment securities at December 31, 1995 were $78,576,184, compared to $97,442,366 at December 31, 1994. This change was caused by a shift in funds from government securities to loans and Federal Funds sold from 1994 to 1995. Loans totaled $76,027,123 at December 31, 1995 and averaged 43.21% of earning assets in 1995. The remaining earnings assets of the Company was its position in Federal Funds sold. The net yield on investment securities declined 3.23% from 1994 to 1995. The net yield on loans increased 3.0% during the same period.

         Loan demand continued to improve in 1995. Net loans increased by $6,374,331 from 1994 to 1995.

         Interest Rate Sensitivity. The Company's interest rate sensitivity is modeled in the GAP Analysis Table. The table depicts a management measurement of the balance sheet interest rate sensitivity GAP at December 31, 1995. Interest rate sensitivity results from the timing differences at which assets and liabilities may be repriced as market rates change. The Company also utilizes other measurement techniques to analyze interest rate sensitivity. The table indicates the Company is positioned, at December 31, 1995, at negative gaps in the 90 and 365 day ranges. In a rising interest situation within these ranges, the Company would theoretically reprice more liabilities than assets; therefore, decreasing net interest income.

                               GAP ANALYSIS TABLE
                             (Amounts in Thousands)

                                         0-90            90-365            1+            Non Interest
                                         Days             Days            Years            Bearing             Total
                                     --------------  -------------    --------------   -----------------   ---------------
ASSETS:
    Federal funds sold               $      11,300   $                $               $                    $       11,300

    Securities                               4,000           9,035           65,541                                78,576

    Loans                                   17,621          12,187           46,219                                76,027

    Other assets                                                                                  21,112           21,112
                                     -------------   -------------    -------------   ------------------   --------------

        Total assets                 $      32,921   $      21,222    $     111,760   $           21,112   $      187,015
                                     =============   =============    =============   ==================   ==============

LIABILITIES:
    Money market, NOW
     and savings                     $      76,448   $                $               $                    $       76,448

    Time deposits                           30,949          18,172           10,781                                59,902

    Non interest-
     bearing demand                                                                               33,662           33,662

    Other liabilities and
     equity                                                                                       17,003           17,003
                                     -------------   -------------    -------------   ------------------   --------------

        Total liabilities
         and equity                  $     107,397   $      18,172    $      10,781   $           50,665   $      187,015
                                     =============   =============    =============   ==================   ==============

Periodic gap                         $     -74,476   $       3,050    $     100,979   $          -29,553

Cumulative gap                             -74,476         -71,426           29,553

Percent of total earning
 assets                                      44.9%            43.1%           17.8%

                                       30

         Provision for Possible Loan Losses. The provision for loan losses charged to operating expenses is the result of a continuing review and assessment of the loan portfolio, taking into consideration the history of charge-offs in the loan portfolio by category, the current economic conditions in the lending area, the payment history, ability to repay, and strength of collateral of specific borrowers, and other relevant factors. The 1995 provision was $420,000, compared to $576,322 in 1994 and $397,000 in 1993. Recoveries in
1995 were  $158,261,  compared to $135,846 in 1994 and  $137,611 in 1993.  Loans charged off increased from the 1994 figure of $514,259 to $623,180 in 1995. Loans charged off in 1993 was $433,579.

         The Company maintains an allowance for loan losses which it believes is adequate to absorb reasonably foreseeable losses in the loan portfolio. The allowance for loan losses decreased $130,433 from December 31, 1994 to 1995. Coupled with the increase in loans, the allowance for loan losses as a percentage of total loans declined from 1.58% at year-end 1994 to 1.39% at year-end 1995. The percentage at December 31, 1993 was 1.42%.

         Non-interest Income. Non-interest income in 1995 totaled $2,431,513, compared to $1,973,492 in 1994 and $1,742,881 in 1993. The increase was caused mostly by the increase in service charges and related fees on deposit accounts.

         Non-interest Expense. Non-interest expenses increased $235,505, or 3.52%, from 1994 levels and $1,128,679 from 1993. Salaries and employee benefits increased by $467,250, or 12.8%, caused entirely by salary adjustments and increased hospitalization insurance for 1995 and the increase from 1993 to 1994 was $382,045 or 11.7%. Occupancy expenses increased by $86,757 from year-end 1994 to 1995 and $157,299 from 1993 to 1994. This increase was caused by a increase in depreciation expense on bank facilities due to the addition of a new computer system and other fixed assets.

Analysis of Financial Condition

         Investment Securities. In May 1993, the FASB issued SFAS No. 115 "Accounting for Certain Investments in Debt and Equity Securities." This standard required the Company to classify its securities portfolio into securities held for trading, securities held to maturity, and securities available for sale. The Company adopted this accounting method effective December 31, 1993; however, the adoption had no effect on the financial position of the Company because all investments were classified to be held for maturity.

         In 1995 investment securities decreased by $18,866,182 from 1994. The total value of the investment securities at December 31, 1995, was 78,576,184. The decrease from 1994 to 1995 is reflected by an increase in net loans of $6,374,331 from 1994 to 1995 and federal funds sold of $11,300,000.

         Securities Portfolio. The carrying amount of securities at the dates indicated is set forth in the table below:


                           HELD TO MATURITY SECURITIES
                                                                                      December 31,
                                                                       ----------------------------------------
                                                                                1995                  1994
                                                                       ------------------     -----------------
U.S. Treasury                                                          $       11,956,408     $      12,934,923
U.S. Agencies                                                                  64,090,325            82,349,339
State & Political Subd.                                                         2,529,451             2,158,104
                                                                       ------------------     -----------------

      Total                                                            $       78,576,184     $      97,442,366
                                                                       ==================     =================

                                       31

         Investment Securities Maturity Distribution. At December 31, 1995, held to maturity securities at cost were scheduled to mature as follows:

                                                                                            After One
                                                         Within                            But Within
                                                        One Year                            Five Years
                                           ---------------------------------    ---------------------------------
                                                  Amount            Yield             Amount           Yield
                                           -----------------   -------------    -----------------   -------------
U.S. Treas'y & Gov't
  Agencies                                 $      12,997,395          5.72%     $      63,049,338           6.05%
State & Political Subd.                               38,000          7.61              2,491,451           5.04
                                           -----------------   -------------    -----------------   -------------

      Total                                $      13,035,395          5.73%     $      65,540,789           5.84%
                                           =================   =============    =================   =============

         Loans. Loans outstanding at December 31, 1995, totaled $74,972,042 net of the allowance for loan losses and unearned discount. The following table shows the amounts of loans outstanding according to the type of loan for each of the periods rendered.

                                                                       (In Thousands)
                                                                        December 31,
                                           -----------------------------------------------------------------
                                                         1995                              1994
                                           ------------------------------   --------------------------------
                                                Amount         Percent          Amount              Percent
                                           -----------------   --------     --------------          --------
Real estate                                $          40,202     52.05%     $       35,798           50.51%
Commercial & Industrial                               11,819     15.30              12,636           17.83
Installment loans to
 individuals                                          21,998     28.48              21,352           30.13
Obligations of state and
 political subdivisions                                2,760      3.57                 836            1.18
Other                                                    464       .60                 246             .35
Unearned discount                                     -1,216                        -1,170
                                           -----------------  --------      --------------          -------
      Net loans                            $          76,027    100.00%     $       69,698          100.00%
                                           =================   =======      ==============          =======

Real estate loans comprise 52.05% and commercial and industrial loans 15.30% of the loan portfolio at December 31, 1995. These percentages are consistent with 1994. The portfolio consists of mostly of fixed rate loans.

         Non-performing Assets. Non-accrual loans and foreclosed assets are included in non-performing assets. Non- performing assets increased $1,605,136, during 1995 to $2,098,487 at December 31, 1995. Other real estate increased from $289,000 in 1994 to $1,912,311, while non-accrual loans decreased from $203,861 to $186,176 from 1994 to 1995. Non-accrual loans were $315,553 in 1993 and other real estate was $362,771.

         Non-accrual loans are loans on which the accrual of interest income has been discontinued and previously accrued interest has been reversed because the borrower's financial condition has deteriorated to the extent that the collection of principal and interest is doubtful. Until the loan is returned to performing status, generally as the result of the full payment of all past-due principal and interest, interest income is recorded on the cash basis. Interest income that would have been recognized on non-accrual loans had those loans been on accrual status at contractual terms throughout 1995, 1994 and 1993 was $20,572, $26,021 and $40,008, respectively.

         On January 1, 1995, the Company adopted SFAS No. 114, "Accounting by Creditors for Impairment of a Loan," as amended by SFAS No. 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures." As of December 31, 1995, the amount of impaired loans and disclosures related thereto were not material.

         Summary of Loan Loss Experience. The loan loss experience for the three years ended December 31, 1995, 1994 and 1993 is summarized in the following table.

                                                   1995                    1994                     1993
                                            ------------------      ------------------       -----------------
Balances at beginning of year               $        1,100,000      $          902,091       $         801,059
Provision charged to expense                           420,000                 576,322                 397,000
Loans charged off                                     -623,180                -514,259                -433,579
Recoveries                                             158,261                 135,846                 137,611
                                            ------------------      ------------------       -----------------

       Balance at end of year               $        1,055,081      $        1,100,000       $         902,091
                                            ==================      ==================       =================

Ratio of net charge offs to average
 loans outstanding                                        .62%                    .56%                    .48%

         Deposits. Total deposits at December 31, 1995, were $170,012,442, an increase of $2,514,536 from the December 31, 1994, total of $167,497,906. This increase in deposits was caused by an increase in certificates of deposit.

         Liquidity. Liquidity involves the Company's ability to raise funds to support asset growth or to reduce assets, meet deposit withdrawals and other borrowing needs, maintain reserve requirements and otherwise operate the company on an ongoing basis.

         As shown in the 1995 statement of cash flows, cash and cash equivalents increased by $12,979,931. This increase was caused basically by the maturity of U.S. Government securities during 1995 and the funds being reinvested in overnight Federal Funds sold and the increase in deposits. Net income from operations contributed $2,863,604 in 1995, $2,330,193 in 1994 and $2,656,674 in
1993. During the past three years, the Company has relied on its position in Federal Funds sold and maturities in the investment portfolio for liquidity. These factors are considered to maintain adequate liquidity for the Company.

         Capital Resources. The Company maintains adequate capital for regulatory purposes, and believes it has sufficient capital to absorb the risks inherent in its business. Risk-based capital requirements have been established that weight different assets according to the level of risk associated with that type of assets.

         The following table summarizes specific capital ratios of the Company at December 31, 1995, 1994 and 1993:

                                                                                                      Minimum
                                                                                                     Regulatory
                                          1995                 1994               1993               Guidelines
                                   ----------------    -------------------- -----------------  -----------------------
Risk-based capital ratios:
       Tier 1 capital                      8.61%               8.08%             7.68%               4.0%
       Total capital                       9.12%               8.62%             8.13%               8.0%

Leverage ratio                             8.61%               8.08%             7.68%               3.0%


Certain Statistical Information

         The following tables present historical statistical information concerning the Company's consolidated balance sheet items, investment securities, loan portfolio, loan loss experience, deposits and return on equity and assets for the periods indicated, and do not purport to be indicative of results that may be obtained in the future.


                                              1995                            1994                             1993
                                ------------------------------  -------------------------------   -------------------------------
                                  Average             Yield/     Average                           Average               Yield/
                                 Balance   Interest     Rate      Balance   Interest    Rate       Balance    Interest    Rate
                                ---------  ---------  --------  ---------- ---------- ----------  ----------  --------- --------
                                                                      (In Thousands)
          ASSETS
Interest-earning assets:
  Loans(1)                      $  74,616  $  6,912     9.26%   $   67,178  $  6,037     8.99%   $   61,064   $  5,750      9.42%
  Taxable securities               86,640     5,185     5.98        90,419     5,451     6.03        82,836      5,234      6.32
  Tax-exempt securities             2,344       112     4.78         2,080       113     5.43         2,041        130      6.37
  Federal funds sold               12,349       785     6.36        20,898       803     3.84         9,039        428      4.74
                                ---------  --------  ---------   ---------  --------  ---------   ---------   --------  --------

    Total interest-earning assets 175,949    12,994     7.39       180,575    12,404     6.87       154,980     11,542      7.45

Noninterest-earning assets:
  Cash and due from banks          12,767                           15,250                           11,282
  Premises and equipment, net       4,390                            4,039                            3,663
  Other assets                      2,114                            2,002                            5,819
Less allowance for loan losses     -1,077                           -1,001                             -851
                                 ---------  --------  ---------   ---------  --------  ---------   --------  ---------  ---------
    Total                       $ 194,143                         $200,865                         $174,893
                                ==========                        ========                         ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Interest-bearing liabilities:
  Money market and NOW
      accounts                  $  73,561  $  2,323     3.16%   $   87,154  $  2,666     3.06%    $  79,375   $  2,389      3.01%
  Savings deposits                 19,169       648     3.38        22,623       711     3.14        15,094        479      3.17
  Time deposits                    54,358     2,773     5.10        38,191     1,491     3.90        36,467      1,460      4.00
                                ---------  --------  ---------  ----------  --------  ---------   ---------   --------  --------
    Total interest-bearing
        deposits                  147,088     5,744     3.91       147,968     4,868     3.29       130,936      4,328      3.31

Federal funds purchased                54         3     5.56             -         -          -          81          4      4.94
                                ---------  --------  ---------  ----------  --------  ---------   ---------   --------  --------

    Total interest-bearing
       liabilities                147,142     5,747     3.91       147,968     4,868     3.29       131,017      4,332      3.31

Noninterest-bearing liabilities:
  Demand deposits                  30,508                           37,618                           29,789
  Other                               859                              802                              721
                                ---------                       ----------                        ---------
    Total liabilities             178,509                          186,388                          161,527
Stockholders' equity               15,634                           14,477                           13,366
                                ---------                       ----------                        ---------

    Total                       $ 194,143                         $200,865                        $ 174,893
                                =========  --------               ========  --------              =========   --------

Net interest income                        $  7,247                         $  7,536                          $  7,210
                                           ========  ---------              ========  ---------               ========  ----------

Net yield on interest-earning assets                     4.12%                            4.17%                              4.65%
                                                     =========                        =========                         ==========

(1) For the purpose of these computations, nonaccruing loans are included in the average loan amounts outstanding.

                                      1995 Compared to 1994                 1994 Compared to 1993
                                 Increase (Decrease) due to (1)        Increase (Decrease) due to (1)
                                --------------------------------     --------------------------------
                                  Volume       Rate        Net         Volume      Rate        Net
                                ----------  --------  ----------     --------   --------   ----------
                                                            (In Thousands)
Interest earned on:
 Loans                          $     688  $    187   $     875     $    549   $   -262    $    287
 Taxable securities                  -239       -27        -266          448       -231         217
 Tax-exempt securities                 12       -13          -1            2        -19         -17
 Federal funds sold                  -216       198         -18          455        -80         375
                                ---------  --------   ---------     --------   --------    --------

    Total interest-
      earning assets            $     245  $    345   $     590     $  1,454   $   -592    $    862
                                =========  ========   =========     ========   ========    ========

Interest paid on:
 Money market and
  NOW accounts                  $    -415  $     72   $    -343     $    237   $     40    $    277
 Savings deposits                    -109        46         -63          236         -4         232
 Time deposits                        824       458       1,282           67        -36          31
 Federal funds
  purchased                             3                     3           -4                     -4
                                ---------  --------   ---------     --------   --------    --------

    Total interest-
      bearing liabilities       $     303  $    576   $     879     $    536   $      0    $    536
                                =========  ========   =========     ========   ========    ========

(1) The change in interest due to both volume and rate has been allocated to volume and rate changes in proportion to the relationship of the absolute dollar amounts of the change in each.

                                       35

         This table summarizes the Company's loan loss experience for each of the three years ended December 31, 1995, 1994 and 1993.

                                                                       December 31,
                                                   1995                    1994                    1993
                                            ------------------     ------------------       ------------------
                                                                     (In Thousands)
Balances at January 1                       $            1,100      $              902       $             801
Charge-offs:
  Commercial                                               351                     295                     234
  Real estate                                               13                      65                      15
  Installment                                              259                     153                     185
                                            ------------------      ------------------       -----------------
      Total                                                623                     513                     434

Recoveries:
  Commercial                                                68                      78                      84
  Real estate                                               26                                               8
  Installment                                               64                      57                      46
                                            ------------------      ------------------       -----------------
      Total                                                158                     135                     138

Less net charge-offs                                       465                     378                     296
Additions charged to operations                            420                     576                     397
                                            ------------------      ------------------       -----------------

    Balance at December 31                  $            1,055      $            1,100       $             902
                                            ==================      ==================       =================

Ratio of net charge offs to average
  loans outstanding                                        .62%                    .56%                    .48%
                                            ==================      ==================       =================


         This table shows an allocation of the allowance for loan losses as of the end of each of the last two years:

                                                        Percent of                               Percent of
                                                        Loans In                                  Loans In
                                                          Each                                      Each
                                         1995           Category To             1994             Category To
                                         Amount         Total Loans            Amount            Total Loans
                                   ----------------    ---------------     ----------------    ---------------
Commercial                         $            355                 34%    $            440                40%
Real estate                                     475                 45                  393                36
Installment                                     154                 15                  190                17
Other                                            71                  6                   77                 7
                                   ----------------    ---------------     ----------------   ---------------

    Total                          $          1,055                100%    $          1,100               100%
                                   ================    ===============     ================   ===============



         This table summarizes the Company's loan maturities for 1995 and 1994.

                                                                        1995                     1994
                                                                    ------------------       -----------------
                                                                                   (In Thousands)
Due in 3 months or less                                             $           17,803       $          14,626
Over 3 months through 12 months                                                 12,187                  12,481
Over 1 year through 5 years                                                     43,260                  38,072
Over 5 years                                                                     3,993                   5,689
                                                                    ------------------       -----------------

     Total                                                          $           77,243       $          70,868
                                                                    ==================       =================


         Maturities of time deposits of $100,000 or more issued by the Company, outstanding at December 31, 1995 are summarzed as follows:

                                   (In Thousands)
3 months or less                                                                             $          13,091
Over 3 months through 6 months                                                                           4,449
Over 6 months through 12 months                                                                          1,112
Over 1 year                                                                                  $           3,174
                                                                                             -----------------

     Total                                                                                   $          21,826
                                                                                             =================

         Details of other income and expenses are as follows:

                                                     1995                    1994                    1993
                                            ------------------      ------------------       -----------------
Other Income:
  Gain on sale of property                  $           89,790      $           27,896       $               0
  Other                                                  2,370                  17,039                   9,028
                                            ------------------      ------------------       -----------------

     Total                                  $           92,160      $           44,935       $           9,028
                                            ==================      ==================       =================

Other expenses:
  Advertising                               $          159,640      $          148,464       $         143,121
  Insurance                                            197,107                 164,197                 152,141
  Supplies                                             152,042                 142,931                 118,322
  Other                                                932,190               1,318,844                 826,418
                                            ------------------      ------------------       -----------------

     Total                                  $        1,440,979      $        1,774,436       $       1,240,002
                                            ==================      ==================       =================

                                       37

                            INFORMATION ABOUT WHITNEY

General

         Whitney, a Louisiana corporation, is a multi-bank holding company registered pursuant to the BHCA. It became an operating entity in 1962 with Whitney Bank as its only significant subsidiary. Whitney Bank, a national banking association headquartered in Orleans Parish, Louisiana, has been engaged in the general banking business in the City of New Orleans continuously since 1883. Whitney Bank currently offers banking and trust services through 61 branches located in south Louisiana, including branches in the metropolitan areas of New Orleans (including suburban Jefferson and St. Tammany Parishes), Baton Rouge, Lafayette and Morgan City, and a foreign branch on Grand Cayman in the British West Indies. In December 1994, Whitney established the Whitney Bank of Alabama, and through this new, Alabama state-chartered banking subsidiary, became the first Louisiana bank holding company to enter the Alabama market through its acquisition of the Mobile area operations of The Peoples Bank, Elba, Alabama on February 17, 1995. Whitney Bank of Alabama currently operates 10 branches and one loan production office serving metropolitan Mobile and Montgomery, Alabama and the Alabama Gulf Coast region.

         On October 25, 1996, Whitney acquired Liberty Bank and American Bank and Trust, both of Pensacola, Florida, through mergers of those institutions into Whitney National Bank of Florida ("Whitney Bank-Florida"), a wholly-owned subsidiary of Whitney formed for that purpose. Whitney Bank-Florida operates five branches serving Pensacola, Florida and surrounding areas.

         Whitney Bank, Whitney Bank of Alabama and Whitney Bank-Florida (Whitney's banking subsidiaries) are full-service commercial banks engaged in commercial and retail banking and in the trust business, including the taking of deposits, the making of secured and unsecured loans, the financing of commercial transactions, the delivery of corporate, pension and personal trust and investment services and safe deposit rentals. Whitney Bank also issues credit cards and is active as a correspondent for other banks.

         During 1995, Whitney established Whitney Community Development Corporation ("WCDC"), a for-profit community development corporation incorporated under the laws of the State of Louisiana. WCDC is authorized to make equity and debt investments in corporations or projects designed primarily to promote community welfare, including the economic rehabilitation and development of low-income areas by providing housing, services or jobs for residents, or promoting small businesses that service low-income areas. The initial capitalization of WCDC was $1,000,000.

         At September 30, 1996, Whitney had consolidated total assets of approximately $3.5 billion, consolidated total deposits of approximately $2.7 billion and consolidated shareholders' equity of approximately $384 million. Whitney's and Whitney Bank's principal executive offices are located at 228 St. Charles Avenue, New Orleans, Louisiana 70130, and its telephone number is (504) 586-7117.

Recent Developments

         Whitney has entered into a definitive agreement dated October 11, 1996, as amended, with First National Bankshares, Inc. ("FNB") and its wholly-owned subsidiary First National Bank of Houma ("FNBH"), pursuant to which FNB would merge with and into Whitney and, in due course, FNBH would merge into Whitney Bank (the "FNB Acquisition"). FNBH is a national banking association headquartered in Houma, Louisiana, with approximately $219 million in assets and five branches serving the Houma area.

         Under the terms of the FNB agreement, shareholders of FNB would receive, in the aggregate, shares of Whitney Common Stock having a value of approximately $41 million, based on an assumed average market price of Whitney Common Stock between $28.50 and $36.50 per share. As in the Company Merger, the actual value on the effective date of the FNB Acquisition of the shares of Whitney Common Stock to be received by FNB shareholders may be more or less than the amount described above inasmuch as such consideration will be determined in reference to a defined "average market price" of Whitney Common Stock that can be no less than $28.50 or more than $36.50. The FNB Acquisition is expected to be consummated in the first quarter of 1997, but is subject to regulatory approval and other customary conditions. There can be no assurance that the FNB Acquisition will be consummated at such time or at all.

         Whitney  continues  to  explore  opportunities  to  acquire  additional financial institutions as part of an expansion strategy that focuses on developing a significant banking presence along the United States Gulf Coast from the Texas- Louisiana border through the Florida panhandle. Discussions are continually being carried on relating to such potential acquisitions. Whitney may, after the date of this Proxy Statement-Prospectus, enter into one or more acquisition agreements with one or more of such institutions; however, it is not currently known whether Whitney's discussions will result in further acquisitions or on what terms any such acquisitions would be made.

         On January 16, 1997, Whitney announced 1996 annual earnings of $40.6 million, or $2.26 per share, with fourth quarter 1996 earnings of $11.1 million, or $0.61 per share, in each case after the recognition of non-recurring merger-related expenses (net of tax) of $3.45 million and $1.17 million, respectively.

Market Prices of and Dividends Declared on Whitney Common Stock

         Whitney Common Stock is included for quotation in the NASDAQ National Market System under the symbol "WTNY." The following table sets forth, for the periods indicated the high and low reported closing sale prices per share of Whitney Common Stock as reported on the NASDAQ National Market System and the quarterly dividends declared for each such period.

               Price Range of Common Stock and Quarterly Dividends

                                                                High              Low              Dividend*
                                                               ------            -------           ---------
1994
  First Quarter..............................................  $24               $21 1/2             $0.14
  Second Quarter.............................................  27 1/4             21 3/4              0.14
  Third Quarter..............................................  28 1/2             25 3/4              0.15
  Fourth Quarter.............................................   27                 21                 0.17

1995

  First Quarter.............................................. $25 3/4             $22                $0.18
  Second Quarter.............................................  27 3/8              24                 0.19
  Third Quarter..............................................   34                26 3/4              0.19
  Fourth Quarter.............................................  31 1/2             29 3/4              0.21

1996
  First Quarter.............................................. $31 3/4            $29 3/4             $0.22
  Second Quarter.............................................  31 3/4             29 3/4              0.25
  Third Quarter..............................................  30 7/8             29 1/2              0.25
  Fourth Quarter.............................................  35 7/8             31 3/4              0.25

-------------------------
* Dividends per share for 1994 and 1995 have been restated to reflect the Citizens Acquisition. See "Summary - Selected Financial Data of Whitney."

Incorporation of Certain Information by Reference

         The following documents, or the indicated portions thereof, have been filed by Whitney with the Commission, and are incorporated by reference into this Proxy Statement-Prospectus: Whitney's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (the "1995 10-K"); Whitney's Form 10-K/A (Amendment No. 1 to the 1995 10-K) filed with the Commission on July 3, 1996; Whitney's Quarterly Report on Form 10-Q for the fiscal quarter ended

March 31, 1996; Whitney's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1996; Whitney's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1996; Whitney's Current Report on Form 8-K filed with the Commission on January 19, 1996 (the "Form 8-K"); Whitney's Current Report on Form 8-K filed with the Commission on January 26, 1996; Whitney's
Current Report on form 8-K filed with the Commission on March 25, 1996 (the "March 8-K"); Whitney's Form 8-K/A (Amendment No. 1 to the March 8-K) filed with the Commission on May 21, 1996; Whitney's Current Report on Form 8-K filed with the Commission on January 24, 1997; and the description of Whitney Common Stock set forth in Whitney's Registration Statement under the Exchange Act, as updated and modified in its entirety by the Form 8-K (File No. 0-1026).

         In addition, all other documents that will be filed by Whitney with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the date of this Proxy Statement- Prospectus and prior to the date of the Meetings shall be deemed to be incorporated by reference in this Proxy Statement-Prospectus and to be a part hereof from the date of their filing. See "Available Information" and "Incorporation of Certain Documents by Reference" for information with respect to securing copies of documents incorporated by reference in this Proxy Statement-Prospectus.

         Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other document subsequently filed and incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement-Prospectus.

                       COMPARATIVE RIGHTS OF SHAREHOLDERS

         If the shareholders of the Company and the Bank approve the Plan of Merger and the Mergers are subsequently consummated, all shareholders of the Company and the Bank, other than those exercising dissenters' rights, will become shareholders of Whitney, and their rights will be governed by and be subject to the Articles of Incorporation and Bylaws of Whitney rather than the Articles of Incorporation and Bylaws of the Company and the Bank. The following is a description of the Whitney Common Stock and a brief summary of certain of the principal differences between the rights of shareholders of Whitney and those of the Company and the Bank not described elsewhere herein.

Description of Whitney Common Stock

         The authorized capital stock of Whitney consists of 40,000,000 shares of common stock, no par value, of which 17,957,051 were outstanding on December 31, 1996. The following description of Whitney's capital stock is qualified in its entirety by reference to Whitney's Articles of Incorporation and By-laws and to the applicable provisions of the LBCL.

         Common Stock

         Voting Rights - Non-cumulative Voting. Holders of Whitney Common Stock are entitled to one vote per share on all matters to be voted on by the shareholders. Holders of Whitney Common Stock do not have cumulative voting rights. As a result, the holders of more than 50% of the Whitney Common Stock may elect all of the directors.

         Dividend Rights. Holders of outstanding Whitney Common Stock are entitled to receive such dividends, if any, as may be declared by the Board of Directors, in its discretion, out of funds legally available therefor.

         Liquidation Rights. In the event of the liquidation of Whitney, the holders of Whitney Common Stock are entitled to receive pro rata any assets distributable to shareholders in respect of their shares.

         Preemptive Rights. Holders of Whitney Common Stock have no preemptive rights to subscribe for additional shares of capital stock.

         Directors

         The Board of Directors of Whitney is divided into five classes, as nearly equal in number as possible, with members of each class to serve for five years, and with one class being elected each year. Directors of Whitney must also be shareholders of Whitney. Any director of Whitney may be removed from office with or without cause only by the affirmative vote of at least 90% of the voting power of Whitney present at a special meeting of the shareholders called for that purpose. The quorum requirement for such a meeting is 90% of the total voting power of Whitney present in person or by proxy at a special meeting called for that purpose.

         The LBCL permits corporations to (i) include provisions in their articles of incorporation that limit the personal liability of directors and officers for monetary damages resulting from breaches of the duty of care, subject to certain exceptions, and (ii) indemnify directors and officers, among others, in certain circumstances for their expenses and liabilities incurred in connection with defending pending or threatened suits. Whitney's Articles of Incorporation include a provision that eliminates the personal liability of directors and officers to Whitney and its shareholders for monetary damages resulting from breaches of the duty of care to the full extent currently permitted by the LBCL and further provides that any amendment or repeal of that provision will not affect the elimination or limitation of liability of an officer or director with respect to conduct occurring prior to the time of such amendment or appeal.

         The Articles of Incorporation also provide for indemnification and advancement of expenses of any officer, director, employee or agent of Whitney for any action taken in good faith by that officer, director, employee or agent. Indemnification in the case of actions by or in the right of Whitney shall be limited to expenses actually and reasonably incurred in defense or settlement of the action. The Board of Directors, in its discretion, may choose to provide further indemnification to officers, directors, employees and agents of Whitney.

         The Articles of Incorporation and By-laws authorize Whitney to maintain insurance covering the actions of its officers, directors, employees and agents, and its By-laws provide for indemnification to the fullest extent allowed under the LBCL.

         No amendment to Whitney's Articles may amend any of the provisions thereof relating to the Board of Directors unless such amendment receives the affirmative vote of 90% of the voting power present at a shareholders meeting for which there is a quorum as described above; provided, however, that such 90% vote is not required for any amendment unanimously recommended to the shareholders by the Board of Directors at a time when there is no Related Person (as defined below).

         Supermajority and Fair Price Provisions

         Supermajority Provisions. The Articles of Incorporation contain certain provisions designed to provide safeguards for shareholders when a Related Person (as defined below) attempts to effect a Business Combination (as defined below) with Whitney. In general, a Business Combination between Whitney and a Related Person must be approved by the affirmative vote of at least 90% of the voting power of Whitney present at a shareholders meeting, at which meeting at least 90% of the total voting power of Whitney must be present in person or by proxy to constitute a quorum, unless certain minimum price and procedural requirements are satisfied and the Board of Directors of Whitney has the opportunity to state its recommendations to the shareholders in a proxy statement. If these requirements are satisfied, only the affirmative vote of two-thirds of the voting power present or represented at a shareholders meeting of Whitney (the quorum for which would be the presence in person or by proxy of a majority of the total voting power of Whitney) would be required.

         A "Related Person" is defined as any person who, together with certain persons related to him or it, is the beneficial owner of 10% or more of the outstanding shares of Whitney stock entitled to vote in elections of directors. The term "beneficial owner" includes persons directly or indirectly owning or having the right to acquire or vote the stock of Whitney.

         A "Business Combination" includes the following transactions: (1) any merger or consolidation involving Whitney or its principal subsidiary; (2) any sale or lease by Whitney or its principal subsidiary of all or a substantial part
                                       41
of its assets; or (3) any sale or lease to Whitney or any of its subsidiaries of any assets of any Related Person in exchange for securities of Whitney or its principal subsidiary.

         Fair Price Provisions. There is no requirement that 90% of the voting power present of Whitney approve a Business Combination between a Related Person and Whitney if all of the requirements described below are satisfied:

         (1) Minimum Price Requirement. The cash, or fair market value of other consideration, to be received per share by shareholders of Whitney in connection with the Business Combination must bear the same or a greater percentage relationship to the market price of Whitney Common Stock immediately prior to the announcement of such Business Combination as the highest per share price (including brokerage commissions and soliciting dealers' fees) that the Related Person has theretofore paid for any of the shares of Whitney Common Stock already owned by it bears to the market price of the Whitney Common Stock immediately prior to the commencement of the acquisition of Whitney Common Stock by the Related Person. In addition, the cash, or fair market value of other consideration, to be received per share by shareholders of Whitney in such Business Combination must not be less than (i) the highest per share price
(including brokerage commissions and soliciting dealers' fees) paid by the Related Person in acquiring any of its holdings of Whitney Common Stock and (ii) the earnings per share of Whitney Common Stock for the four full consecutive fiscal quarters immediately preceding the record date for solicitation of votes on such Business Combination, multiplied by the then price/earnings multiple (if any) of the Related Person as customarily computed and reported in the financial community.

         (2) Procedural Requirements. The following procedural requirements must be satisfied at all times after the Related Person becomes a Related Person: (i) the Related Person shall have taken steps to ensure that Whitney's Board of Directors included at all times representation by Continuing Directors (as defined below) proportionate to the stockholdings of Whitney's shareholders not affiliated with the Related Person; (ii) there shall have been no reduction in the rate of dividends paid on the shares of Whitney Common Stock unless otherwise approved by unanimous vote of the directors (iii) the Related Person shall not have acquired any newly issued shares of Whitney stock, directly or indirectly, except upon conversion of convertible securities acquired by it prior to becoming a Related Person or as a result of a prorata stock dividend or stock split; and (iv) the Related Person shall not have acquired any additional shares of Whitney Common Stock or securities convertible into Whitney Common Stock except as part of the transaction by which such Related Person became a Related Person.

         A "Continuing Director" includes a person who was a member of the Board of Directors of Whitney elected by the shareholders prior to the time that a Related Person acquired in excess of 10% of the stock of Whitney, or a person recommended to succeed a Continuing Director by a majority of Continuing Directors.

         (3) Actions Prior to Becoming a Related Person. The Related Person shall not have (i) received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by Whitney; or (ii) made any major change in Whitney's business or equity capital structure without the unanimous approval of the Board of Directors, in either case prior to the consummation of the Business Combination.

         (4) Proxy Statement. A proxy statement responsive to the requirements of the Exchange Act shall be mailed to all shareholders of Whitney for the purpose of soliciting shareholder approval of the Business Combination and shall contain at the front thereof, in a prominent place, any recommendations as to the advisability (or inadvisability) of the Business Combination that the Continuing Directors, or any of them, may choose to state, and if deemed advisable by a majority of the Continuing Directors, an opinion of a reputable investment banking firm as to the fairness (or not) of the terms of such Business Combination from the point of view of shareholders other than the Related Person.

         (5) Vote Necessary to Amend Articles of Incorporation. The Articles of Incorporation provide that the affirmative vote of the holders of 90% or more of the voting power present at a shareholders meeting for which there is a quorum as described above is required in order to amend the fair price provisions, provided that only a vote of the holders of a majority of the total voting power of Whitney is required if the action to amend is unanimously recommended to shareholders by the Board of Directors if all such directors are persons who would be eligible to serve as Continuing Directors.

         Purposes and Effect of Supermajority and Fair Price Provisions. The fair price provisions are designed to prevent a purchaser from utilizing two-tier pricing and similar inequitable tactics in the event of an attempted takeover of Whitney. In the absence of the supermajority and fair price provisions, a purchaser who acquired control of Whitney would be in a position, by virtue of such control, to compel minority shareholders to accept a lower price or a less desirable form of consideration than that given to other shareholders.

         The effect of the provisions is to encourage any Related Person or potential Related Person interested in a Business Combination to negotiate the terms of such transaction with the Board of Directors of Whitney prior to its acquisition of a substantial amount of the capital stock of Whitney and in a context that would provide adequate time and information so that all relevant considerations would receive the requisite attention and, if necessary, publicity.  The Board of  Directors  of  Whitney  believes  that the  Continuing
Directors of Whitney are likely to be more knowledgeable than individual shareholders in assessing the business and prospects of Whitney and are accordingly better able to negotiate effectively with the Related Person. Also, the provisions should help to protect those shareholders who by choice or for lack of adequate opportunity did not sell shares in the first step of a two-tiered offer, by ensuring that a fair price will be paid to the shareholders in the second step of the two-tiered transaction if, but only if, the Related Person elects to initiate a second step.

         It should be noted, however, that tender offers are usually made at premium prices above the prevailing market price of a company's stock. In addition, acquisitions of stock by persons attempting to acquire control through market purchases may cause the market price of the stock temporarily to reach levels that are higher than would otherwise be the case. Because of the higher percentage requirements for shareholder approval of any subsequent Business Combination, and the possibility of having to pay a higher price to other shareholders in such a Business Combination, it may become more costly for a purchaser to acquire control of Whitney. The Articles of Incorporation may discourage such purchases, particularly those for less than all of the shares of Whitney, and may therefore deprive holders of the Whitney Common Stock of an opportunity to sell their stock at a temporarily higher market price. A potential purchaser of stock seeking to obtain control may also be discouraged from purchasing stock because a supermajority shareholder vote would be required in order to change or eliminate the fair price protection provisions in the Articles of Incorporation.

         Although the supermajority and fair price provisions are designed to assure fair treatment of all shareholders in the event of a takeover, the provisions may also adversely affect the ability of shareholders to benefit from certain transactions that are opposed by the Board of Directors of Whitney.

         In certain instances, the fair price provisions, while providing objective pricing criteria, could be arbitrary and not indicative of value. In addition, a Related Person may be unable, as a practical matter, to comply with all of the procedural requirements of the Articles of Incorporation. In these circumstances, a potential purchaser would be forced either to negotiate with the Continuing Directors and offer terms acceptable to them or to abandon the proposed Business Combination.

         Under the fair price provisions, in certain circumstances, a Business Combination that might be attractive to some shareholders might never be proposed to the shareholders by a Related Person, or if proposed, might not be consummated. Further, the provisions may, under certain circumstances, give holders of a minority of the voting power a veto power over a Business Combination that the majority of shareholders may believe desirable and beneficial. To Whitney's knowledge, on December 31, 1996, directors and executive officers of Whitney beneficially owned approximately 1,378,850 shares (approximately 7.7%) of the Whitney Common Stock. Therefore, it may be difficult or impossible for a Related Person to secure the necessary supermajority vote without management's approval.

         Since only the Continuing Directors will have the authority to avoid the requirement of a supermajority shareholder vote to approve Business Combinations if otherwise applicable, the provisions also may tend to insulate management against the possibility of removal in the event of a takeover bid. Further, if the Related Person were to replace all of the directors who were in office on the date it became a Related Person (which it could not be assured of accomplishing for at least four years because of the Board's classification), there would be no Continuing Directors and, consequently, the 90% shareholder vote requirement would apply to any Business Combination, unless the minimum price and procedural requirements were satisfied.

         Federal securities laws and regulations applicable to Business Combinations govern the disclosure required to be made to minority shareholders in order to consummate certain Business Combinations. However, the laws and regulations do not assure that the terms of a Business Combination will be fair from a financial standpoint. The LBCL provides that, under certain circumstances, the affirmative vote of the holders of at least 80% of the voting power of a Louisiana corporation is necessary in order to approve certain types of business combinations with a related party unless the shareholders receive a price for their shares as set forth in the LBCL and certain other conditions are met. While the fair price protection provisions of the LBCL would apply to any Business Combination involving Whitney and a Related Party, the Board of Directors of Whitney believes that the fair price provisions in the Articles of Incorporation provide additional assurance that the shareholders of Whitney will receive an equitable price for their shares if a Business Combination is consummated.

         Considerations in Change of Control

         The LBCL authorizes the Board of Directors of Whitney, when considering any proposal to acquire control of Whitney, to take into account, among other enumerated factors and any other factors the Board deems relevant, the interests of Whitney's employees, creditors and the communities in which Whitney conducts its business, as well as purely financial interests of Whitney's shareholders.

         Amendment of Articles of Incorporation

         Except for the 90% vote required to amend any provision of the Articles of Incorporation relating to the Board of Directors of Whitney or the supermajority and fair price provisions contained therein, the affirmative vote of at least a majority of the total voting power of Whitney (i.e., a majority of the outstanding shares of Whitney Common Stock), at a meeting the quorum for which is the presence in person or by proxy of a majority of the total voting power, is required to amend the Articles of Incorporation. See " -- Directors" and " -- Supermajority and Fair Price Provisions," above.

         Amendment of By-laws

         Whitney's By-Laws may be amended or repealed by the affirmative vote of a majority of the Board of Directors of Whitney or by the affirmative vote of at least a majority of the votes cast at a meeting of the shareholders of Whitney.

         Shareholders Meetings

         Shareholders holding not less than 20% of the outstanding Whitney Common Stock may require Whitney to call a meeting of its shareholders.

         Louisiana Control Share Acquisition Statute

         The LBCL Control Share Acquisition Statute provides that any shares acquired by a person or group (an "Acquiror") in an acquisition that causes such person or group to have the power to direct the exercise of voting power in the election of directors in excess of 20%, 33-1/3% or 50% thresholds shall have only such voting power as shall be accorded by the holders of all shares other than Interested Shares (as defined below) at a meeting called for the purpose of considering the voting power to be accorded to shares held by the Acquiror. "Interested Shares" include all shares as to which the Acquiror, any officer of Whitney and any director of Whitney who is also an employee of Whitney may exercise or direct the exercise of voting power. If a meeting of shareholders is held to consider the voting rights to be accorded to an Acquiror and the shareholders do not vote to accord voting rights to such shares, Whitney may have the right to redeem the shares held by the Acquiror for their fair market value.

Comparison of Whitney Common Stock and Company and Bank Common Stock

         The following comparison of the rights of the holders of Whitney Common Stock and those of holders of Company or Bank Common Stock is based on current terms of the governing documents of the respective institutions and on the current provisions of the Louisiana Business Corporation Law (the "LBCL"), applicable Mississippi corporate law, including the MBCA and the Mississippi banking statutes. Although the Whitney Common Stock is governed by applicable provisions of the LBCL and the Company and Bank Common Stock is governed by applicable provisions of Mississippi corporate and banking law, the rights of holders of such stock are similar in many respects. For example, with respect to Whitney, the Company and the Bank: (a) each shareholder is entitled to one vote for each share held on all matters submitted to a vote of shareholders (other than the election of directors); and (b) shareholders of each are entitled to receive, pro rata, any assets distributed to the shareholders upon liquidation, dissolution or a winding up of institution's affairs. Although it is impracticable to note all of the differences between the applicable governing documents, the following is intended to be a summary of certain significant differences between the rights of holders of Whitney Common Stock and the rights of holders of Company and Bank Common Stock.

         Boards of Directors. Whitney's Articles of Incorporation provide for a board of directors consisting of not less than five nor more than 25 members divided into five classes, with directors serving five-year staggered terms expiring for each class of directors at successive annual meetings of shareholders. There is only one class of directors of the Company and the Bank, consisting of no fewer than five nor more than 25 members, and such directors are elected for one-year terms at each annual meeting of shareholders. Directors of Whitney must also be shareholders of Whitney. There is no requirement for directors of the Company to own shares of Company. Under Mississippi law, directors of the Bank must own stock of at least $200 par value. Neither Whitney's nor the Company's governing documents or applicable law have similar requirements.

         The Bank's Bylaws provide that a quorum for a meeting of directors shall consist of three or more members. A quorum for such a meeting of Whitney and the Company is the presence of at least a majority of directors. The Bank's Articles of Incorporation require that its president and vice president also be directors of the Bank. There is no similar requirement for the Company or Whitney. The Bank's Bylaws provide that the attorney for the Board may cast a vote in the event of a tie vote among directors. Neither Whitney's nor the Company's Bylaws contain a similar provision.

         Under Louisiana law applicable to Whitney, the directors, even though not constituting a quorum, may, by a majority vote, fill any vacancy on the Board (including any vacancy resulting from an increase in the authorized number of directors, or from failure of the shareholders to elect the full number of authorized directors) for an unexpired term, provided that shareholders have the right, at any special meeting called for the purpose prior to such action by the Board, to fill the vacancy. The Company's Bylaws provide that any vacancy occurring in the Board by death, resignation or otherwise may be filled by election at an annual meeting of shareholders or a special meeting of shareholders called for that purpose. Any Company directorship to be filled by reason of an increase in the number of directors shall be filled by election by the shareholders. There is no Mississippi banking statute concerning filling vacancies on the Bank Board.

         Cumulative Voting. Shareholders of the Company are entitled to exercise cumulative voting in the election of directors. Shareholders of Whitney and the Bank are not.

         Removal of Directors. Whitney's Articles of Incorporation provide that a director may be removed from office, with or without cause, only by the affirmative vote of 90% of the voting power present at a special meeting of shareholders called for that purpose at which a "quorum" is present. A "quorum" for these purposes means the presence, in person or by proxy, of the holders of 90% of the total voting power of Whitney. The Company's and the Bank's Articles and Bylaws do not contain a similar provision, and under the MBCA, shareholders of the Company may remove directors, with or without cause, by the affirmative vote of a majority of the shares present or represented at a duly convened special meeting of shareholders called for that purpose, except that if the number of votes against the removal would be sufficient to elect a director under cumulative voting, the director is not removed. In addition, the Bank's Bylaws provide that its Board may declare vacant the seat of any director who is absent for three successive Board meetings and must fill that vacancy at its next monthly meeting.

         Meetings of Shareholders. Under the LBCL, special meetings of Whitney's shareholders may be called at any time by the President or the Board of Directors, or upon the written consent of any shareholder or shareholders holding in the aggregate one-fifth of the total voting power of Whitney. Except as described above, a quorum for a regular or special meeting of Whitney's shareholders is a majority of the outstanding shares of Whitney Common Stock entitled
                                       45
to vote, and a majority of votes cast is generally required for action by Whitney's shareholders at such a meeting. For certain actions, as described above, a larger quorum and an absolute majority or supermajority vote may be required for shareholder action at a meeting. See "- Description of Whitney Common Stock," above.

         Under the MBCA, special meetings of Company shareholders may be called at any time by a majority of the members of the Board of Directors or by persons who hold not less than 10% of all votes entitled to be cast on any proposal to be submitted at the meeting. The Company's Bylaws provide that the president may also call a special meeting of Company shareholders. A quorum for any meeting of shareholders of the Company is a majority of the outstanding shares entitled to vote. Shareholder action can be taken by the affirmative vote of a majority of the shares present or represented at a meeting at which a quorum is present. The MBCA provides that quorum and voting requirements may be changed only by an amendment to the Company's Articles of Incorporation, which requires shareholder approval. There is no Mississippi banking statute relating to meetings of shareholders of the Bank, and its Bylaws are silent in this regard.

         The Company's Bylaws state that shareholders of record who request items of business to be placed on the agenda for a shareholders meeting or who wish to nominate a person for election as a director may do so only by delivering that request in writing to the Chairman of the Board of Directors at least 14, but no more than 50, days prior to any such shareholders meeting. There are no similar requirements applicable to either Whitney or the Company.

         Supermajority Vote Requirements. Whitney's Articles of Incorporation contain supermajority voting requirements for certain business combinations. See "- Description of Whitney Common Stock -- Supermajority and Fair Price Provisions" and "-- Louisiana Control Share Acquisition Statute," above. Neither the Bank's Articles of Incorporation nor applicable Mississippi law contain similar provisions.

         Amendment of Articles and Bylaws. Whitney's Articles of Incorporation may be amended by the vote of the holders of a majority of the outstanding shares of Whitney Common Stock. Whitney's Bylaws may be made and altered by its Board of Directors, subject to the power of the shareholders to change or repeal any Bylaws so made.

         Under the MBCA, the Board of Directors of the Company must approve an amendment to the Articles for submission to shareholders and, unless otherwise required by the Board of Directors or Articles, such amendment must be approved at a shareholder meeting at which a quorum is present by the affirmative vote of a majority of the outstanding shares. The Company's Articles provide that any amendment to the provisions of the Articles governing the vote required for a merger or consolidation of the Company must be approved by the affirmative vote of the holders of two-thirds of the shares entitled to vote thereon. Notwithstanding the foregoing, under the Mississippi banking statutes, the Bank cannot amend its Articles without receiving the written prior approval of the Mississippi Commissioner of Banking and Consumer Finance. The Company's Bylaws may be amended by a two-thirds vote of its directors. The Bank's Bylaws may be amended by a vote of two-thirds of its directors.

         Preemptive Rights. The Bank's Bylaws provide that whenever an increase of stock is determined upon in accordance with the Bank's Articles of Incorporation, the Board of Directors must cause all shareholders to be notified of such increase, and a subscription to be opened thereof, specifying the terms of payment agreed upon by the subscribers. Each Bank shareholder shall be entitled to subscribe for shares of the new stock in proportion to the number of shares he already owns; but if any shareholder fails to subscribe for such new stock as he may be entitled to, or to pay his subscription according to agreement, the Board of Directors shall determine what disposition shall be made of the privileges of subscribing for the new stock not taken. Shareholders of Whitney and the Company do not have preemptive rights to acquire shares of their respective corporations' capital stock.

         Inspection Rights. Any shareholder of Whitney, except a business competitor, who has possessed at least 5% of the outstanding shares of Whitney Common Stock for a minimum of six months has the right, upon five days' written notice, to examine in person or by representative the books and records of Whitney for any proper purpose. Two or more shareholders may aggregate their holdings to reach the required 5% threshold. Business competitors, however, must possess at least 25% of the outstanding shares of Whitney Common Stock for a minimum of six months to obtain any such inspection rights.

         A shareholder of the Company is entitled to inspect and copy, in person or by representative, the Company's articles and bylaws, its designation of the rights and preferences of shares, a list of the names and business addresses of its current directors and officers, its most recent annual report delivered to the Secretary of State of Mississippi, minutes of shareholder meetings and other shareholder action for the last three years and communications with shareholders for the last three years, if he gives the Company five business days' written notice of his demand. Other books and records of the Company can be so inspected and copied upon five business days' written notice only if (a) the demand is made in good faith and for a purpose reasonably related to the shareholder's interest as a shareholder, (b) the shareholder describes with reasonable particularity his purpose and the records sought, and (c) the records are directly connected with the shareholder's purpose. No Mississippi statute provides for shareholder inspection rights of the Bank.

         Dividends and Other Distributions. Under the LBCL, Whitney may pay dividends out of surplus, including both earned surplus and capital surplus, in cash, property or shares of the corporation, except when the corporation is insolvent or would thereby be made insolvent or when the declaration or payment thereof would be contrary to any restrictions contained in Whitney's Articles of Incorporation. In the absence of surplus, Whitney may pay dividends out of its net profits for the then current or the preceding fiscal year, or both, unless at the time, or as a result of such dividends, liabilities exceed assets or Whitney's net assets are less than the amount payable upon liquidation to any class of securities with a preferential right to participate in assets in the event of liquidation. The payment of dividends by a bank holding company such as Whitney is also subject to certain regulatory constraints.

         The payment of dividends or distributions by the Company is subject to the restrictions of the MCBA. Under the MCBA, a corporation may not generally authorize and make distributions if, after giving effect thereto, it would be unable to meet its debts as they become due in the usual course of business or if the corporation's total assets would be less than its sum of total liabilities plus the amount that would be needed, if it were to be dissolved at the time of distribution, to satisfy preferential rights of shareholders whose preferential rights are superior to those receiving the dividend or other distribution. In the case of the Bank, the Mississippi banking statutes provide that no dividend may be declared or paid without written approval of the Commissioner of Banking and Consumer Finance.

         Indemnification Rights. Whitney's Articles of Incorporation provide that, in addition to any rights to indemnification that a person might have by law or otherwise, Whitney shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, including any action by or in the right of Whitney, by reason of the fact that he is or was a director, officer, employee or agent of Whitney, or is or was serving at the request of Whitney as a director, officer, employee or agent of another business or enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of Whitney and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of actions by or in the right of Whitney, the indemnification provided to employees or agents is limited to expenses not exceeding, in the judgment of the Board of Directors, the estimated expense of litigating the action to conclusion, but the Board of Directors is authorized in its discretion to pay or provide additional indemnity in particular cases and, as to directors and officers, the indemnity in such cases is similarly limited if it would permit indemnification of an individual for (i) the results of his willful or intentional misconduct, (ii) breach of duty of loyalty to Whitney or the entity otherwise served by the individual or (iii) engaging in a transaction in which the individual derived an improper personal benefit. No indemnification may be made in respect of a claim in which the person seeking indemnity shall have been adjudged by a court of competent jurisdiction to be liable for willful or intentional misconduct in the performance of its duties to Whitney unless and only to the extent that the court shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper.

         The Company's Bylaws contain similar indemnification provisions, but there are no indemnification provisions in the Bank's Articles of Incorporation or Bylaws.

                                  LEGAL MATTERS

         Milling, Benson, Woodward, Hillyer, Pierson & Miller, L.L.P., New Orleans, Louisiana, has rendered its opinion that the shares of Whitney Common Stock to be issued in connection with the Mergers have been duly authorized and, if and when issued pursuant to the terms of the Plan of Merger, will be validly issued, fully paid and non-assessable.

                                     EXPERTS

         The consolidated financial statements of the Company and its subsidiary, and the financial statements of the Bank, at December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, included in this Proxy Statement-Prospectus have been audited by Taylor, Powell, Wilson & Hartford, P.A., independent auditors, as set forth in their reports appearing elsewhere herein, and included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

         The consolidated financial statements of Whitney and its subsidiaries as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995 incorporated by reference in this Proxy Statement-Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and have been so incorporated by reference in reliance upon the authority of such firm as experts in accounting and auditing in giving such report.

                                  OTHER MATTERS

         At the time of the preparation of this Proxy Statement-Prospectus, neither the Company nor the Bank had been informed of any matters to be presented by or on behalf of the Company or the Bank or their respective managements for action at the Meetings other than those listed in the Notices of Special Meeting of Shareholders and referred to herein. If any other matters properly come before the Meetings or any adjournments thereof, the persons named in the enclosed proxies will vote on such matters according to their best judgment.

         Shareholders are urged to sign the appropriate enclosed proxy, which is solicited on behalf of the Board of Directors of the Company or the Bank, as applicable, and return it at once in the enclosed envelope.

                              BY ORDER OF THE BOARDS OF DIRECTORS
                              OF THE COMPANY AND THE BANK




                               ----------------------------------------
                               Secretary of Merchants Bancshares, Inc.




                                ----------------------------------------
                                Secretary of Merchants Bank & Trust Company


February ____, 1997

                    MERCHANTS BANCSHARES, INC. AND SUBSIDIARY

                        CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                           SEPTEMBER 30, 1996 AND 1995































                                    CONTENTS



















                                                                            PAGE

Condensed Consolidated Statements of Financial Condition                     F-2

Condensed Consolidated Statements of Income                                  F-3

Consolidated Statements of Changes in Stockholders' Equity                   F-4

Condensed Consolidated Statements of Cash Flows                              F-5

Notes to Condensed Consolidated Financial Statements                         F-6

                    MERCHANTS BANCSHARES, INC. AND SUBSIDIARY
                 CONDENSED CONSOLIDATED STATEMENTS OF CONDITION
                                   (UNAUDITED)
                             (AMOUNTS IN THOUSANDS)

                                                             September 30,           December 31,
                                                                  1996                   1995*
                                                            -----------------        -------------
ASSETS:
     Cash and due from banks (non-interest
       bearing)                                            $            13,724    $          13,607
     Federal funds sold                                                 25,300               11,300
     Held to maturity securities (market
       value of $76,266 and $79,379                                     76,756               78,576
     Loans, net of unearned income                                      83,367               76,027
         Less: Allowance for loan losses                                -1,099               -1,055

                  Net loans                                             82,268               74,972
     Property & equipment, net                                           4,292                4,325
     Other real estate                                                   1,113                1,912
     Accrued interest receivable                                         1,719                1,774
     Other assets                                                          510                  549
                                                           -------------------    -----------------

                  Total assets                             $           205,682    $         187,015
                                                           ===================    =================

LIABILITIES & STOCKHOLDERS' EQUITY:
     Liabilities:
         Deposits:
              Non-interest bearing demand                  $            35,349    $          33,662
              Interest bearing deposit                                 152,457              136,350
                                                           -------------------    -----------------

                  Total deposits                                       187,806              170,012
         Other liabilities                                                 598                  732
                                                           -------------------    -----------------

                  Total liabilities                                    188,404             170,744
                                                           -------------------    -----------------

     Minority Interest:                                                    188                  177
                                                            -------------------    -----------------
     Stockholder's equity:
         Common stock                                                      922                  922
         Surplus                                                         9,243                9,243
         Retained earnings                                               6,925                5,929
                                                           -------------------    -----------------

                  Total stockholders' equity                            17,090               16,094
                                                           -------------------    -----------------

                  Total liabilities &
                    stockholders' equity                   $           205,682    $         187,015
                                                           ===================    =================

* The above Statement of Condition at December 31, 1995 has been taken from the audited financial statements at that date and condensed.

See Notes to Condensed Consolidated Financial Statements.


                    MERCHANTS BANCSHARES, INC. AND SUBSIDIARY
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)
                  (AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)
                         NINE MONTHS ENDED SEPTEMBER 30,

                                                                                      1996                       1995
                                                                              --------------------       -----------------
INTEREST INCOME:
     Interest and fees on loans                                               $              5,655       $          5,117
     Interest on investment activities:
          U.S. Treasury securities and obligations of
            U.S. government agencies                                                         3,478                  4,000
          Obligations of states and political subdivisions                                      94                     82
          Interest on Federal funds sold                                                       699                    547
                                                                              --------------------   --------------------
               Total                                                                         9,926                  9,746
                                                                              --------------------   --------------------

INTEREST EXPENSE:
     Interest on deposits                                                                    4,125                  4,286
     Interest on Federal funds purchased                                                         0                      3
                                                                              --------------------   --------------------
               Total                                                                         4,125                  4,289
                                                                              --------------------   --------------------

NET INTEREST INCOME                                                                          5,801                  5,457

PROVISION FOR LOAN LOSSES                                                                      275                    335
                                                                              --------------------   --------------------

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES                                          5,526                  5,122

OTHER OPERATING INCOME:
     Service fees                                                                            1,879                  1,494
     Gain on sale of securities                                                                  0                      0
     Other operating income                                                                     52                     83
                                                                              --------------------   --------------------
               Total                                                                         1,931                  1,577
                                                                              --------------------   --------------------

OTHER OPERATING EXPENSES:
     Salaries and employee benefits                                                          3,230                  2,966
     Occupancy and equipment expense                                                           786                    931
     Other operating expenses                                                                1,440                    958
                                                                              --------------------   --------------------
               Total                                                                         5,456                  4,855
                                                                              --------------------   --------------------

INCOME BEFORE INCOME TAXES AND MINORITY INTEREST                                             2,001                  1,844

INCOME TAX EXPENSE                                                                             630                    596
                                                                              --------------------   --------------------

INCOME BEFORE MINORITY INTEREST                                                              1,371                  1,248

MINORITY INTEREST IN SUBSIDIARY'S NET INCOME                                                    16                     20
                                                                              --------------------   --------------------

NET INCOME                                                                    $              1,355   $              1,228
                                                                              ====================   ====================

NET EARNINGS PER COMMON SHARE                                                 $               7.35   $               6.67

DIVIDENDS PAID PER COMMON SHARE                                                               1.95                   1.50

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING                                       184,356                184,215

See Notes to Condensed Consolidated Financial Statements.

                    MERCHANTS BANCSHARES, INC. AND SUBSIDIARY
      CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                                    UNAUDITED
                             (AMOUNTS IN THOUSANDS)
                  NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995

                                                       Common Stock           Additional
                                                   -----------------------      Paid In       Retained
                                                   Shares          Amount       Capital       Earnings         Total
                                                   -------         -------  --------------  -------------  --------------
Balance, January 1, 1995                           184,156  $         921   $       9,227   $       4,821  $       14,969

Stock issued                                           200              1              16                              17

Net income                                                                                          1,228           1,228

Dividends, ($1.50 per share)                                                                         -276            -276

       Balance, September 30, 1995                 184,356            922           9,243           5,773          15,938
                                           ---------------  -------------   -------------   -------------  --------------

Balance, January 1, 1996                           184,356            922           9,243           5,929          16,094

Net income                                                                                          1,355           1,355

Dividends, ($1.95 per share)                                                                         -359            -359

       Balance, September 30, 1996                 184,356  $         922   $       9,243   $       6,925  $       17,090
                                           ===============  =============   =============   =============  ==============

                    MERCHANTS BANCSHARES, INC. AND SUBSIDIARY
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)
                             (AMOUNTS IN THOUSANDS)
                         NINE MONTHS ENDED SEPTEMBER 30,


                                                                                     1996                   1995
                                                                              --------------------   --------------------

NET CASH PROVIDED BY OPERATING ACTIVITIES                                     $              2,271   $              2,223
                                                                              --------------------   --------------------

INVESTING ACTIVITIES:
     Proceeds from maturities of held-to-maturity
       securities                                                                           16,831                 16,254
     Purchase of held-to-maturity securities                                               -15,006                 -2,999

     Net increase in loans                                                                  -7,571                 -6,497
     Purchase of bank premises and equipment                                                  -387                   -310
     Proceeds of sales of other real estate                                                    544

               Net cash provided, (-)used by
                 investing activities                                                       -5,589                  6,448

FINANCING ACTIVITIES:
     Net increase, decrease(-) in deposits                                                  17,794                 16,721
     Repayment of federal funds purchased                                                                          -2,000
     Cash dividends paid to stockholders                                                      -359                   -276

               Net cash provided by financing
                 activities                                                                 17,435                 14,445
                                                                              --------------------   --------------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                                   14,117                 23,116

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                            24,907                 11,927
                                                                              --------------------   --------------------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                                    $             39,024   $             35,043
                                                                              ====================   ====================


See Notes to Condensed Consolidated Financial Statements.

                    MERCHANTS BANCSHARES, INC. AND SUBSIDIARY
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                  NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995



Summary of Significant Accounting Policies:

     The accounting principles followed by Merchants Bancshares, Inc. and Subsidiary and the methods of applying those principles conform with generally accepted accounting principles consistently applied and generally practiced within the banking industry. The significant accounting principles are summarized below.

     The consolidated financial statements include the accounts of Merchants Bancshares, Inc., and its wholly owned subsidiary. All significant intercompany transactions and balances have been eliminated in consolidation.

     The accompanying Unaudited Condensed Consolidated Financial Statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for interim periods are not necessarily indicative of the results that may be expected for the entire year. For further information, refer to the consolidated financial statements and notes thereto of Merchants Bancshares, Inc. and Subsidiary for the years ended December 31, 1995 and 1994 included elsewhere herein.

     In November 1996 the Company and the Bank entered into an agreement and plan of merger (the "agreement") with Whitney Holding Corporation, a Louisiana corporation ("Whitney").The agreement calls for the acquisition of the Company's and the Bank's stock by Whitney through the exchange of the parties' common stock. The acquisitions are expected to be completed in 1997.

                    MERCHANTS BANCSHARES, INC. AND SUBSIDIARY

                        CONSOLIDATED FINANCIAL STATEMENTS

                        DECEMBER 31, 1995, 1994 AND 1993































                                    CONTENTS

















                                                                            PAGE

Independent Auditor's Report                                                 F-8

Consolidated Balance Sheets                                                  F-9

Consolidated Statements of Income                                           F-10

Consolidated Statements of Changes in Stockholders' Equity                  F-11

Consolidated Statements of Cash Flows                                       F-12

Notes to Consolidated Financial Statements                                  F-14

             [LETTERHEAD OF TAYLOR, POWELL, WILSON & HARTFORD, P.A.]




                          INDEPENDENT AUDITOR'S REPORT



To the Board of Directors and Stockholders of Merchants Bancshares, Inc.

We have audited the consolidated balance sheets of Merchants Bancshares, Inc. and its subsidiary as of December 31, 1995 and 1994, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the three years ended December 31, 1995, 1994 and 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Merchants Bancshares, Inc. and its subsidiary as of December 31, 1995 and 1994, and the results of their operations and their cash flows for the three years ended December 31, 1995, 1994 and 1993 in conformity with generally accepted accounting principles.



                                     /s/ TAYLOR, POWELL, WILSON & HARTFORD, P.A.








February 2, 1996

                    MERCHANTS BANCSHARES, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS

                                                                                                   December 31,
                                                                                -------------------------------------------
                                                                                            1995                 1994
                                                                                --------------------   --------------------
              ASSETS
Cash and due from banks                                                          $        13,607,011   $        11,927,080
Federal funds sold                                                                        11,300,000
Investment securities                                                                     78,576,184            97,442,366
Loans                                                                                     77,243,333            70,867,541
     Less:  Unearned income                                                               -1,216,210            -1,169,830
            Allowance for loan losses                                                     -1,055,081            -1,100,000
                                                                                --------------------   -------------------
     Net loans                                                                            74,972,042            68,597,711
Premises and equipment, net of
  accumulated depreciation                                                                 4,325,026             4,455,459
Other real estate                                                                          1,912,311               289,490
Accrued interest receivable                                                                1,774,932             1,962,218
Deferred income tax benefit                                                                   21,000               127,000
Other assets                                                                                 447,871               474,834
Current income tax overpayment                                                                79,193
                                                                                 -------------------   -------------------

         Total assets                                                            $       187,015,570   $       185,276,158
                                                                                 ===================   ===================

              LIABILITIES

Deposits:
     Non-interest bearing deposits                                               $        33,662,291   $        33,067,970
     Interest bearing deposits                                                           136,350,151           134,429,936
                                                                                 -------------------   -------------------
         Total deposits                                                                  170,012,442           167,497,906

Federal funds purchased                                                                                          2,000,000
Accrued income tax payable                                                                                          44,808
Accrued interest payable                                                                     482,782               334,563
Dividend payable                                                                             186,380               186,380
Other liabilities                                                                             63,000                63,152
                                                                                --------------------   -------------------
          Total liabilities                                                              170,744,604           170,126,809

Minority interest                                                                            176,629               180,681
                                                                                --------------------   -------------------

              STOCKHOLDERS' EQUITY

Common stock, $5.00 par, 200,000 shares  authorized, 184,356 and 184,156
  issued and outstanding in 1995 and 1994, respectively                                      921,780               920,780
Additional paid-in capital                                                                 9,243,255             9,227,230
Retained earnings                                                                          5,929,302             4,820,658
                                                                                 -------------------   -------------------
         Total stockholders' equity                                                       16,094,337            14,968,668
                                                                                 -------------------   -------------------

         Total liabilities and stockholders' equity                              $       187,015,570   $       185,276,158
                                                                                 ===================   ===================

See Notes to Consolidated Financial Statements.

                    MERCHANTS BANCSHARES, INC. AND SUBSIDIARY
                        CONSOLIDATED STATEMENTS OF INCOME
                FOR YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                                                           December 31,
                                                                  -----------------------------------------------------
                                                                         1995                1994              1993
                                                                  -----------------   -----------------   -------------

INTEREST INCOME:
     Interest and fees on loans                                   $       6,911,457   $       6,036,889   $      5,750,387
     Interest on Investment Activities:
         U.S. Treasury Securities and
           obligations of U.S. Government
           agencies                                                       5,185,166           5,451,140          5,234,453
         Obligations of states and political
           sub-divisions                                                    111,763             113,487            129,937
         Interest on federal funds sold                                     785,215             802,843            427,664
                                                                  -----------------   -----------------   ----------------
              Total interest income                                      12,993,601          12,404,359         11,542,441

INTEREST EXPENSE:
     Interest on deposits                                                 5,743,630           4,868,641          4,327,976
     Interest on borrowed money                                               2,742                                  4,659
                                                                  -----------------   -----------------   ----------------
              Total interest expense                                      5,746,372           4,868,641          4,332,635
                                                                  -----------------   -----------------   ----------------

Net interest income                                                       7,247,229           7,535,718          7,209,806
Provision for loan losses                                                   420,000             576,322            397,000
                                                                  -----------------   -----------------   ----------------
Net interest income after provision
  for loan losses                                                         6,827,229           6,959,396          6,812,806
                                                                  -----------------   -----------------   ----------------

OTHER INCOME:
     Service fees and commission                                          2,333,141           1,927,917          1,714,829
     Gain on securities called                                                6,212                 640             19,024
     Other                                                                   92,160              44,935              9,028
                                                                  -----------------   -----------------   ----------------
              Total other income                                          2,431,513           1,973,492          1,742,881
                                                                  -----------------   -----------------   ----------------

OTHER EXPENSES:
     Salaries                                                             3,328,048           3,086,346          2,699,272
     Employee benefits                                                      776,445             550,897            555,926
     Occupancy expense, net of rent income                                  516,061             429,304            373,318
     Equipment expenses                                                     661,437             451,118            349,805
     FDIC insurance assessment                                              197,183             392,547            337,646
     Other expense                                                        1,440,979           1,774,436          1,240,002
                                                                  -----------------   -----------------   ----------------
              Total expense                                               6,920,153           6,684,648          5,555,969
                                                                  -----------------   -----------------   ----------------

Income before income tax and minority
     interest                                                             2,338,589           2,248,240          2,999,718
Income tax                                                                  750,988             788,919            967,127
                                                                  -----------------   -----------------   ----------------
Income before minority interest                                           1,587,601           1,459,321          2,032,591
Minority interest                                                            18,267              17,640             25,882
                                                                  -----------------   -----------------   ----------------

              Net income                                          $       1,569,334   $       1,441,681   $      2,006,709
                                                                  =================   =================   ================

              Net income per share                                $            8.52   $            7.84   $          10.91
                                                                  =================   =================   ================

See Notes to Consolidated Financial Statements.

                    MERCHANTS BANCSHARES, INC. AND SUBSIDIARY
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                FOR YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993


                                                   Common Stock              Additional
                                              ---------------------------      Paid In        Retained
                                                 Shares         Amount         Capital        Earnings          Total
                                              ------------  -------------   -------------   -------------  --------------
Balance, January 1, 1993                           183,890  $     919,450   $   9,209,152   $   2,237,603  $   12,366,205

Stock issued                                           236          1,180          15,805                          16,985

Net income                                                                                      2,006,709       2,006,709

Dividends, ($2.20 per share)                                                                     -404,975        -404,975

       Balance, December 31, 1993                  184,126        920,630       9,224,957       3,839,337      13,984,924

Stock issued                                            30            150           2,273                           2,423

Net income                                                                                      1,441,681       1,441,681

Dividends, ($2.50 per share)                                                                     -460,360        -460,360

       Balance, December 31, 1994                  184,156        920,780       9,227,230       4,820,658      14,968,668
                                           ---------------  -------------   -------------   -------------  --------------

Stock issued                                           200          1,000          16,025                          17,025

Net income                                                                                      1,569,334       1,569,334

Dividends, ($2.50 per share)                                                                     -460,690        -460,690

       Balance, December 31, 1995                  184,356  $     921,780   $   9,243,255   $   5,929,302  $   16,094,337
                                           ===============  =============   =============   =============  ==============











See Notes to Consolidated Financial Statements.

                    MERCHANTS BANCSHARES, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994


                                                                           1995              1994               1993
                                                                   ----------------   ---------------   -----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                      $      1,569,334   $     1,441,681   $       2,006,709
   Adjustments to reconcile net income to net
     cash provided by operating activities:
        Depreciation and amortization                                       541,303           436,814             360,385
        Provision for loan losses                                           420,000           576,322             397,000
        Amortization of premium on investment
        securities                                                           20,133            38,001              67,694
        Accretion of discount on investment
         securities                                                         -38,733           -30,750             -27,260
        Provision for losses on other real estate                            84,986            49,115              61,310
        Gain(-) or loss on sale of securities                                -6,212              -640             -19,024
        Gain(-) or loss on sale of other real estate                        -87,279           -26,145               8,776
        Gain(-) or loss on disposition of property
         and equipment                                                       -2,510            -1,750               3,171
      Increase(-), decrease in:
        Accrued interest receivable                                         187,286          -211,823             -54,198
        Deferred income tax benefit                                         106,000           -76,841             -50,159
        Other assets                                                         26,963           100,683            -118,001
        Income tax overpayment                                              -79,193
      Increase, decrease(-) in:
        Accrued interest payable                                            148,219            24,651             -31,591
        Accrued income tax payable                                          -44,808             3,061               4,508
        Other liabilities                                                      -152            -9,826              21,472
      Minority interest in net income of
         subsidiary                                                          18,267            17,640              25,882
                                                                   ----------------   ---------------   -----------------

        Net cash provided by operating
           activities                                                     2,863,604         2,330,193           2,656,674
                                                                   ----------------   ---------------   -----------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Proceeds from calls and maturities of
     investment securities                                               24,357,386        21,233,267          19,872,276
   Purchases of investment securities                                    -5,466,392       -32,591,233         -29,219,595
   Net increase(-) in loans                                              -8,698,529        -5,835,322          -8,541,459
   Payments received on loans charged off                                   158,261           135,846             137,611
   Proceeds from sale of other real estate                                  125,409           100,311             226,120
   Purchase of bank premises and equipment                                 -431,360        -1,269,051            -277,829
   Proceeds from sale of premises and equipment                              23,000            17,425
                                                                   ----------------   ---------------   -----------------

        Net cash provided by, used in (-)
           investing activities                                          10,067,775       -18,208,757         -17,802,876
                                                                   ----------------   ---------------   -----------------

See Notes to Consolidated Financial Statements.

                    MERCHANTS BANCSHARES, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

(Cont'd)
                                                                        1995                1994               1993
                                                                 -----------------   ----------------   -----------------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Net increase in deposits                                      $       2,514,536   $        150,056   $      19,894,002
   Cash dividends paid                                                    -460,690           -460,360            -386,412
   Cash dividends paid to minority interest
     stockholders of subsidiary                                             -5,294             -5,646              -5,061
   Federal funds purchased                                                                  2,000,000
   Federal funds repaid                                                 -2,000,000
                                                                 -----------------   ----------------    ----------------
        Net cash provided by financing
          activities                                                        48,522          1,684,050          19,502,529
                                                                 -----------------   ----------------   -----------------

INCREASE, DECREASE(-) IN CASH AND
    CASH EQUIVALENTS                                                    12,979,931        -14,194,514           4,356,327

CASH AND CASH EQUIVALENTS AT BEGINNING
  OF YEAR                                                               11,927,080         26,121,594          21,765,267
                                                                 -----------------   ----------------   -----------------

CASH AND CASH EQUIVALENTS AT END OF YEAR                         $      24,907,011   $     11,927,080   $      26,121,594
                                                                 =================   ================   =================

SUPPLEMENTAL INFORMATION:
   Amount paid for interest                                      $       5,598,153   $      4,843,990   $       4,364,226
                                                                 =================   ================   =================

   Amount paid for income taxes                                  $         768,989   $        862,700   $       1,012,778
                                                                 =================   ================   =================


NON-CASH INVESTING ACTIVITIES:
   Loans transferred to other real estate                        $       1,745,937   $         50,000   $         122,151
                                                                 =================   ================   =================
   Stock issued in exchange for shares
      of bank subsidiary                                         $          17,025   $          2,423   $          16,985
                                                                 =================   ================   =================









See Notes to Consolidated Financial Statements.

                    MERCHANTS BANCSHARES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

The accounting and reporting policies of Merchants Bancshares, Inc. (Bancshares) and its subsidiary, Merchants Bank and Trust Co. (Bank) conform to practices within the banking industry and are based on generally accepted accounting principles. A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements are as follows:

Principles of Consolidation - The consolidated financial statements include the accounts of Bancshares and Bank. All significant intercompany items have been eliminated in consolidation. As of December 31, 1995, Bancshares owned 98.91% of the outstanding common stock of the Bank.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Securities - Management determines the appropriate classification of securities at the time of purchase. All securities are classified as held for investment and are reported at cost adjusted for amortization of premium and accretion of discount. Gains and losses are recognized when securities are sold using the specific identification method.

Loans - Loans are stated at the amount of unpaid principal, reduced by unearned income and an allowance for loan losses. Unearned income on installment loans is recognized as income over the terms of the loans by a method which approximates the interest method. Interest on other loans is calculated by using the simple interest method on daily balances of the principal amount outstanding. The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. The allowance, which is based on evaluations of the collectibility of loans and prior loan loss experience, is an amount that management believes will be adequate to absorb probable losses on loans existing at the reporting date. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans and current economic conditions that may affect a borrower's ability to pay. Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the borrower's financial condition is such that collection of principal or interest is doubtful. Loan origination fees and certain direct origination costs are immaterial and are recognized as income when received or expense when paid.

On January 1, 1995, the Company adopted SFAS No. 114, "Accounting by Creditors for Impairment of a Loan," as amended by SFAS No 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures." As of December 31, 1995, the amount of impaired loans and disclosures related thereto were not material.

Premises and Equipment - The assets are stated at cost less accumulated depreciation and amortization, which are computed using the straight-line and accelerated methods over the estimated useful lives of the assets. Maintenance and repairs are charged to expense as incurred.

                    MERCHANTS BANCSHARES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:  (Cont'd)

Other Real Estate Owned - Properties acquired through foreclosure or deed taken in lieu of foreclosure are recorded at the lower of cost or fair value. Write-downs from cost to fair value at the time of foreclosure are charged to the allowance for loan losses. Subsequent write-downs, gains or losses recognized on the sale of such properties and costs of operating and maintaining the properties are charged to expense as incurred.

Income Taxes - Bancshares and Bank file a consolidated tax return for federal income tax purposes. Federal income taxes are computed for each company as though the company filed separate income tax returns. The current tax expense recognized for financial accounting purposes by Bank is remitted to Bancshares. Bancshares retains the difference between total taxes reflected by Bank, and the consolidated provision for income taxes.

Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Refer to Note 6 for the detail of temporary differences which give rise to deferred tax assets and liabilities.

Net Income Per Share - Net income per share is based on the weighted average number of shares outstanding during each year.

Statement of Cash Flows - For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks and federal funds sold.

NOTE 2 - INVESTMENT SECURITIES:

The  amortized  cost  and  estimated  market  value  of  investment   securities
classified as held-to-maturity are as follows:

                                                          Amortized          Gross             Gross            Estimated
                                                             Cost          Unrealized        Unrealized           Market
December 31,1995:                                                            Gains             Losses             Value
-----------------                                 ------------------ ----------------  ---------------- ------------------
U.S. Treasury and other
       government agencies                        $       74,433,407 $        826,366  $        170,983 $       75,088,790
     Obligations of states and
       political subdivisions                              2,529,451           96,357             7,140          2,618,668
     Mortgage-backed securities                            1,613,326           58,112                            1,671,438
                                                  ------------------ ----------------  ---------------- ------------------

         Total                                    $       78,576,184 $        980,835  $        178,123 $       79,378,896
                                                  ================== ================  ================ ==================


                                                          Amortized          Gross             Gross            Estimated
                                                             Cost          Unrealized        Unrealized           Market
December 31,1994:                                                            Gains             Losses             Value
-----------------                                 ------------------ ----------------  ---------------- ------------------
     U.S. Treasury and other
       government agencies                        $       93,399,583 $                 $      4,385,543 $       89,014,040
     Obligations of states and
       political subdivisions                              2,158,104           37,616            96,724          2,098,996
     Mortgage-backed securities                            1,884,679           20,569             5,338          1,899,910
                                                  ------------------ ----------------  ---------------- ------------------

         Total                                    $       97,442,366 $         58,185  $      4,487,605 $       93,012,946
                                                  ================== ================  ================ ==================

                                      F-15

                    MERCHANTS BANCSHARES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

NOTE 2 - INVESTMENT SECURITIES:  (Cont'd)

The bank owned no securities that were classified as available-for-sale or held-for-sale at December 31, 1995 and 1994.

Securities   with  aggregate  book  value  of   approximately   $44,244,501  and
approximate market value of $44,525,752 were pledged to secure public funds and for other purposes as required by law.

The amortized cost and estimated market value of securities as of December 31, 1995, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                                                               Estimated
                                                                                          Amortized              Market
                                                                                             Cost                Value
                                                                                 -------------------   -------------------
Due in one year or less                                                          $        13,035,395   $        13,088,963
Due after one year through five years                                                     62,882,993            63,519,580
Due after five years through ten years                                                     1,044,470             1,098,915
Mortgage-backed securities                                                                 1,613,326             1,671,438
                                                                                 -------------------   -------------------

         Total                                                                   $        78,576,184   $        79,378,896
                                                                                 ===================   ===================

The market values of obligations of state and political subdivisions are based on available market data, which often reflect transactions of a relatively small size and are not necessarily indicative of the price at which large amounts of particular issues could be readily sold. Management does not anticipate a requirement to sell at a loss any of the Bank's investment securities for liquidity or other operating purposes.

Proceeds from maturities and calls of investment securities in 1995 were $24,357,386. Gross gains of $9,425 and losses of $3,213 were incurred on these dispositions. Proceeds from maturities and calls of investment securities in 1994 were $21,233,267, gross gains were $640 and gross losses were $0.

NOTE 3 - LOANS:

A summary of the loan portfolio as of December 31, 1995 and 1994 is given below:

                                                                                                    December 31,
                                                                                          1995                  1994
                                                                                 -------------------   -------------------
     Real estate loans:
         Construction and land development                                       $         7,318,000   $         8,111,000
         Secured by residential properties                                                18,013,000            15,116,000
         Other real estate loans                                                          14,853,000            12,571,000
     Loans to finance agricultural production
     Commercial and industrial loans                                                      11,819,000            12,636,000
     Credit card loans                                                                       499,000               580,000
     Loans to individuals for personal expenditures                                       20,297,000            19,602,000
     Obligations of states and political subdivisions                                      2,760,000               836,000
     Other loans                                                                             468,000               246,000
                                                                                 -------------------   -------------------
          Loans, net of unearned income                                          $        76,027,000   $        69,698,000
                                                                                 ===================   ===================

                                      F-16

                    MERCHANTS BANCSHARES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

NOTE 3 - LOANS: (Cont'd)

Loans are made primarily to customers in the Mississippi Gulf Coast area. Although the bank has a diversified loan portfolio, the ability of its debtors to honor their contracts is to some extent dependent upon the economic conditions in the Mississippi Gulf Coast area.

At December 31, 1995, 1994 and 1993, loans accounted for on a non-accrual basis amounted to $186,176, $203,861 and $315,553, respectively. If interest had been accrued on these loans, income before provision for income taxes would have increased approximately $20,572, $26,021 and $40,008 in 1995, 1994 and 1993,
respectively.

Changes in the allowance for loan losses were as follows:

                                                                         1995                1994               1993
                                                                -------------------   -----------------   ----------------
     Balance at January 1                                       $         1,100,000   $         902,091   $        801,059
     Provision for losses charged to expense                                420,000             576,322            397,000
     Loans charged off                                                     -623,180            -514,259           -433,579
     Recoveries                                                             158,261             135,846            137,611
                                                                --------------------  -----------------   ----------------

              Balance at December 31                            $         1,055,081   $       1,100,000   $        902,091
                                                                ===================   =================   ================

NOTE 4 - PREMISES AND EQUIPMENT:

Major classifications of premises and equipment at December 31, 1995 and 1994 are summarized as follows:

                                                                         1995                1994
                                                                -------------------   -----------------
     Land                                                       $         1,056,435   $       1,056,435
     Buildings and leasehold improvements                                 4,000,744           4,000,744
     Furniture, fixtures and equipment                                    4,042,749           3,686,152
                                                                -------------------   -----------------
                                                                          9,099,928           8,743,331
     Less accumulated depreciation and
       amortization                                                       4,774,902           4,287,872
                                                                -------------------   -----------------
     Premises and equipment, net                                $         4,325,026   $       4,455,459
                                                                ===================   =================

Depreciation and amortization of premises and equipment was $541,303 for 1995, $436,814 for 1994 and $359,855 for 1993.

NOTE 5 - EMPLOYEE RETIREMENT PLAN:

The  Company  has  a  defined   contribution   profit   sharing  plan   covering
substantially all employees with more than one year of service and who have attained the age of 21.

The Company's contribution to the plan for 1995 was $140,129, for 1994 was $123,169, and for 1993 was $122,853.

Employees may make voluntary contributions to the plan in amounts not to exceed 10% of compensation. The Company contributes an amount to the plan equal to voluntary employee contributions, not to exceed 5% of the employees compensation. In addition, the Company may make an additional contribution to the plan from the net profits for the year, such amount to be determined by the Board of Directors of the Bank.

                    MERCHANTS BANCSHARES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993


NOTE 6 - INCOME TAXES

The components of income tax expense, benefit(-) are as follows:

                                                                      1995                   1994                1993
                                                                -------------------   -----------------   ----------------
     Currently payable                                          $           644,988   $         865,760   $      1,017,286
     Deferred                                                               106,000             -76,841            -50,159
                                                                -------------------   -----------------   ----------------

              Total                                             $           750,988   $         788,919   $        967,127
                                                                ===================   =================   ================

A reconciliation of income tax expense as reflected in the statement of income with income tax expense calculated at the statutory rate of 34% is as follows:

                                                                        1995                 1994               1993
                                                                -------------------   -----------------   ----------------
     Tax at statutory rate                                      $           795,120   $         764,402   $      1,019,904
     Increase, reduction(-) in tax resulting from:
         Tax exempt interest                                                -63,799             -56,596            -66,332
         Non-deductible expenses                                             22,963              83,188              8,311
         Other                                                               -3,296              -2,075              5,244

              Total                                             $           750,988   $         788,919   $        967,127
                                                                ===================   =================   ================

Temporary differences between the financial statement carrying amounts and the tax bases of assets and liabilities give rise to the following net deferred tax asset:

                                                                             December 31,
                                                                ---------------------------------------
                                                                          1995                1994
                                                                -------------------   -----------------
DEFERRED TAX ASSETS:
     Allowance for loan losses not
       currently deductible                                     $           179,141   $         222,430
     Provision for loss on other
       real estate not currently
       deductible                                                            75,995              57,311
                                                                -------------------   -----------------
                                                                            255,136             279,741
                                                                -------------------   -----------------
DEFERRED TAX LIABILITY:
     Bond discount accretion                                                 26,382              19,710
     Tax over book depreciation                                             205,169             130,657
     Other                                                                    2,585               2,374
                                                                -------------------   -----------------
                                                                            234,136             152,741
                                                                -------------------   -----------------

              Net deferred tax asset                            $            21,000   $         127,000
                                                                ===================   =================

The Corporation has evaluated the need for a valuation allowance and, based on the weight of the available evidence, has determined that it is more likely than not that all deferred tax assets will eventually be realized.

                    MERCHANTS BANCSHARES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993



NOTE 7 - RELATED PARTY TRANSACTIONS:

LOANS:

In the ordinary course of business, the Corporation makes loans to its executive officers, directors and shareholders. These loans are made on substantially the same terms including interest rates and collateral as those prevailing at the time for comparable transactions with unrelated persons and do not involve more than normal risk of collectibility.

Activity in loans to directors, executive officers and their related interests was as follows:

                                                                          1995                1994
                                                                -------------------   -----------------
Total at beginning of year                                      $         3,636,862   $       3,442,742
New loans                                                                   589,961             951,593
Less payments                                                            -1,208,473            -757,473
                                                                -------------------   -----------------
Total at end of year                                            $         3,018,350   $       3,636,862
                                                                ===================   =================

LEASES:

One of the Company's branch locations is leased from a director and three branch locations are leased from entities of which a director is part owner. Rent paid under these leases for 1995 was $127,570, rental income under subleases on these locations was $83,339 and net lease expense was $44,231.

Future minimum payments, net of sub-lease income, under these leases are as follows:

     Twelve months ending December 31, 1996                    $          45,563
                                       1997                                5,573
                                       1998                               38,590
                                       1999                               24,840
                                       2000                               18,990
                                       Thereafter                         59,640
                                                               -----------------

              Total                                            $         193,196
                                                               =================


OTHER:

The Company is affiliated with Community State Bank and its holding company, Community Bancshares, Inc., Independence, LA by virtue of common ownership and management control.

There were no significant transactions with these entities in the year ended December 31, 1995.

                    MERCHANTS BANCSHARES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

NOTE 8 - LEASES:

The following is a schedule by year of future minimum rental payments, net of income from related subleases, required under operating leases that have initial or remaining non-cancelable lease terms in excess of one year as of December 31, 1995.

     Twelve months period to December 31, 1996                      $     61,043
                                          1997                             5,573
                                          1998                            38,590
                                          1999                            24,840
                                          2000                            18,990
                                          Later years                     59,640
                                                                   -------------
              Total minimum lease payments                         $     208,676
                                                                   =============

Rental payments were $143,290 for 1995 and rent income from related subleases was $92,349 in 1995. The net rent expense of $50,941 for 1995, $34,579 for
1994 and $36,106 for 1993 is included in occupancy expense in the statement of income.

Certain leases obligate the Company to pay taxes, maintenance, and repair costs. Certain leases also contain renewal provisions. Certain leases require adjustments to lease payments at specified times in relation to increases in the Consumer Price Index.

NOTE 9 - COMMITMENTS AND CONTINGENCIES:

The Bank had outstanding commitments to extend credit of $2,800,850 at December 31, 1995. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the customer. The Bank is also contingently liable for outstanding letters of credit totaling $214,684 at December 31, 1995. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending a loan.

The Bank, in the normal course of business, is defendant in various legal claims. Management and legal counsel are of the opinion that these actions will not have a material effect on the Bank's financial position.

NOTE 10 - DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS:

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

Cash, Short-term Investments and Federal Funds Sold - For those short-term instruments, the carrying amount is a reasonable estimate of fair value. Securities - For securities, fair value equals quoted market price, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

                    MERCHANTS BANCSHARES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993


NOTE 10 - DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS: (Cont'd)

Loans - The fair value of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. Deposits - The fair value of demand deposits, savings accounts, and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated using the rates currently offered for deposits of similar remaining maturities. Commitments - The fair value of commitments to extend credit was not significant. The estimated fair values of the Company's financial instruments are as follows at December 31, 1995 and 1994 (in thousands):

                                                                  1995                               1994
                                                 -----------------------------------   -----------------------------------
                                                        Recorded          Estimated           Recorded          Estimated
                                                      Book Balance        Fair Value        Book Balance        Fair Value
                                                 -----------------   ---------------   -----------------   ---------------
FINANCIAL ASSETS:
     Cash, short-term investments
       and federal funds sold                    $          24,907   $        24,907   $          11,927   $        11,927
     Securities held-to-maturity                            78,576            79,379              97,442            93,013
     Loans, net                                             74,972            73,691              68,598            66,781

FINANCIAL LIABILITIES:
     Deposits                                              170,012           170,262             167,498           166,328
     Federal funds purchased                                                                       2,000             2,000

NOTE 11 - SUPPLEMENTARY INFORMATION:

The following is selected supplemental information for the years ended December 31, 1995, 1994 and 1993.

                                                                           1995               1994               1993
                                                                     ---------------   -----------------   ---------------
Other operating income:
     Gain on sale of real estate                                     $        89,790   $          27,896   $             0
Other operating expenses:
     Insurance                                                               197,107             172,028           152,141
     Telephone                                                               122,447             103,972            88,053
     Postage expense                                                         121,331             110,837            90,897
     Supplies expense                                                        152,042             142,904           118,322
Interest paid                                                              5,746,372           4,868,641         4,332,635
Income taxes paid                                                            750,988             788,919           967,127


                    MERCHANTS BANCSHARES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              FOR THEY YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993



NOTE 12 - SUMMARIZED FINANCIAL INFORMATION OF MERCHANTS BANCSHARES, INC. (PARENT COMPANY ONLY):

                                 BALANCE SHEETS

                                                                           December 31,
                                                            --------------------------------------
                                                                    1995                 1994
                                                            -----------------    -----------------
Assets:
     Investment in subsidiary                               $      16,088,293    $      14,961,129
     Other                                                            190,400              191,695
                                                            -----------------    -----------------

                                                            $      16,278,693    $      15,152,824
                                                            =================    =================

Liabilities and Stockholders' Equity:
     Dividend payable                                       $         184,356    $         184,156
     Stockholders' equity                                          16,094,337           14,968,668
                                                            -----------------    -----------------

                                                            $      16,278,693    $      15,152,824
                                                            =================    =================

                             STATEMENTS OF EARNINGS

                                                                               Years Ended December 31,
                                                                   1995                 1994                   1993
                                                            -----------------    -----------------   --------------------

Dividends received from subsidiary                          $         463,452    $         464,963   $            404,975
Excess equity in earnings of subsidiary
     over dividends received                                        1,110,139              980,973              1,607,311
Other expenses                                                         -6,450               -6,448                 -8,450
Income tax credit                                                       2,193                2,193                  2,873
                                                            -----------------    -----------------   --------------------

         Net earnings                                       $       1,569,334    $       1,441,681   $          2,006,709
                                                            =================    =================   ====================

                            STATEMENTS OF CASH FLOWS
                                                                               Years Ended December 31,
                                                                   1995                 1994                   1993
                                                            -----------------    -----------------   --------------------
Cash flows from operating activities -
     principally dividends from subsidiary                  $         462,883    $         467,835    $           407,848
Cash flows from financing activities -
     principally dividends paid                                       464,378              466,808                405,800
                                                            -----------------    -----------------   --------------------
Net increase, decrease(-) in cash                                      -1,495                1,027                  2,048
Cash, beginning                                                         5,346                4,319                  2,271
                                                            -----------------    -----------------   --------------------
Cash, ending                                                $           3,851    $           5,346   $              4,319
                                                            =================    =================   ====================

                                   APPENDIX A
                          Agreement and Plan of Merger

                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER ("Agreement") is made November 14, 1996, between Whitney Holding Corporation ("Whitney"), a Louisiana corporation, on the one hand, and Merchants Bancshares, Inc.("Company"), a Mississippi corporation, and Merchants Bank & Trust Co. ("Bank"), a Mississippi chartered state bank, on the other hand. Whitney and Company shall be hereinafter collectively referred to as the "Constituent Corporations".

                                    Preamble

         WHEREAS, the Boards of Directors of Whitney and Company have each determined that it is desirable and in the best interests of their respective corporations and shareholders that Company merge into Whitney (the "Company Merger") on the terms and subject to the conditions set forth in this Agreement and in the Company Merger Agreement (as hereinafter defined). The Boards of Directors of Whitney and Bank have each determined that it is desirable and in the best interests of each such institution and its shareholders that Bank merge into a national banking association to be formed by Whitney (the "Bank Merger") on the terms and subject to the conditions set forth in this Agreement and in the Bank Merger Agreement (as hereinafter defined). The Company Merger and the Bank Merger shall be hereinafter collectively referred to as the "Mergers".

         NOW THEREFORE, in consideration of the representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows:

         Section 1.      The Mergers and Closing

         1.01.    Mergers.

                  (a) Following the expiration of the Review Period (as hereinafter defined), Whitney shall, in good faith, take expeditious steps to form a national banking association ("Acquiring Bank") as a wholly owned subsidiary of Whitney. Upon its formation, Whitney will cause Acquiring Bank to execute this Agreement as a party.

                  (b) Promptly after execution of this Agreement, the Boards of Directors of Whitney and Company will execute the merger agreement annexed hereto as Exhibit 1.01(b) (the "Company Merger Agreement"), pursuant to which, on the terms set forth herein and subject to the conditions set forth in Section 6 hereof, Company will merge with and into Whitney, which will be the surviving corporation.

                  (c) Promptly after the formation of Acquiring Bank, the Boards of Directors of Acquiring Bank and Bank will execute the merger agreement annexed hereto as Exhibit 1.01(c) (the "Bank Merger Agreement"), pursuant to which, on the terms set forth herein and subject to the conditions set forth in
Section 6 hereof, Bank will merge with and into Acquiring Bank, which shall be the surviving bank. The Company Merger Agreement and the Bank Merger Agreement shall be hereinafter collectively referred to as the "Merger Agreements".

                  (d) Effects of Mergers. The Company Merger shall have the effects set forth in the Louisiana Business Corporation Laws ("LBCL") and the Mississippi Business Corporation Act ("MBCA"), as applicable. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time (as hereinafter defined), all the property and assets, rights, privileges and all debts, liabilities and obligations of Company will become the property and assets, rights, privileges, debts, liabilities and obligations of Whitney as the surviving corporation in the Company Merger. The Bank Merger shall have the effects set forth in the National Banking Laws. Without limiting the generality of the foregoing, and subject thereto, at the effective time of the Bank Merger, all the property and assets, rights, privileges and all debts, liabilities and obligations of Bank will become the property and assets, rights, privileges, debts, liabilities and obligations of Acquiring Bank as the surviving association in the Bank Merger.

         1.02. The Closing. The "Closing" of the transactions contemplated hereby will take place in the Board Room of Whitney, 228 St. Charles Avenue, Second Floor, New Orleans, Louisiana 70130 (or such other place to which the parties may agree), at 10:00 a.m., New Orleans Time, on a mutually agreeable date as soon as practicable following satisfaction of the conditions set forth in subparagraphs (a), (b) and (d) of subsection 6.01 hereof, or if no date has been agreed to, on any date specified by any party to the others upon 10 days notice following satisfaction of such conditions. The date on which the Closing occurs is herein called the "Closing Date". If all conditions set forth in
Section 6 hereof are satisfied or waived by the party entitled to grant such waiver, at the Closing (a) the Constituent Corporations shall each provide to the other such proof of satisfaction of the conditions set forth in Section 6 as the party whose obligations are conditioned upon such satisfaction may reasonably request, (b) the certificates, letters and opinions required by
Section 6 shall be delivered, (c) the appropriate officers of the parties shall execute, deliver and acknowledge the Merger Agreements and (d) the parties shall take such further action as is required to effect the Company Merger and the Bank Merger and to otherwise consummate the transactions contemplated by this Agreement and the Merger Agreements. If on any date established for the Closing all conditions in Section 6 hereof have not been satisfied or waived by the party entitled to grant such waiver, then any party, on one or more occasions, may declare a delay of the Closing of such duration, not exceeding 10 business days, as the declaring party shall select, but no such delay shall extend beyond the date set forth in subparagraph (c) of subsection 7.01, and no such delay shall interfere with the right of any party to terminate this Agreement pursuant to Section 7.

         1.03. The Effective Date and Time. Immediately following (or concurrently with) the Closing, the Merger Agreements (and, as applicable, Articles of Merger) shall be filed with and recorded by the Secretary of State of Louisiana, the Secretary of State of Mississippi, the Mississippi Department of Banking and Consumer Finance (the "Department of Banking") and the Office of the Comptroller of the Currency, as appropriate, and the Company Merger and the Bank Merger shall be effective at the dates and times specified in the Merger Agreements. The date on which and the time at which the Company Merger becomes effective are herein referred to as the "Effective Date" and the "Effective Time," respectively.

         1.04. Surviving Corporations. The governing documents (i.e. the articles of incorporation or association and by-laws and equivalents) of Whitney and Acquiring Bank in effect immediately prior to the Effective Time (or the effective time of the Bank Merger, as the case may be) shall remain unchanged and shall be the governing documents of Whitney and Acquiring Bank, as the surviving entities in the Mergers, until duly amended in accordance with the terms thereof and applicable law. The directors and officers of Whitney and Bank in office immediately prior to the Effective Time (or the effective time of the Bank Merger, as the case may be) shall be the directors and officers of Whitney and Acquiring Bank, as the surviving entities in the Mergers, and shall serve in such capacity in accordance with the articles of incorporation or association and by-laws of the surviving entities. Each share of Whitney common stock, no par value ("Whitney Common Stock") and capital stock of Acquiring Bank issued and outstanding immediately prior to the Effective Time (or the effective time of the Bank Merger, as the case may be) shall remain issued and outstanding from and after the applicable effective time, and in the case of Acquiring Bank, shall be the capital stock of Acquiring Bank.

         1.05. Tax Consequences. It is the intention of the parties hereto that the Mergers shall constitute reorganizations within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement shall constitute a "plan of reorganization" for purposes of
Section 368 of the Code.

         Section 2.  Conversion of Stock of Company and Bank

         2.01. Conversion. (a) Company Merger. Subject to the provisions of this
Section 2, at the Effective Time, by virtue of the Company Merger and without any action on the part of the holders thereof, the shares of Company common stock, par value $2.50 per share ("Company Common Stock"), shall be converted as follows: Except for (i) shares issued and outstanding immediately prior to the Effective Time as to which dissenters' rights have been perfected and not withdrawn or otherwise forfeited under Article 13 of the MBCA ("Company Dissenters' Shares") and (ii) shares of Company Common Stock held by Company as treasury shares (which shall by reason of the Company Merger be canceled), and subject to the provisions of Section 2.01(f) relating to fractional shares, each issued and outstanding share of Company Common Stock shall be converted into and become that number of shares of Whitney Common Stock that is equal to the quotient obtained by dividing the Company Percentage (as hereinafter defined) of the Maximum Deliverable Amount (as hereinafter defined), rounded up to the nearest whole number of shares, by the total number of issued and outstanding shares (not treasury shares) of Company Common Stock at the Effective Time.

                  (b) Bank Merger. Subject to the provisions of this Section 2, at the effective time of the Bank Merger, by virtue of the Bank Merger and without any action on the part of the holders thereof, the shares of Bank common stock, par value $5.00 per share ("Bank Common Stock"), shall be converted as follows: Except for shares as to which dissenters' rights have been perfected and not withdrawn or otherwise forfeited under 12 U.S.C. ss.215a (which shares, collectively with the Company Dissenters' Shares, are hereinafter referred to as the "Dissenters' Shares") and/or Article 13 of the MBCA, as applicable, subject to the provisions of Section 2.01(f) relating to fractional shares, each outstanding share of Bank Common Stock will be converted into and become that number of shares of Whitney Common Stock that is equal to the quotient obtained by dividing the Bank Percentage (as hereinafter defined) of the Maximum Deliverable Amount, rounded up to the nearest whole number of shares, by the total number of shares of Bank Common Stock issued and outstanding on the effective date of the Bank Merger.

                  (c) For purposes of this Section 2, shares of Company Common Stock that are held by Company or Bank (other than shares held by Bank in a fiduciary capacity other than for Company), and shares of Bank Common Stock that are held by Company or Bank (other than shares held by Bank in a fiduciary capacity other than for Company), shall not be considered outstanding and shall be cancelled (and not converted) by virtue of the Mergers.

                  (d) Certain Defined Terms. As used in this Section 2.01, the following terms shall have the meanings set forth below:

                           (i)   Purchase Price. The term "Purchase Price" means
$51,814,000 plus Retained Net Income After Tax (as hereinafter defined).

                           (ii)  Maximum Deliverable Amount.  The term "Maximum
Deliverable Amount" means the quotient obtained by dividing the Purchase Price by the Average Market Price (as hereinafter defined).

                           (iii) Bank Percentage.  The term "Bank Percentage"
means the percentage obtained by dividing (A) the dollar amount obtained by multiplying (x) the Purchase Price, minus the book value of all assets of Company other than Bank Common Stock, by (y) the percentage of the outstanding shares of Bank Common Stock owned by persons other than Company, by (B) the total Purchase Price.

                           (iv)  Company Percentage.  The term "Company
Percentage" means the result obtained by subtracting the Bank Percentage from 100%.

                           (v)   Retained Net Income After Tax.  The term
"Retained Net Income After Tax" means the consolidated retained net income for the period October 1, 1996 through the end of the calendar month immediately preceding the Effective Date, as agreed to by the Constituent Corporations, based on normal banking net income less appropriate income taxes and dividends declared and/or paid and excluding any unusual or nonrecurring additions to net income such as reversals of loan loss or other valuation reserves and gains on the sales of investments or other assets.

                  (e) Average Market Price. The "Average Market Price" shall be the average of the closing per share trading prices of Whitney Common Stock (adjusted appropriately for any stock split, stock dividend, recapitalization, reclassification or similar transaction which is effected, or for which a record date occurs) on the forty (40) trading days preceding the fifth trading day immediately prior to the Effective Date, as reported in the Wall Street Journal (corrected for typographical errors); provided, however, that if the Average Market Price as calculated above is less than $30.00, the Average Market Price for purposes of this Section 2.01(e) shall be $30.00 and if the Average Market Price as calculated above is greater than $36.00 the Average Market Price for purposes of this Section 2.01(e) shall be $36.00.

                  (f) Fractional Shares. In lieu of the issuance of fractional shares of Whitney Common Stock, each shareholder of Company or Bank who would otherwise be entitled thereto, upon surrender of his or her certificates that immediately prior to the effective time of the applicable Merger represented Company Common Stock or Bank Common Stock, other than Dissenters' Shares and shares of Company Common Stock held by Company as treasury shares (which shall by reason of the Merger be canceled), shall receive a cash payment (without interest) equal to the fair market value at the effective time of the applicable Merger of any fraction of a share of Whitney Common Stock to which such holder would be entitled but for this provision. For purposes of calculating such payment, the fair market value of a fraction of a share of Whitney Common Stock at the Effective Time shall be such fraction multiplied by the Average Market Price.

                  (g) Exchange of Certificates. After the Effective Time, each holder of an outstanding certificate or certificates theretofore representing a share or shares of Company Common Stock or Bank Common Stock (other than Dissenters' Shares), upon surrender thereof to the exchange agent selected by Whitney (the "Exchange Agent"), together with duly executed transmittal materials provided pursuant to Section 2.01(i) or upon compliance by the holder or holders thereof with the procedures of the Exchange Agent with respect to lost, stolen or destroyed certificates, shall be entitled to receive in exchange therefor any payment due in lieu of fractional shares and a certificate or certificates representing the number of whole shares of Whitney Common Stock into which such holder's shares of Company Common Stock or Bank Common Stock were converted. Until so surrendered, each outstanding Company stock certificate and Bank stock certificate shall be deemed for all purposes, other than as provided below with respect to the payment of dividends or other distributions (if any) in respect of Whitney Common Stock, to represent the number of whole shares of Whitney Common Stock into which such holder's Company Common Stock or Bank Common Stock shall have been converted. Whitney may, at its option, refuse to pay any dividend or other distribution to holders of unsurrendered Company and Bank stock certificates until surrendered; provided, however, that upon the surrender and exchange of any Company or Bank stock certificates there shall be paid, to the extent not previously paid, to the record holders of the Whitney stock certificates issued in exchange therefor the amount, without interest, of accumulated dividends and distributions, if any, which have become payable with respect to the number of whole shares of Whitney Common Stock into which the shares of Company Common Stock or Bank Common Stock theretofore represented by such certificates shall have been exchanged.

                  (h) Deposit. Promptly following the Effective Time, Whitney shall deposit or cause to be deposited with the Exchange Agent (i) certificates representing the shares of Whitney Common Stock and (ii) the cash in lieu of fractional shares to be issued and paid, as the case may be, in exchange for outstanding shares of Company Common Stock and Bank Common Stock pursuant to this Section 2.

                  (i) Transmittal Materials. Promptly after the Effective Time, Whitney shall send or cause to be sent to each former shareholder of record of Company at the Effective Time, and to each former shareholder of record of Bank at the effective time of the Bank Merger, excluding the holders, if any, of Dissenters' Shares, transmittal materials for use in exchanging certificates of Company Common Stock and Bank Common Stock, respectively, for certificates of Whitney Common Stock.

                  (j) Dissenters' Shares. Holders of Dissenters' Shares shall not be entitled to receive the shares of Whitney Common Stock and any unpaid dividends and distributions payable thereon pursuant to this Section 2.01 and shall only be entitled to receive payment of the fair cash value of such shares in accordance with the provisions of Article 13 of the MBCA and 12 U.S.C. ss.215a, as applicable, unless and until such holders fail to perfect or effectively withdraw or lose their rights to such appraisal and payment. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such right, such shares of Company Common Stock or Bank Common Stock will be treated as if they had been converted into, at the effective time of the applicable Merger, the shares of Whitney Common Stock (and cash in lieu of fractional share), and any unpaid dividends and distributions payable thereon, pursuant to this Section 2.01, without interest thereon.

         2.02. Closing Transfer Books. At the Effective Time, the stock transfer books of Company shall be closed and no transfer of shares of Company Common Stock shall be made thereafter. At the effective time of the Bank Merger, the stock transfer books of Bank shall be closed and no transfer of shares of Bank Common Stock shall be made thereafter. All shares of Whitney Common Stock issued, and any fractional share payments paid upon surrender for exchange of certificates representing shares of Company Common Stock or Bank Common Stock in accordance with this Section 2 shall be deemed to have been issued in full satisfaction of all rights pertaining to the shares of Company Common Stock or Bank Common Stock theretofore represented by such certificates.

         Section 3.        Representations and Warranties of Company and Bank

         Company and Bank represent and warrant to Whitney and Acquiring Bank that, as of the date on which Company delivers the Schedule of Exceptions to Whitney and as of the Closing Date, except as set forth in the Schedule of
Exceptions:

         3.01. Consolidated Group; Organization; Qualification. "Company's consolidated group," as such term is used in this Agreement, consists of Company and Bank. Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Mississippi, and is a bank holding company within the meaning of the Bank Holding Company Act of 1956, as amended (the "Bank Holding Company Act"). Bank is a Mississippi chartered state bank, duly organized, validly existing and in good standing under the laws of the State of Mississippi and is domiciled in the State of Mississippi. Each member of Company's consolidated group has all requisite corporate power and authority to own and lease its property and to carry on its business as it is currently being conducted and to execute this Agreement and the Merger Agreements to which it is a party and to consummate the transactions contemplated hereby, and is qualified and in good standing as a foreign corporation in all jurisdictions in which the failure to so qualify would have a material adverse effect on such member's financial condition, results of operations or business.

         3.02. Capital Stock; Other Interests. The authorized capital stock (i) of Company consists of 200,000 shares of Company Common Stock, of which 184,356 shares are issued and outstanding and no shares are held in its treasury; and
(ii) of Bank consists of 93,190 shares of common stock, of which 93,190 shares are issued and outstanding and no shares are held in its treasury. All issued and outstanding shares of capital stock of each member of Company's consolidated group have been duly authorized and are validly issued, fully paid and (except as provided in 12 U.S.C. Section 55) non-assessable, and all of the outstanding shares of Bank (other than 1,012 shares of Bank Common Stock held by persons other than Company) are owned by Company, free and clear of all liens, charges, security interests, mortgages, pledges and other encumbrances. No member of Company's consolidated group has outstanding any stock options or other rights to acquire any shares of its capital stock or any security convertible into such shares, or has any obligation or commitment to issue, sell or deliver any of the foregoing or any shares of its capital stock. There are no agreements by which Company or Bank are bound or, to Company's or Bank's knowledge, among Company's or Bank's shareholders, with respect to the voting or transfer of Company Common Stock or Bank Common Stock and there are no agreements granting registration rights to any holders thereof. The outstanding capital stock of each member of Company's consolidated group has been issued in compliance with all legal requirements and in compliance with any preemptive or similar rights. No member of Company's consolidated group has a subsidiary (other than Bank) or direct or indirect ownership interest exceeding 5% in any firm, corporation, partnership or other entity.

         3.03. Corporate Authorization; No Conflicts. Subject to the approval of this Agreement and the Merger Agreements by the shareholders of Company and Bank, respectively, in accordance with the MBCA, Mississippi state banking laws and applicable federal law, all corporate acts and other proceedings required of each member of Company's consolidated group for the due and valid authorization, execution, delivery and performance of this Agreement and the Merger Agreements and consummation of the Mergers have been validly taken. Subject to their approval by the shareholders of Company and Bank and to such regulatory approvals as are required by law, this Agreement and the Merger Agreements are legal, valid and binding obligations of Company and Bank and are enforceable against Company and Bank, respectively, in accordance with the respective terms hereof and thereof, except that enforcement may be limited by bankruptcy, reorganization, insolvency and other similar laws and court decisions relating to or affecting the enforcement of creditors' rights generally and by general equitable principles. With respect to each member of Company's consolidated group, neither the execution, delivery or performance of this Agreement or the Merger Agreements, nor the consummation of the transactions contemplated hereby or thereby will (i) violate, conflict with, or result in a breach of any provision of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination of or accelerate the performance required by, or (iv) result in the creation of any lien, security interest, charge or encumbrance upon any of its properties or assets under, any of the terms, conditions or provisions of its articles of incorporation or association or by-laws or any material note, bond, mortgage, indenture, deed of trust, lease, license, agreement or other instrument or obligation to or by which it or any of its assets is bound; or violate any order, writ, injunction, decree, statute, rule or regulation of any governmental body applicable to it or any of its assets.

         3.04. Financial Statements, Reports and Proxy Statements. Company has delivered to Whitney true and complete copies of (a) the consolidated balance sheets as of December 31, 1994 and December 31, 1995 of Company and its consolidated subsidiaries, the related consolidated statements of income, shareholders' equity and cash flows for the respective years then ended, the related notes thereto, and the report of its independent public accountants with respect thereto, as presented in Company's audited financial statements for the fiscal year ended December 31, 1995 (collectively, the "Financial Statements"),
(b) the unaudited consolidated balance sheets as of September 30, 1995 and September 30, 1996 of Company and its consolidated subsidiaries, and the related unaudited statements of income, shareholders' equity and cash flows for the nine-month periods then ended (collectively, the "Interim Financial Statements"), (c) the annual report to the Board of Governors of the Federal Reserve System ("Federal Reserve Board") for the year ended December 31, 1995, of each member of Company's consolidated group required to file such reports,
(d) all call reports, including all amendments thereto, made to the Federal Deposit Insurance Corporation ("FDIC") and the Department of Banking since December 31, 1992, of each member of Company's consolidated group required to file such reports, (e) Company's and Bank's Annual Report to Shareholders for 1995 and all subsequent Quarterly Reports to Shareholders and (f) all proxy or information statements (or similar materials) disseminated to Company's shareholders or the shareholders of any of its subsidiaries at any time since December 31, 1992.

                  The Financial Statements and, except as indicated in the notes thereto, the Interim Financial Statements, have been (and all financial statements delivered to Whitney as required by this Agreement will be) prepared in conformity with generally accepted accounting principles ("GAAP") applied on a basis consistent with prior periods, and present fairly, in conformity with GAAP the consolidated results of operations of Company's consolidated group for the respective periods covered thereby and the consolidated financial condition of its consolidated group as of the respective dates thereof. All call and other regulatory reports referred to above have been filed on the appropriate form and prepared in all material respects in accordance with such form's instructions and the applicable rules and regulations of the regulating federal agency. As of the date of the latest balance sheet forming part of the Interim Financial Statements (the "Latest Balance Sheet"), no member of Company's consolidated group had, nor are any of any such member's assets subject to, any material liability, commitment, indebtedness or obligation (of any kind whatsoever, whether absolute, accrued, contingent, matured or unmatured) which is not reflected and adequately reserved against in accordance with GAAP. No report, including any report filed with the Federal Reserve Board or other banking regulatory agency, and no report made to shareholders of Company or Bank, as of the respective dates thereof, contained and no such report, proxy statement, registration statement or report to shareholders filed or disseminated after the date of this Agreement will contain, any untrue statement of a material fact or omitted, or will omit, to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Financial Statements and Interim Financial Statements are supported by and consistent with a general ledger and detailed trial balances of investment securities, loans and commitments, depositors' accounts and cash balances on deposit with other institutions, copies of which have been made available to Whitney.

         3.05. Loan and Investment Portfolios. All loans, discounts and financing leases (in which a member of Company's consolidated group is lessor) reflected on the Latest Balance Sheet (a) were, at the time and under the circumstances in which made, made for good, valuable and adequate consideration in the ordinary course of business of its consolidated group, (b) are evidenced by genuine notes, agreements or other evidences of indebtedness and (c) to the extent secured, to the best knowledge of the Company's consolidated group, have been secured by valid liens and security interests which have been perfected. Accurate lists of all loans, discounts and financing leases as of the date of the Latest Balance Sheet (or a more recent date), and of the investment portfolios of each member of Company's consolidated group as of such date, have been delivered to Whitney. Except as specifically noted on the loan schedule attached to the Schedule of Exceptions and except for one or more loans individually less than $25,000 in principal and in the aggregate less than $100,000 in principal for all such loans, no member of Company's consolidated group is a party to any written or oral loan agreement, note or borrowing arrangement, that was, as of the most recent month-end (i) delinquent by more than 30 days in the payment of principal or interest, (ii) known by any member of Company's consolidated group to be otherwise in material default for more than 30 days, (iii) classified as "substandard," "doubtful," "loss," "other assets especially mentioned" or any comparable classification by any member of Company's consolidated group, the Mississippi state banking authorities or the FDIC, (iv) an obligation of any director, executive officer or 10% shareholder of any member of Company's consolidated group who is subject to Regulation O of the Federal Reserve Board (12 C.F.R. Part 215), or any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing, or (v) in violation of any law, regulation or rule of any governmental authority, other than those that are immaterial in amount.

         3.06. Adequacy of Allowances for Losses. Each of the allowances for losses on loans, financing leases and other real estate shown on the Latest Balance Sheet is adequate in accordance with applicable regulatory guidelines and GAAP in all material respects, and there are no facts or circumstances known to Bank's Board of Directors which are likely to require in accordance with applicable regulatory guidelines or GAAP a future material increase in any such provisions for losses or a material decrease in any of the allowances therefor reflected in the Latest Balance Sheet. Each of the allowances for losses on loans, financing leases and other real estate reflected on the books of Company's consolidated group at all times from and after the date of the Latest Balance Sheet is adequate in accordance with applicable regulatory guidelines and GAAP in all material respects, and there are no facts or circumstances known to Bank's Board of Directors which are likely to require in accordance with applicable regulatory guidelines or GAAP a future material increase in any of such provisions for losses or a material decrease in the allowances therefor reflected in the Latest Balance Sheet.

         3.07. Absence of Certain Changes or Events. Since the date of the Latest Balance Sheet, no member of Company's consolidated group has declared, set aside for payment or paid any dividend to holders of, or declared or made any distribution on, any shares of Company's or Bank's capital stock except for Company's and Bank's regular quarterly dividends of $.65 and $1.30 per share, respectively, payable October 1, 1996. Since the date of the Latest Balance Sheet, there has been no event or condition of any character (whether actual or threatened) that has had, or can reasonably be anticipated to have, a material adverse effect on the financial condition, results of operations or business of Company's consolidated group, taken as a whole. Except as may result from the transactions contemplated by this Agreement, no such member has, since the date of the Latest Balance Sheet:

                  (a) borrowed any money or entered into any capital lease or, except in the ordinary course of business consistent with past practices, (i) lent any money or pledged any of its credit in connection with any aspect of its business whether as a guarantor, surety, issuer of a letter of credit or otherwise, (ii) mortgaged or otherwise subjected to any lien, encumbrance or other liability any of its assets, (iii) sold, assigned or transferred any of its assets in excess of $100,000 in the aggregate, or (iv) incurred any material liability, commitment, indebtedness or obligation (of any kind whatsoever, whether absolute or contingent);

                  (b) suffered any material damage, destruction or loss to immovable or movable property, whether or not covered by insurance;

                  (c) experienced any material change in asset concentrations as to customers or industries or in the nature and source of its liabilities or in the mix of interest-bearing versus non-interest bearing deposits;

                  (d) received notice or had knowledge or reason to believe that any material labor unrest exists among any of its employees or that any group, organization or union has attempted to organize any of its employees;

                  (e) received notice that one or more substantial customers has terminated or intends to terminate such customers' relationship with it, with the result being a material adverse effect on Bank;

                  (f) failed to operate its business in the ordinary course consistent with past practices, or failed to use reasonable efforts to preserve its business organization intact or to preserve the goodwill of its customers and others with whom it has business relations;

                  (g) incurred any material loss except for losses adequately reserved against on the date of this Agreement or on the Latest Balance Sheet and expenses associated with this transaction, or waived any material right in connection with any aspect of its business, whether or not in the ordinary course of business;

                  (h) forgiven any material debt owed to it, or cancelled any of its claims or paid any of its noncurrent obligations or liabilities;

                  (i) made any capital expenditure or capital addition or betterment in excess of $50,000;

                  (j) entered  into  any   agreement  requiring  the  payment,
conditionally or otherwise, of any salary, bonus, extra compensation, pension or severance payment to any of its present or former directors, officers or employees, except such agreements as are terminable at will without any penalty or other payment by it or increased (except for increases of not more than 10% consistent with past practices) the compensation (including salaries, fees, bonuses, profit sharing, incentive, pension, retirement or other similar payments) of any such person whose annual compensation would, following such increase, exceed $50,000;

                  (k) except as required in accordance with GAAP, changed any accounting practice followed or employed in preparing the Financial Statements or Interim Financial Statements;

                  (l) made any loan, given any discount or entered into any financing lease which has not been (i) made, at the time and under the circumstances in which made, for good, valuable and adequate consideration in the ordinary course of business, (ii) evidenced by genuine notes, agreements or other evidences of indebtedness and (iii) fully reserved against in an amount sufficient in accordance with applicable regulatory guidelines to provide for all charge-offs reasonably anticipated in the ordinary course of business after taking into account all recoveries reasonably anticipated in the ordinary course of business; or
                  (m) entered into any agreement, contract or commitment to do any of the foregoing.

         3.08. Taxes. Each member of Company's consolidated group has timely filed all federal, state and local income, franchise, excise, real and personal property, employment and other tax returns, tax information returns and reports required to be filed, has paid all material taxes, interest payments and penalties as reflected therein which have become due, has made adequate provision for the payment of all such taxes accruable for all periods ending on or before the date of this Agreement (and will make such accruals through the Closing Date) to any city, county, state, the United States or any other taxing authority, and is not delinquent in the payment of any material tax or material governmental charge of any nature. The consolidated federal income tax returns of Company's consolidated group have not been audited by the Internal Revenue Service since the date of Company's inception other than a 1993 audit of tax years 1992 and 1991, which audit has been closed. No audit or examination is presently being conducted by any taxing authority nor has any member of Company's consolidated group received written notice from any such taxing authority of its intention to conduct any investigation or audit or to commence any such proceeding; no material unpaid tax deficiencies or additional liabilities of any sort have been proposed to any member of Company's consolidated group by any governmental representative, and no agreements for extension of time for the assessment of any tax have been entered into by or on behalf of any member of Company's consolidated group. Each such member has withheld from its employees (and timely paid to the appropriate governmental entity) proper and accurate amounts for all periods in material compliance with all tax withholding provisions of applicable federal, state and local laws (including, without limitation, income, social security and employment tax withholding for all forms of compensation).

         3.09. Title to Assets. (a) On the date of the Latest Balance Sheet, each member of Company's consolidated group had and, except with respect to assets disposed of for adequate consideration in the ordinary course of business since such date, now has, good and merchantable title to all real property and good and merchantable title to all other material properties and assets reflected on the Latest Balance Sheet, and has good and merchantable title to all real property and good and merchantable title to all other material properties and assets acquired since the date of the Latest Balance Sheet, in each case free and clear of all mortgages, liens, pledges, restrictions, security interests, charges and encumbrances of any nature except for (i) mortgages and encumbrances which secure indebtedness which is properly reflected in the Latest Balance Sheet or which secure deposits of public funds as required by law; (ii) liens for taxes accrued but not yet payable; (iii) liens arising as a matter of law in the ordinary course of business with respect to obligations incurred after the date of the Latest Balance Sheet, provided that the obligations secured by such liens are not delinquent or are being contested in good faith; (iv) such imperfections of title and encumbrances, if any, as do not materially detract from the value or materially interfere with the present use of any of such properties or assets or the potential sale of any of such owned properties or assets; and (v) capital leases and leases, if any, to third parties for fair and adequate consideration. Each member of Company's consolidated group owns, or has valid leasehold interests in, all material properties and assets used in the conduct of its business. Any real property and other material assets held under lease by any such member are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made or and proposed to be made of such property by such member of such property.

                  (b) With  respect  to each  lease of any  real  property  or a material amount of personal property to which any member of Company's consolidated group is a party, except for financing leases in which a member of such consolidated group is lessor, (i) such lease is in full force and effect in accordance with its terms; (ii) all rents and other monetary amounts that have become due and payable thereunder have been paid; (iii) there exists no default, or event, occurrence, condition or act, which with the giving of notice, the lapse of time or the happening of any further event, occurrence, condition or act would become a default under such lease; and (iv) the Mergers will not constitute a default or a cause for termination or modification of such lease.

                  (c) No member of Company's consolidated group has any legal obligation, absolute or contingent, to any other person to sell or otherwise dispose of any substantial part of its assets; or to sell or dispose of any of its assets except in the ordinary course of business consistent with past practices.

         3.10. Legal Matters. (a) To the knowledge of Company, (i) there is no material claim, action, suit, proceeding, arbitration or investigation pending in any court or before or by any governmental agency or instrumentality or arbitration panel or otherwise, or threatened against any member of Company's consolidated group nor (ii) do any facts or circumstances exist that would be likely to form the basis for any material claim against any member of Company's consolidated group that, if adversely determined, would have a material adverse effect on Company's consolidated group.

                  (b) Each member of Company's consolidated group has complied in all material respects with and is not in default in any material respect under (and has not been charged or threatened with or come under investigation with respect to any charge concerning any material violation of any provision
of) any federal, state or local law, regulation, ordinance, rule or order (whether executive, judicial, legislative or administrative) or any order, writ, injunction or decree of any court, agency or instrumentality.

                  (c) There are no material uncured violations, or violations with respect to which material refunds or restitution may be required, cited in any compliance report to any member of Company's consolidated group as a result of examination by any bank or bank holding company regulatory authority.

                  (d) No member of Company's consolidated group is subject to any written agreement, memorandum or order with or by any bank or bank holding company regulatory authority.

                  (e) To the knowledge of Company, there is no claim, action, suit, proceeding, arbitration, or investigation, pending or threatened, in which any material claim or demand is made or threatened to be made against any member of Company's consolidated group or any officer, director, advisory director or employee, in each case by reason of any person being or having been an officer, director, advisory director or employee of any such member.

         3.11. Employee Benefit Plans. (a) Except for the plans listed on the subsection of the Schedule of Exceptions that corresponds to this subsection (the "ERISA Plans"), no member of Company's consolidated group sponsors, maintains or contributes to, and no such member has at any time sponsored, maintained or contributed to, any employee benefit plan that is subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Each of the ERISA Plans has been maintained and administered in all material respects in compliance with its terms, the provisions of ERISA and all other applicable laws, and, where applicable, the provisions of the Code. No ERISA Plan, including any "party in interest" or "disqualified person" with respect thereto has engaged in a nonexempt prohibited transaction under
Section 4975 of the Code or Section 502(i) of ERISA; there is no matter relating to any of the ERISA Plans pending or threatened, nor are there any facts or circumstances existing that could reasonably be expected to lead to (other than routine filings such as qualification determination filings), proceedings before, or administrative actions by, any governmental agency; there are no actions, suits or claims pending or threatened (including, without limitation, breach of fiduciary duty actions, but excluding routine uncontested claims for benefits) against any of the ERISA Plans or the assets thereof. Each member of Company's consolidated group has complied in all material respects with the reporting and disclosure requirements of ERISA and the Code. None of the ERISA Plans is a multi-employer plan within the meaning of Section 3(37) of ERISA. A favorable determination letter has been issued by the Internal Revenue Service with respect to each ERISA Plan that is intended to be qualified under Section 401(a) of the Code and the Internal Revenue Service has taken no action to revoke any such letter and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification. No member of Company's consolidated group has sponsored, maintained or made contributions to any plan, fund or arrangement subject to Title IV of ERISA or the requirements of Section 412 of the Code or providing for medical benefits, insurance coverage or other similar benefits for any period extending beyond the termination of employment, except as may be required under the "COBRA" provisions of ERISA and the Code.

                  (b) Set forth on the subsection of the Schedule of Exceptions corresponding to this subsection is a true and complete list of each benefit plan and benefit arrangement of any member of Company's consolidated group other than the ERISA Plans. True and complete copies of all plan (including ERISA
Plan) documents and written agreements (including all amendments and modifications thereof), together with copies of any tax determination letters, trust agreements, summary plan descriptions, insurance contracts, investment management agreements and the three most recent annual reports on form series 5500 with respect to such plan or arrangement have been made available to Whitney.

                  (c) All group health plans of any member of Company's consolidated group to which Section 4980B(f) of the Code or Section 601 of ERISA applies are in compliance in all material respects with continuation coverage requirements of Section 4980B(f) of the Code and Section 601 of ERISA and any prior violations of such sections have been cured prior to the date hereof.

                  (d) Each plan, fund or arrangement previously sponsored or maintained by any member of Company's consolidated group, or to which any member of Company's consolidated group previously made contributions which has been terminated by any member of Company's consolidated group was terminated in accordance with ERISA, the Code and the terms of such plan, fund or arrangement and no event has occurred and no condition exists that would subject any member of Company's consolidated group, Whitney or Acquiring Bank to any tax, penalty, fine or other liability as a result of, directly or indirectly, the termination of such plan, fund or arrangement.

                  (e) The current fair market value of the assets of each ERISA Plan subject to the provisions of Title IV of ERISA equals or exceeds the present value of the accrued benefits of each such plan as of the end of the most recent plan year, calculated on a termination and on-going basis, and there has been no material change likely to change the funding status of any such plan. No funding deficiency within the meaning of Section 412 of the Code exists with respect to any ERISA Plan. All contributions required or accrued under the terms of any plan (including any ERISA Plan) have been made and all insurance premiums required or accrued under the terms of any plan (including any ERISA plan) have been paid as of the date hereof.

         3.12. Insurance Policies. Each member of Company's consolidated group maintains in force insurance policies and bonds in such amounts and against such liabilities and hazards as are considered by it to be adequate. An accurate list of all such insurance policies is attached to the Schedule of Exceptions. No member of Company's consolidated group is now liable, nor has any such member received any notice of any material retroactive premium adjustment. All policies are valid and enforceable and in full force and effect, and no member of Company's consolidated group has received any notice of a material premium increase or cancellation with respect to any of its insurance policies or bonds. Within the last three years, no member of Company's consolidated group has been refused any basic insurance coverage sought or applied for (other than certain exclusions for coverage of certain events or circumstances as stated in such polices).

         3.13. Agreements. (a) No member of Company's consolidated group is a party to:
                                (i)  any collective bargaining agreement;

                                (ii)  other than the employee benefits and plans
referred to in the section of the Schedule of Exceptions that corresponds to subsection 3.11 of this Agreement, any employment or other agreement or contract with or commitment to any employee except the agreements, arrangements, policies and practices referred to in the exceptions to subparagraph (j) of subsection 3.07 of this Agreement and such agreements as are terminable without penalty upon not more than 30 days notice by the employer;

                                (iii)  any obligation of guaranty or
indemnification except such indemnification of officers, directors, employees and agents of Company's consolidated group as on the date of this Agreement may be provided in their respective articles of incorporation or association and by-laws (and no indemnification of any such officer, director, employee or agent has been authorized, granted or awarded), except if entered into in the ordinary course of business with respect to customers of any member of Company's consolidated group, letters of credit, guaranties of endorsements and guaranties of signatures;

                                (iv)  any agreement, contract or commitment
which is or if performed will be materially adverse to the financial condition, results of operations or business of any member of Company's consolidated group; or

                                (v)  any agreement, contract or commitment
containing any covenant limiting the freedom of any member of Company's consolidated group (x) to engage in any line of business permitted by regulatory authorities, (y) to compete with any person in a line of business permitted by applicable regulatory guidelines to be engaged in by bank holding companies, Mississippi state banks or national banks, or (z) to fulfill any of its requirements or needs for services or products (including, for example, contracts with vendors to supply customers with credit insurance); or

                                (vi)  any written agreement, memorandum, letter,
order or decree, formal or informal, with any federal or state regulatory agency.

                  (b) The subsection of the Schedule of Exceptions that corresponds to this subsection contains a list of each material agreement, contract or commitment (except those entered into in the ordinary course of business with respect to loans, lines of credit, letters of credit, depositor agreements, certificates of deposit and similar banking activities and equipment maintenance agreements which are not material) to which any member of Company's consolidated group is a party or which affects any such member. To Company's knowledge, no member of Company's consolidated group has in any material respect breached, nor is there any pending or threatened claim that it has materially breached, any of the terms or conditions of any of such agreements, contracts or commitments.

         3.14. Licenses, Franchises and Governmental Authorizations. Each member of Company's consolidated group possesses all licenses, franchises, permits and other governmental authorizations necessary for the continued conduct of its business. The deposits of Bank are insured by the FDIC to the extent provided by applicable law, and there are no pending or threatened proceedings to revoke or modify that insurance or for relief under 12 U.S.C. Section 1818.

         3.15. Corporate Documents. Company has delivered to Whitney, with respect to each member of Company's consolidated group, true and correct copies of its articles of incorporation or articles of association, and its by-laws, all as amended. All of the foregoing and all of the corporate minutes and stock transfer records of each member of Company's consolidated group are current, complete and correct in all material respects.

         3.16. Certain Transactions. No past or present director, executive officer or five percent shareholder of any member of Company's consolidated group has, since January 1, 1993, engaged in any transaction or series of transactions which, if such member had been subject to Section 14(a) of the Exchange Act, would have been would be required to be disclosed pursuant to Item 404 of Regulation S-K of the Rules and Regulations of the Securities and Exchange Commission (the "SEC"), other than transactions which were so disclosed.

         3.17. Broker's or Finder's Fees. No agent, broker, investment banker, investment or financial advisor or other person acting on behalf of any member of Company's consolidated group is entitled to any commission, broker's or finder's fee from any of the parties hereto in connection with any of the transactions contemplated by this Agreement.

         3.18. Environmental Matters. (a) (i) Each member of Company's consolidated group has obtained all material permits, licenses and other authorizations that are required to be obtained by it under any applicable Environmental Law Requirements (as hereinafter defined) in connection with the operation of its businesses and ownership of its properties (collectively, the "Subject Properties"), including without limitation, to the knowledge of Company, properties acquired by foreclosure or in settlement of loans;

                          (ii)  Each member of Company's consolidated group is
in compliance with all terms and conditions of such permits, licenses and authorizations and with all applicable Environmental Law Requirements, except for such noncompliance as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the financial condition, results of operations or business of Company and its consolidated group, taken as a whole;

                         (iii)  There are no past or present events, conditions,
circumstances, activities or plans by any member of Company's consolidated group related in any manner to any member of Company's consolidated group or the Subject Properties that did or would violate or prevent compliance or continued compliance with any of the Environmental Law Requirements, or give rise to any Environmental Liability, as hereinafter defined, except for such as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the financial condition, results of operations or business of Company and its consolidated group, taken as a whole;

                           (iv)  To Company's knowledge, there is no civil,
criminal or administrative action, suit, demand, claim, order, judgment, hearing, notice or demand letter, notice of violation, investigation or proceeding pending or threatened by any person against any member of Company's consolidated group, or any prior owner of any of the Subject Properties which relates to the Subject Properties and relates in any way to any Environmental Law Requirement or seeks to impose any Environmental Liability; and

                           (v)  To Company's knowledge, no member of Company's
consolidated group is subject to or responsible for any material Environmental Liability which is not set forth and adequately reserved against on the Latest Balance Sheet.

                  (b)  "Environmental  Law  Requirement"  means  all  applicable present and future statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises and similar items, of all governmental agencies, departments, commissions, boards, bureaus, or instrumentalities of the United States, states and political subdivisions thereof and all applicable judicial, administrative, and regulatory decrees, judgments and orders relating to the protection of human health or the environment, including without limitation: (A) all requirements, including but not limited to those pertaining to reporting, licensing, permitting, investigation, and remediation of emissions, discharges, releases, or threatened releases of Hazardous Materials (as such term is defined below), chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials or wastes whether solid, liquid, or gaseous in nature, into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials, chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials or wastes, whether solid, liquid, or gaseous in nature; (B) all requirements pertaining to protection of the health and safety of employees or the public; and (C) all requirements pertaining to the (i)
drilling, production, and abandonment of oil and gas wells, (ii) the transportation of produced oil and gas, and (iii) the remediation of sites related to that drilling, production or transportation.

                  (c) "Hazardous Materials" shall mean: (A) Any "hazardous substance" as defined by either the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601, et seq.) ("CERCLA") as amended from time to time, or regulations promulgated thereunder;
(B) asbestos; (C) polychlorinated biphenyls; (D) any "regulated substance" as defined by 40 C.F.R. Section 280.12, or the Mississippi Administrative Code; (E) any naturally occurring radioactive material ("NORM"), as defined by applicable federal or state laws or regulations as amended from time to time, irrespective of whether the NORM is located in Mississippi or another jurisdiction; (F) any non-hazardous oilfield wastes ("NOW") defined under applicable federal or state laws or regulations, irrespective of whether those wastes are located in Mississippi or another jurisdiction; (G) any substance the presence of which on the Subject Properties is prohibited by any lawful rules and regulations of legally constituted authorities from time to time in force and effect relating to the Subject Properties; and (H) any other substance which by any such rule or regulation requires special handling in its collection, storage, treatment or disposal.

                  (d) "Environmental Liability" shall mean (i) any liability or obligation arising under any Environmental Law Requirement, or (ii) any liability or obligation under any other theory of law or equity (including without limitation any liability for personal injury, property damage or remediation) that results from, or is based upon or related to, the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any Hazardous Material, pollutant, contaminant, chemical, or industrial, toxic or hazardous substance or waste.

         3.19. Compliance with Laws. Each member of Company's consolidated group is in compliance with all applicable laws, rules, regulations, orders, writs, judgments and decrees the noncompliance with which reasonably could be expected to have a material adverse effect on the financial condition, results of operations or business of Company's consolidated group taken as a whole. There are no material uncured violations, or violations with respect to which material refunds or restitution may be required, cited in any compliance report to any member of Company's consolidated group as a result of examination by any bank or bank holding company regulatory authority, except those cited in examination reports previously submitted to, and reviewed by, Whitney.

         3.20. Intellectual Property. Each member of Company's consolidated group owns all trademarks, tradenames, service marks and other intellectual property that is material to the conduct of its business.

         3.21. Community Reinvestment Act. Bank has complied in all material respects with the provisions of the Community Reinvestment Act ("CRA") and the rules and regulations thereunder, has CRA ratings of not less than "satisfactory," and has received no material criticism from regulators with respect to discriminatory lending practices, and has no knowledge of any conditions or circumstances that are likely to result in CRA ratings of less than "satisfactory" or material criticism from regulators with respect to discriminatory lending practices.

         3.22. Accuracy of Statements. No warranty or representation made or to be made by any member of Company's consolidated group in this Agreement or in any document furnished or to be furnished by any member of Company's consolidated group pursuant to this Agreement contains or will contain, as of the date of this Agreement, the effective date of the Registration Statement (as defined in subsection 5.14 hereof) and the Closing Date, an untrue statement of a material fact or an omission of a material fact necessary to make the statements contained herein and therein, in light of the circumstances in which they are made, not misleading.

         Section 4. Representations and Warranties of Whitney and Acquiring Bank

                  Whitney and Acquiring Bank represent and warrant to Company and Bank that as of the date hereof and as of the Closing Date:

         4.01. Consolidated Group; Organization; Qualification. "Whitney's consolidated group," as such term is used in this Agreement, consists of Whitney and Whitney National Bank ("WNB") and will include Acquiring Bank upon its formation and, in addition includes Whitney Bank of Alabama ("WBA") and several other subsidiaries. Whitney is a corporation duly organized and validly existing under the laws of the State of Louisiana and is a bank holding company within the meaning of the Bank Holding Company Act. WNB is a national banking association duly organized and validly existing and in good standing under the laws of the United States of America. Whitney has all requisite corporate power and authority to own and lease its property and to carry on its business as it is currently being conducted and to execute and deliver this Agreement and the Company Merger Agreement to which it is a party and to consummate the transactions contemplated hereby, and is qualified and in good standing as a foreign corporation in all jurisdictions in which the failure to so qualify would have a material adverse effect on its financial condition, results of operations or business.

                  Pursuant to Section 1.01(a) of this Agreement, Whitney intends to charter Acquiring Bank and cause it to merge with Bank. At Closing, Acquiring Bank will be a national banking association duly organized, validly existing and in good standing under the laws of the United States of America. Acquiring Bank will have all requisite corporate power and authority to own and lease its property and to carry on its business as it is intended to be conducted and to execute and deliver this Agreement and the Bank Merger Agreement and to consummate the transactions contemplated hereby and thereby, and will be qualified and in good standing as a foreign corporation in all jurisdictions in which the failure to so qualify would have a material adverse effect on its financial condition, results of operations or business.

         4.02. Capital Stock. As of the date of this Agreement, the authorized capital stock of Whitney consists of 40,000,000 shares of Whitney Common Stock. As of September 30, 1996, 19,252,056 shares of Whitney Common Stock were issued and outstanding and 494,280 shares were held in its treasury. All issued and outstanding shares of capital stock of Whitney have been duly authorized and are validly issued, fully paid and non-assessable and have been issued in compliance with all legal requirements and any preemptive or similar rights. All issued and outstanding shares of capital stock of Acquiring Bank will be duly authorized and validly issued, fully paid and (except as provided in 12 U.S.C. Section 55) non-assessable and will be issued in compliance with all legal requirements and any preemptive or similar rights. Upon the formation of Acquiring Bank, Whitney will own all of the issued and outstanding shares of capital stock of Acquiring Bank free and clear of all liens, charges, security interests, mortgages, pledges and other encumbrances.

         4.03. Corporate Authorization; No Conflicts. All corporate acts and other proceedings required of Whitney for the due and valid authorization, execution, delivery and performance of this Agreement and the Company Merger Agreement and consummation of the Mergers have been, or will be prior to
Closing, validly and appropriately taken. All corporate acts and other proceedings required of Acquiring Bank for the due and valid authorization, execution, delivery and performance of this Agreement and the Bank Merger Agreement and consummation of the Bank Merger will be validly and appropriately taken prior to Closing. Subject to such regulatory approvals as are required by law, this Agreement and the Merger Agreements are, and in the case of Acquiring Bank will be, legal, valid and binding obligations of Whitney and Acquiring Bank, as the case may be, and are, and in the case of Acquiring Bank will be, enforceable against them in accordance with the respective terms of such agreements, except that enforcement may be limited by bankruptcy, reorganization, insolvency and other similar laws and court decisions relating to or affecting the enforcement of creditors' rights generally and by general equitable principles. With respect to each of Whitney and Acquiring Bank, neither the execution, delivery or performance of this Agreement or the Merger Agreements, nor the consummation of the transactions contemplated hereby or thereby will (i) violate, conflict with, or result in a breach of any provision of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination of or accelerate the performance required by, or (iv) result in the creation of any lien, security interest, charge or encumbrance upon any of its properties or assets under, any of the terms, conditions or provisions of its articles of incorporation or association or by-laws (or comparable documents) or any material note, bond, mortgage, indenture, deed of trust, lease, license, agreement or other instrument or obligation to or by which it or any of its assets is bound; or violate any order, writ, injunction, decree, statute, rule or regulation of any governmental body applicable to it or any of its assets.

         4.04. Financial Statements; Reports and Proxy Statements. (a) Whitney has delivered to Company true and complete copies of (i) the consolidated balance sheets as of December 31, 1994 and December 31, 1995 of Whitney and its consolidated subsidiaries, the related consolidated statements of operations, changes in shareholders' equity and cash flows for the respective years then ended, the related notes thereto, and the report of its independent public accountants with respect thereto, as presented in Whitney's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 filed with the SEC (collectively, the "Whitney Financial Statements") and (ii) the unaudited consolidated balance sheet as of September 30, 1996 of Whitney and its consolidated subsidiaries and the related unaudited statements of operations and cash flows for the nine month period then ended, as previously delivered by Whitney to the Company and the Bank (collectively, the "Whitney Interim Financial Statements").

                  (b) The Whitney Financial Statements and the Whitney Interim Financial Statements have been prepared in conformity with GAAP applied on a basis consistent with prior periods, and present fairly, in conformity with GAAP, the consolidated results of operations of Whitney's consolidated group for the respective periods covered thereby and the consolidated financial condition of its consolidated group as of the respective dates thereof. All call and other regulatory reports have been filed on the appropriate form and prepared in all material respects in accordance with such form's instructions and the applicable rules and regulations of the regulating federal agency. As of the date of the latest balance sheet forming part of the Whitney Interim Financial Statements (the "Whitney Latest Balance Sheet"), no member of Whitney's consolidated group had, nor were any of any of such member's assets subject to, any material liability, commitment, indebtedness or obligation (whether absolute, contingent, matured or unmatured), which is not reflected and adequately reserved against in the Whitney Latest Balance Sheet in accordance with GAAP. No report filed with Federal Reserve Board or other bank regulatory body, as of the respective dates thereof, contained and no such report filed after the date of this Agreement will contain, any untrue statement of a material fact or omitted, or will omit, to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

         4.05. Legality of Whitney Securities. All shares of Whitney Common Stock to be issued pursuant to the Mergers have been duly authorized and, when issued pursuant to the Merger Agreements, will be validly and legally issued, fully paid and non-assessable, and will be, at the time of their delivery, free and clear of all liens, charges, security interests, mortgages, pledges and other encumbrances and any preemptive or similar rights.

         4.06. SEC Reports. Whitney has previously delivered to Company an accurate and complete copy of the following Whitney reports filed with the SEC pursuant to the Exchange Act: (a) annual reports on Form 10-K for the years ended December 31, 1993, 1994 and 1995; (b) quarterly reports on Form 10-Q for the three months ended March 31 and June 30, 1996; and (c) proxy statements for the years 1994, 1995 and 1996; as of their respective dates, no such Report or communication contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Whitney has timely filed all reports and other documents required to be filed by it under the Securities Act and the Exchange Act.

         4.07. Absence of Certain Changes or Events. Since the date of the Whitney Latest Balance Sheet, there has been no event or condition of any character (whether actual or threatened) that has had, or can reasonably be anticipated to have, a material adverse effect on the financial condition, results of operations or business of Whitney's consolidated group taken as a whole.

         4.08. Legal Matters. (a) There are no material actions, suits, proceedings, arbitrations or investigations pending or, to Whitney's knowledge threatened, against any member of Whitney's consolidated group which would be required to be disclosed in a Form 10-K or Form 10-Q pursuant to Item 103 of Regulation S-K of the SEC's Rules and Regulations that are not so disclosed.

                  (b) There are no material uncured violations, or violations with respect to which material refunds or restitution may be required, cited in any compliance report to any member of Whitney's consolidated group as a result of examination by any bank or bank holding company regulatory authority.

                  (c) No member of Whitney's consolidated group is subject to any written agreement, memorandum or order or decree with or by any bank or bank holding company regulatory authority.

         4.09. Accuracy of Statements. No warranty or representation made or to be made by any member of Whitney's consolidated group in this Agreement or in any document furnished or to be furnished by any member of Whitney's consolidated group pursuant to this Agreement contains or will contain, as of the date of this Agreement, the effective date of the Registration Statement (as defined in Subsection 5.14 hereof) and the Closing Date, an untrue statement of a material fact or an omission of a material fact necessary to make the statements contained herein and therein, in light of the circumstances in which they are made, not misleading.

         Section 5. Covenants and Conduct of Parties Prior to the Effective Date. The parties further covenant and agree as follows:

         5.01. (a) Investigations; Planning. Each member of Company's consolidated group shall continue to provide to Whitney and Acquiring Bank and to their authorized representatives full access during all reasonable times to its premises, properties, books and records (including, without limitation, all corporate minutes and stock transfer records), and to furnish Whitney and Acquiring Bank and such representatives with such financial and operating data and other information of any kind respecting its business and properties as Whitney and Acquiring Bank shall from time to time reasonably request. Any investigation shall be conducted in a manner which does not unreasonably interfere with the operation of the business of Company's consolidated group. Each member of Company's consolidated group agrees to cooperate with Whitney and Acquiring Bank in connection with planning for the efficient and orderly combination of the parties and the operation of Whitney and Acquiring Bank after consummation of the Mergers. In the event of termination of this Agreement prior to the Effective Date, Whitney shall, except to any extent necessary to assert any rights under this Agreement or the Merger Agreements, return, without retaining copies thereof, or destroy (and certify to same under penalty of perjury) all confidential or non-public documents, work papers and other materials obtained from Company's consolidated group in connection with the transactions contemplated hereby and shall keep such information confidential, not disclose such information to any other person or entity except as may be required by legal process, and not use such information in connection with its business, and shall cause all of its employees, agents and representatives to keep such information confidential and not to disclose such information or to use it in connection with its business, in each case unless and until such information shall come into the public domain through no fault of Whitney and Acquiring Bank. Whitney and Acquiring Bank shall continue to provide Company's executive officers with access to their respective executive officers, during normal business hours and upon reasonable notice, to discuss the business and affairs of Whitney and Acquiring Bank to the extent customary in transactions of the nature contemplated by this Agreement.

                  (b)  Delivery  of  Schedules  of  Exceptions;  Due  Diligence.
Whitney and Company's consolidated group stipulate that they have entered into this Agreement prior to Company's delivery of its consolidated group's Schedule of Exceptions and prior to Whitney's completion of Whitney's customary due diligence investigation of Company's consolidated group. Company shall deliver to Whitney, on or before the 14th day following the date hereof, its consolidated group's Schedule of Exceptions. Upon such delivery, such Schedules shall be initialed on behalf of Whitney and Company, shall be appended hereto and shall form a part hereof for all purposes. If Company fails to deliver its consolidated group's Schedule of Exceptions on or before the 14th day following the date hereof, Whitney may terminate this Agreement without liability by giving written notice of termination to Company. Whitney's due diligence review shall be concluded during a 21 calendar day period commencing on the first business day following Company's delivery to Whitney of its Schedule of Exceptions as provided herein (the "Review Period"). At or prior to expiration of the Review Period, Whitney shall elect, by written notice to Company, to either (a) proceed to the Closing (subject to the satisfaction or waiver of all other conditions to Closing) or (b) terminate the Agreement (without liability to Company or Bank except as set forth in the last sentence of this Section 5.01(b)) if, in its sole and absolute discretion, it is not satisfied with the results of such due diligence review or for any other reason. Absent timely delivery of written notice electing to terminate this Agreement, Whitney shall be deemed to have elected to proceed to the Closing, subject to all other terms and conditions of this Agreement. If, after receiving Company's Schedule of Exceptions, Whitney elects to terminate this Agreement pursuant to the sixth sentence of this Section 5.01(b), then notwithstanding any other provision hereof, Whitney shall reimburse Company for the reasonable out-of-pocket expenses actually incurred by it in connection with the transactions contemplated by this Agreement through the date of termination.

         5.02. Cooperation and Best Efforts. Each of the parties hereto will cooperate with the other parties and use its best efforts to (a) procure all necessary consents and approvals of third parties, (b) complete all necessary filings, registrations, applications, schedules and certificates, (c) satisfy all requirements prescribed by law for, and all conditions set forth in this Agreement to, the consummation of the Mergers and the transactions contemplated hereby and by the Merger Agreements, and (d) effect the transactions contemplated by this Agreement and the Merger Agreements at the earliest practicable date.

         5.03. Information for, and Preparation of, Registration Statement and Proxy Statement. Each of the parties hereto will cooperate in the preparation of the Registration Statement referred to in Section 5.14 and a proxy statement of Company and Bank (the "Proxy Statement") which complies with the requirements of the Securities Act of 1933 (the "Securities Act"), the Exchange Act, the rules and regulations promulgated thereunder and other applicable federal and state laws, for the purpose of submitting this Agreement, the Merger Agreements and the transactions contemplated hereby and thereby to Company's and Bank's shareholders for approval, as applicable. Each of the parties will as promptly as practicable after the date hereof furnish all such data and information relating to it and its subsidiaries as any of the other parties may reasonably request for the purpose of including such data and information in the Registration Statement and the Proxy Statement.

         5.04. Approval of Merger Agreements. No approval by Whitney's shareholders is necessary as respects the Company Merger Agreement. Whitney, as the sole shareholder of Acquiring Bank, shall take all action necessary to effect shareholder approval of the Bank Merger Agreement.

         5.05. Press Releases. Whitney and Company will cooperate with each other in the preparation of any press releases announcing the execution of this Agreement or the consummation of the transactions contemplated hereby. Without the prior written consent of the chief executive officer of the other party, no member of Company's consolidated group or Whitney's consolidated group will issue any press release or other written statement for general circulation relating to the transactions contemplated hereby, except as may otherwise be required by law and, if practical, prior notice of such release is provided to the other parties. Whitney agrees that it will make a press release with respect to the results of operations of Whitney and its consolidated group as promptly as practicable following receipt of financial results covering at least thirty
(30) days of post-mergers combined operations of Whitney to permit the termination of the limitations set forth in the Shareholder's Commitments on the ability of each person referred to in Section 5.10 to resell shares of Whitney Common Stock in a manner inconsistent with Whitney's ability to account for the Mergers as a pooling of interests.

         5.06. Preservation of Business. To the extent consistent with sound business practices, each member of Company's consolidated group will use its best efforts to preserve the possession and control of all of its assets other than those consumed or disposed of for value in the ordinary course of business to preserve the goodwill of customers and others having business relations with it and to do nothing knowingly to impair its ability to keep and preserve its business as it exists on the date of this Agreement.

         5.07. Conduct of Business in the Ordinary Course. Each member of Company's consolidated group shall conduct its business only in the ordinary course consistent with past practices, and shall not, without the prior written consent of the chief executive officer of Whitney or his duly authorized designee:

                  (a) except for the declaration and payment of Company's regular quarterly dividends for the first three quarters of 1996 and 1997 in the amount of $0.65 per share and the normal and customary fourth quarter 1996 dividend of $1.30 per share and Bank's regular quarterly dividends for the first three quarters of 1996 and 1997 in the amount of $1.30 per share and the normal and customary fourth quarter 1996 dividend of $2.60 per share (at the customary time each quarter) until the Effective Time, declare, set aside, increase or pay any dividend, or declare or make any distribution on, or directly or indirectly combine, redeem, reclassify, purchase, or otherwise acquire, any shares of its capital stock or authorize the creation or issuance of or issue any additional shares of its capital stock or any securities or obligations convertible into or exchangeable for its capital stock, provided that this subparagraph shall not prevent dividends or distributions from any member of Company's consolidated group to any other member of such consolidated group;

                  (b) amend its articles of incorporation or association or by-laws or adopt or amend any resolution or agreement concerning indemnification of its directors or officers;

                  (c) enter into or modify any agreement so as to require the payment, conditionally or otherwise, of any salary, bonus, extra compensation, pension or severance payment to any of its present or former directors, officers or employees except (i) such agreements as are terminable at will without any penalty or other payment by it, or increase the compensation (including salaries, fees, bonuses, profit sharing, incentive, pension, retirement or other similar benefits and payments) of any such person in any manner inconsistent with its past practices, (ii) such written agreements between the Bank and certain officers as may be approved in writing by the Chief Executive Officer of Whitney at or prior to the Company's delivery of the Schedules of Exceptions and
(iii) after consultation with Whitney's chief executive officer, bonuses to employees in amounts in an aggregate amount not exceeding $100,000;

                  (d) except as described in the Schedule of Exceptions or except in the ordinary course of business consistent with past practices, place or suffer to exist on any of its assets or properties any mortgage, pledge, lien, charge or other encumbrance, except those of the character described in subsection 3.09 hereof, or cancel any material indebtedness owing to it or any claims which it may have possessed, or waive any right of substantial value or discharge or satisfy any material noncurrent liability;

                  (e) acquire another business or merge or consolidate with another entity, or sell or otherwise dispose of a material part of its assets or, except in the ordinary course of business consistent with past practices or as described in the Schedule of Exceptions;

                  (f) commit any act that is intended or reasonably may be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Mergers set forth in Section 6 not being satisfied, or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law;

                  (g) commit or fail to take any act which act or omission is intended or reasonably may be expected to result in a material breach or violation of any applicable law, statute, rule, governmental regulation or order;

                  (h) fail to maintain its books, accounts and records in the usual manner on a basis consistent with that heretofore employed;

                  (i) fail to pay, or to make adequate provision in all material respects for the payment of, all taxes, interest payments and penalties due and payable (for all periods up to the Effective Date, including that portion of its fiscal year to and including the Effective Date) to any city, county, state, the United States or any other taxing authority, except those being contested in good faith by appropriate proceedings and for which sufficient reserves have been established;

                  (j) dispose of investment securities in amounts or in a manner inconsistent with past practices; or make investments in non-investment grade securities or which are inconsistent with past investment practices;

                  (k) enter into any new line of non-banking business;

                  (l) (i) except as described in the Schedule of Exceptions, charge off (except as may otherwise be required by law or by regulatory authorities or by GAAP consistently applied) or sell (except for a price not materially less than the value thereof) any of its portfolio of loans, discounts or financing leases, or (ii) except as set forth on Schedule of Exceptions, sell any asset held as other real estate or other foreclosed assets for an amount materially less than 100% of its book value at the date of the Latest Balance Sheet;

                  (m) make any extension of credit which, when added to all other extensions of credit to a borrower and its affiliates, would exceed Company's or Bank's applicable regulatory lending limits;

                  (n) take or cause to be taken any action which would disqualify the Mergers as a "pooling of interests" for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Code; or

                  (o)  agree or commit to do any of the foregoing.

         5.08. Additional Information. Company and Bank will provide Whitney and Whitney will provide Company and Bank (a) with prompt written notice of any material adverse change in the financial condition, results of operations, business or prospects of any member of its consolidated group, any material breach by any such member of any of its warranties, representations or covenants in this Agreement, or any material action taken or proposed to be taken with respect to any member of its consolidated group by any regulatory agency, (b) as soon as they become available, copies of any financial statements, reports and other documents of the type referred to in subsection 3.04 with respect to each member of its consolidated group, and (c) promptly upon its dissemination, any report disseminated to its shareholders.

         5.09. Shareholder Approval. Company's Board of Directors shall submit this Agreement and the Company Merger Agreement to its shareholders for approval in accordance with the applicable law, together with its recommendation that such approval be given, at a special meeting of the shareholders of Company duly called and convened for that purpose as soon as practicable after the effective date of the Registration Statement. Bank will submit this Agreement and the Bank Merger Agreement to Bank's shareholders for approval in accordance with the applicable law at a meeting duly called and convened for that purpose as soon as practicable. At such meeting, Company will, if the shareholders of Company shall have so approved this Agreement and the Company Merger Agreement, vote all shares of Bank Common Stock held by it "for" approval of the Bank Merger. The foregoing meetings will, if practicable, be held on the same date but, in any event, the Bank meeting will not be convened until the Company meeting has been finally adjourned.

         5.10. Restricted Whitney Common Stock. Company and Bank will use their best efforts to obtain no later than twenty (20) days after execution of this Agreement an agreement from each person who is a director or executive officer of Company or Bank or 5% beneficial owner of securities of Company who will receive shares of Whitney Common Stock by virtue of the Mergers to the effect that such person (i) will not dispose of any Company Common Stock or Bank Common Stock or any Whitney Common Stock received pursuant to the Mergers (a) in a manner that would disqualify the transactions contemplated hereby from pooling of interests accounting treatment or (b) in the case of Whitney Common Stock received pursuant to the Mergers, in violation of Rule 145 of the Securities Act or the rules and regulations of the SEC thereunder, (ii) will agree to escrow all such shares until Whitney has made a public announcement of the financial results of at least 30 days of combined operations following the Effective Date and (iii) in the case of directors and executive officers will agree to vote all shares beneficially owned in favor of this Agreement and the Mergers ("Shareholder's Commitment").

         5.11. Loan Policy. No member of Company's consolidated group will make any loans, or enter into any commitments to make loans, which vary other than in immaterial respects from its written loan policies, a true and correct copy of which loan policies will be provided to Whitney concurrently with Company's Schedule of Exceptions, provided that this covenant shall not prohibit Bank from extending or renewing credit or loans in the ordinary course of business consistent with past lending practices or in connection with the workout or renegotiation of loans currently in its loan portfolio.

         5.12. No Solicitations. Prior to the Effective Time or until the termination of this Agreement, no member of Company's consolidated group shall, without the prior approval of Whitney, directly or indirectly, solicit or initiate inquiries or proposals with respect to, or, except to the extent determined by the Board of Directors of Company in good faith, after consultation with its financial advisors and its legal counsel, to be required to discharge properly the directors' fiduciary duties to Company's consolidated group and its shareholders, furnish any information relating to, or participate in any negotiations or discussions concerning, any Acquisition Transaction (as defined in Section 7.01) or any other acquisition or purchase of all or a substantial portion of its assets, or of a substantial equity interest in it or withdraw its recommendation to the shareholders of Company of the Mergers or make a recommendation of any other Acquisition Transaction, or any business combination with it, other than as contemplated by this Agreement (and in no event will any such information be supplied except pursuant to a confidentiality agreement in form and substance as to confidentiality substantially the same as the confidentiality agreement between Company and Whitney); and each such member shall instruct its officers, directors, agents and affiliates to refrain from doing any of the above, and will notify Whitney immediately if any such inquiries or proposals are received by it, any such information is requested from it, or any such negotiations or discussions are sought to be initiated with it or any of its officers, directors, agents and affiliates; provided, however, that nothing contained herein shall be deemed to prohibit any officer or director of Company or Bank from taking any action that the Board of Directors of Company or Bank, as the case may be, determines, in good faith after consultation with and receipt of an opinion of counsel, is required by law or is required to discharge his fiduciary duties to Company's consolidated group and its shareholders.

         5.13. Operating Functions. Each member of Company's consolidated group agrees to cooperate in the consolidation of appropriate operating functions with Whitney to be effective on the Effective Date, provided that the foregoing shall not be deemed to require any action that, in the opinion of such member's Board of Directors, would adversely affect its operations if the Mergers were not consummated.
                                      A-19

         5.14. Whitney Registration Statement. (a) Whitney will prepare and file on Form S-4 a registration statement (the "Registration Statement") under the Securities Act (which will include the Proxy Statement) complying with all the requirements of the Securities Act applicable thereto, for the purpose, among other things, of registering the Whitney Common Stock which will be issued to the holders of Company Common Stock and Bank Common Stock pursuant to the Mergers. Whitney shall use its best efforts to cause the Registration Statement to become effective as soon as practicable, to qualify the Whitney Common Stock under the securities or blue sky laws of such jurisdictions as may be required and to keep the Registration Statement and such qualifications current and in effect for so long as is necessary to consummate the transactions contemplated hereby. As a result of the registration of the Whitney Common Stock pursuant to the Registration Statement, such stock shall be freely tradeable by the shareholders of Company or Bank except to the extent that the transfer of any shares of Whitney Common Stock received by shareholders of Company or Bank is subject to the provisions of Rule 145 under the Securities Act or restricted under applicable tax or pooling of interests rules.

                  (b) Whitney will indemnify and hold harmless each member of Company's consolidated group and each of their respective directors, officers and other persons, if any, who control Company within the meaning of the Securities Act from and against any losses, claims, damages, liabilities or judgments, joint or several, to which they or any of them may become subject, insofar as such losses, claims, damages, liabilities, or judgments (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or in any amendment or supplement thereto, or in any state application for qualification, permit, exemption or registration as a broker/dealer, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such person for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such action or claim; provided, however, that Whitney shall not be liable, in any such case, to the extent that any such loss, claim, damage, liability, or judgment (or action in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, or any such amendment or supplement thereto, or in any such state application, or in any amendment or supplement thereto, in reliance upon and in conformity with information furnished to Whitney by or on behalf of any member of Company's consolidated group or any officer, director or affiliate of any such member for use therein.

         5.15. Application to Regulatory Authorities. Whitney shall prepare, as promptly as practicable, all regulatory applications and filings which are required to be made with respect to the Mergers.

         5.16. Revenue Ruling. Whitney may elect to prepare (and in that event Company shall cooperate in the preparation of) a request for a ruling from the Internal Revenue Service with respect to certain tax matters in connection with the transactions contemplated by this Agreement and the Merger Agreements.

         5.17. Bond for Lost Certificates. Upon receipt of notice from any of its shareholders that a certificate representing Company Common Stock or Bank Common Stock has been lost or destroyed and prior to issuing a new certificate, Company or Bank, as the case may be, shall require such shareholder to post a bond in such amount as is sufficient to support the shareholder's agreement to indemnify Company or Bank against any claim made by the owner of such certificate, unless Whitney agrees to the waiver of such bond requirement.

         5.18. Dissenters. Company and Bank shall give Whitney (i) prompt written notice of, and a copy of, any instrument received by Company or Bank with respect to the assertion or perfection of dissenters rights, and (ii) the opportunity to participate in any and all negotiations and proceedings with respect to dissenters rights, should Whitney desire to do so.

         5.19. Withholding. Whitney shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Company Common Stock or Bank Common Stock after the Effective Time such amounts as Whitney may be required by law to deduct and withhold therefrom. All such deductions and withholdings shall be deemed for all purposes of this Agreement and the Merger Agreements to have been paid to the person with respect to whom such deduction and withholding was made.

         5.20. NASDAQ/NMS. Whitney shall cause the shares of Whitney Common Stock to be issued in the Mergers to be duly authorized, validly issued, fully paid and nonassessable, free of any preemptive or similar right and to be approved for quotation in the NASDAQ Stock Market prior to the Effective Time.

         5.21. Continuing Indemnity; Insurance. Whitney covenants and agrees that:

                  (a) All rights to indemnification and all limitations of liability existing in favor of indemnified parties under Company's Articles of Incorporation and By-Laws and in the Articles of Association and By-Laws of Bank (as the case may be) as in effect as of the date of this Agreement with respect to matters occurring prior to or at the later to occur of the Effective Time or the effective time of the Bank Merger shall survive the Mergers and shall continue in full force and effect, without any amendment thereto, for a period of three (3) years from such applicable effective time; provided, however, that all rights to indemnification in respect of any claim asserted or made as to which Whitney is notified in writing within such period shall continue until the final disposition of such claim.

                  (b) Whitney shall use best efforts to cause the persons serving as officers and directors of Company and Bank immediately prior to the Effective Time (in the case of Company) and the effective time of the Bank Merger (in the case of Bank) to be covered for a period of three (3) years from such applicable effective time by the directors' and officers' liability insurance policy maintained by Company and Bank with respect to acts or omissions occurring prior to or at the respective effective times which were committed by such officers and directors in their capacity as such; provided that Whitney may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous to such directors and officers, and, provided further that Whitney shall not be obligated to make premium payments for the insurance policies provided by this
Section 5.21 to the extent such premiums exceed 150% of the most recent annual premiums paid as of the date hereof by Company for such insurance.

                  (c) If Whitney or any of its successors or assigns (i) shall consolidate with or merge into any corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each such case, proper provisions shall be made so that the successors and assigns of Whitney shall assume the obligations set forth in this Section 5.21.

                  (d) The provisions of this Section 5.21 are intended to be for the benefit of, and shall be enforceable by, each indemnified party and his or her heirs and representatives.

         5.22. Employees and Certain Other Matters. All employees of Company and Bank at the Effective Time shall become employees of Acquiring Bank. Although Whitney's and Acquiring Bank's present intentions are to retain Company's and Bank's employees, Whitney and Acquiring Bank reserve the right, subject to Acquiring Bank's obligations under Section 5.07(c)(ii), to terminate any such employee, and to modify the job duties, compensation and authority of such employee. At the Effective Time, all persons then employed by Company and Bank shall be eligible for such employee benefits as are generally available to employees of WNB and WBA having like tenure, officer status and compensation levels except (i) all executive and senior level management bonuses, stock options, restricted stock and similar benefits shall be at the discretion of Acquiring Bank's Compensation Committee and (ii) all Company and Bank employees who are employed at the Effective Time shall be given full credit for all prior service as employees of Company or Bank provided, however, that all such employees shall be treated as newly hired Acquiring Bank employees (i.e., prior service credit with Company and Bank shall not be considered in determining future benefits under Whitney's, WNB's or Acquiring Bank's defined benefit pension plan) for all purposes of Whitney's, WNB's or Acquiring Bank's defined benefit pension plan.

         5.23. Retention of Insurance Policies. Whitney agrees to cause Acquiring Bank to assume the premium payment obligations under those certain life insurance policies numbered 200-7023535-0 and 200-7015796-0 issued by Connecticut Mutual Life Insurance Company insuring the lives of Mr. Guy C. Billups, Jr. and Mr. William R. Allison, respectively; life insurance policies numbered 4182389 and 4164782 issued by Connecticut Mutual Life Insurance Company insuring the lives of Mr. Guy C. Billups, Jr. and Mr. William R. Allison, respectively; and life insurance policy number 3267813 issued by the Guardian Life Insurance Company of America insuring the life of Mr. Guy C. Billups, Jr..

         5.24. Governance. Whitney's Board of Directors shall take all action necessary to appoint Mr. Guy C. Billups, Jr. to the Boards of Directors of Whitney and Acquiring Bank upon the Effective Date; provided, however, that Whitney may delay its appointment of Mr. Guy C. Billups, Jr. to the Whitney board until after its April 1997 Annual Meeting of Shareholders if the Effective Date occurs too late in 1997 for Whitney to include Mr. Guy C. Billups, Jr. in its proxy statement. Whitney's and Acquiring Bank's Boards of Directors shall nominate Mr. Guy C. Billups, Jr. for election and/or re-election to the Boards of Directors of Whitney and Acquiring Bank (or to the board of Whitney National Bank, in the event Acquiring Bank merges with Whitney National Bank subsequent to the Effective Date) to serve an aggregate term of not less than each of the next five years succeeding the Effective Date.

         5.25. Assumption of Change in Control Contract. Whitney agrees to assume all of the obligations of Mr. Guy Billups, Jr. under that certain change in control contract between Mr. Guy C. Billups, Jr. and Mr. P. E. Moran, Jr. providing for the payment of $50,000 to Mr. P. E. Moran, Jr. in the event Bank undergoes a change in control within a ten year period beginning October 21, 1993.

         Section 6.        Conditions of Closing

         6.01. Conditions of All Parties. The obligations of each of the parties hereto to consummate the Mergers are subject to the satisfaction of the following conditions at or prior to the Closing:

                  (a) Shareholder Approval. This Agreement and the Company Merger Agreement shall have been duly approved by the shareholders of Company, and this Agreement and the Bank Merger Agreement shall have been duly approved by the shareholders of the Bank.

                  (b) Effective Registration Statement. The Registration Statement shall have become effective prior to the mailing of the Proxy Statement, no stop order suspending the effectiveness of the Registration Statement shall have been issued, and no proceedings for that purpose shall have been instituted or, to the knowledge of any party, shall be contemplated, and Whitney shall have received all state securities laws permits and authorizations necessary to consummate the transactions contemplated hereby.

                  (c) No Restraining Action. No action or proceeding shall have been threatened or instituted before a court or other governmental body to restrain or prohibit the transactions contemplated by this Agreement or the Merger Agreements or to obtain damages or other relief in connection with the execution of such agreements or the consummation of the transactions contemplated hereby or thereby; and no governmental agency shall have given notice to any party hereto to the effect that consummation of the transactions contemplated by this Agreement or the Merger Agreements would constitute a violation of any law or that it intends to commence proceedings to restrain consummation of the Mergers.

                  (d) Statutory Requirements and Regulatory Approval. All statutory requirements for the valid consummation of the transactions contemplated by this Agreement and the Merger Agreements shall have been fulfilled; all appropriate orders, consents and approvals from all regulatory agencies and other governmental authorities whose order, consent or approval is required by law for the consummation of the transactions contemplated by this Agreement and the Merger Agreements shall have been received; and the terms of all requisite orders, consents and approvals shall then permit the effectuation of the Mergers without imposing any material conditions with respect thereto except for any such conditions that are acceptable to Whitney.

                  (e) Tax Opinion. Whitney and Company shall have received the opinion of Arthur Andersen LLP, in form and substance reasonably satisfactory to both of them, as to certain tax aspects of the Mergers, including an opinion that the receipt of Whitney Common Stock by Company's and Bank's shareholders will not be a taxable event to such shareholders.

         6.02. Additional Conditions of Whitney. The obligations of Whitney and Acquiring Bank to consummate the Mergers are also subject to the satisfaction of the following additional conditions at or prior to the Closing:

                  (a) Representations, Warranties and Covenants. The representations and warranties of Company and Bank contained in this Agreement shall be true and correct in all material respects, individually and in the aggregate, on and as of the Closing Date, with the same effect as though made on and as of such date, except to the extent of changes permitted by the terms of this Agreement, and each of Company and Bank shall have in all material respects performed all obligations and complied with all covenants required by this Agreement and the Merger Agreements to be performed or complied with by it at or prior to the Closing. In addition, each of Company and Bank shall have delivered to Whitney and Acquiring Bank its certificate dated as of the Closing Date and signed by its chief executive officer and chief financial officer to the effect that, except as specified in such certificate, such persons do not know, and have no reasonable grounds to know, of any material failure or breach of any representation, warranty or covenant made by it in this Agreement.

                  (b) No Material Adverse Change. There shall not have occurred any material adverse change from the date of the Latest Balance Sheet to the Closing Date in the financial condition, results of operations or business of Company's consolidated group; provided, however, that (i) the incurrence by Company or Bank of fees and expenses payable to Watkins Ludlam & Stennis, P.A. and Taylor, Powell, Wilson and Hartford, P.A., expenses and payments to executive officers or other employees of Company or Bank pursuant to agreements set forth on the Schedule of Exceptions and (ii) the occurrence of an event specifically permitted under Section 5.07 or otherwise expressly consented in writing by Whitney, are expressly deemed not to constitute such a material adverse change.

                  (c) Accountants' Letters. Whitney shall have received "comfort" letters from Taylor, Powell, Wilson and Hartford, P.A., independent public accountants for Company and Bank, dated, respectively, within three (3) days prior to the date of the Proxy Statement and within three (3) days prior to the Closing Date, in customary form for transactions of this sort and in substance satisfactory to Whitney.

                  (d) Opinion of Counsel. Whitney and Acquiring Bank shall have received from Watkins Ludlam and Stennis, P.A., special counsel to Company and Bank, an opinion, dated as of the Closing Date, in form and substance satisfactory to Whitney and Acquiring Bank. In giving such opinions, such counsel may rely as to questions of fact upon certificates of one or more officers of the members of Company's consolidated group and governmental officials.

                  (e) Tax Consequences of Mergers. Whitney shall have received satisfactory assurances from their independent accountants that the consummation of the Mergers will not be a taxable event to Whitney and Acquiring Bank.

                  (f) Pooling of Interest. Prior to the expiration of the Review Period and within three (3) days prior to the Closing Date, Taylor, Powell, Wilson and Hartford, P.A. shall have rendered an opinion to Whitney, in form and substance satisfactory to Whitney, to the effect that, based upon the facts and circumstances then known to Taylor, Powell, Wilson and Hartford, P.A., Whitney will be permitted to account for the Mergers as a pooling of interests. Neither Whitney's independent accountants nor the SEC shall have taken the position that the transactions contemplated by this Agreement and the Merger Agreements do not qualify for pooling of interests accounting treatment.

                  (g) Shareholder's Commitment. A Shareholder's Commitment substantially in the form specified on Exhibit 6.02(g) hereto (as contemplated by Section 5.10) shall have been executed by each person who serves as an executive officer or director of Company or Bank or who beneficially owns 5% or more of the Company Common Stock outstanding; and Whitney shall have received from each such person a written confirmation dated not earlier than five days prior to the Closing Date to the effect that each representation made in such person's Shareholder's Commitment is true and correct as of the date of such confirmation and that such person has complied with all of his or her covenants therein through the date of such confirmation.

                  (h) Regulatory Action. No adverse regulatory action shall be pending or threatened against any member of Company's consolidated group, including (without limitation) any proposed amendment to any existing agreement, memorandum, letter, order or decree, formal or informal, between any regulator and any member of Company's consolidated group, if such action would or could impose any material liability on Whitney or interfere in any material respect with the conduct of the businesses of Whitney's consolidated group following the Mergers.

         6.03. Additional Conditions of Company and Bank. The obligations of Company and Bank to consummate the Mergers are also subject to the satisfaction of the following additional conditions at or prior to the Closing:

                  (a) Representations, Warranties and Covenants. The representations and warranties of Whitney and Acquiring Bank contained in this Agreement shall be true and correct in all material respects, individually and in the aggregate, on the Closing Date, with the same effect as though made on and as of such date, except to the extent of changes permitted by the terms of this Agreement, and each of Whitney and Acquiring Bank shall have in all material respects performed all obligations and complied with all covenants required by this Agreement and the Merger Agreements to be performed or complied with by it at or prior to the Closing. In addition, each of Whitney and Acquiring Bank shall have delivered to Company and Bank its certificate dated as of the Closing Date and signed by its chief executive officer and chief financial officer to the effect that, except as specified in such certificate, such persons do not know, and have no reasonable grounds to know, of any material failure or breach of any representation, warranty or covenant made by it in this Agreement.

                  (b) Opinion of Counsel. Company and Bank shall have received from Milling, Benson, Woodward, Hillyer, Pierson & Miller, L.L.P., counsel for Whitney and Acquiring Bank, an opinion, dated as of the Closing Date, customary in scope and in form and substance satisfactory to Company and Bank. In giving such opinion, such counsel may rely as to questions of fact upon certificates of one or more officers of Whitney or members of Whitney's consolidated group, and governmental officials and as to matters of law other than Louisiana or federal law on the opinions of foreign counsel retained by them or Whitney.

                  (c) No Material Adverse Change. There shall not have occurred any material adverse change from Whitney's Latest Balance Sheet to the Effective Date in the financial condition, results of operations or business of Whitney's consolidated group taken as a whole.


         6.04. Waiver of Conditions. Any condition to a party's obligations hereunder may be waived by that party, other than the conditions specified in subparagraphs (a), (b) and (d) of subsection 6.01 hereof. The failure to waive any condition hereunder shall not be deemed a breach of subsection 5.02 hereof.

         Section 7.        Termination

         7.01. Termination. This Agreement and the Merger Agreements may be terminated and the Mergers contemplated herein abandoned at any time before the Effective Time, whether before or after approval by the shareholders of Company and Bank:

                  (a) Mutual Consent. By the mutual consent of the Boards of Directors of Whitney and Company.

                  (b) Breach. By the Board of Directors of either Whitney or Company in the event of a breach by any member of the consolidated group of the other of them of any representation or warranty contained in this Agreement or of any covenant contained in this Agreement, which in either case cannot be, or has not been, cured within 15 days after written notice of such breach is given to the entity committing such breach, provided that the right to effect such cure shall not extend beyond the date set forth in subparagraph (c) below.

                  (c) Abandonment. By the Board of Directors of either Whitney or Company if (i) all conditions to Closing required by Section 6 hereof have not been met by or waived by Whitney or Company by June 30, 1997, or (ii) any such condition cannot be met by June 30, 1997 and has not been waived by each party in whose favor such condition inures, or (iii) if the Mergers have not been consummated by June 30, 1997, provided that the failure to consummate the transactions contemplated hereby is not caused by the party electing to terminate pursuant to this clause (iii).

                  (d) Dissenting Shareholders. By Whitney, if the number of shares of Company Common Stock and Bank Common Stock as to which the holders thereof are, at the time of the Closing, legally entitled to assert dissenting shareholders rights plus the number of such shares as to which the holders thereof are entitled to receive cash payments in lieu of fractional shares exceeds that number of shares of Company Common Stock and Bank Common Stock that would preclude pooling of interests accounting for the Mergers.

                  (e) Shareholder Vote. By Whitney if this Agreement or the Company Merger fails to receive the requisite vote at any meeting of Company shareholders called for the purpose of voting thereon, or if this Agreement or the Bank Merger Agreement fails to receive the requisite vote at any meeting of Bank shareholders called for the purpose of voting thereon.

                  (f) Company Recommendation. By Whitney if the Board of Directors of Company or Bank (A) shall withdraw, modify or change its recommendation to its shareholders of this Agreement or the Mergers or shall have resolved to do any of the foregoing; (B) shall have recommended to the shareholders of Company or Bank (or in the case of (iii) approved) any of the following (being referred to herein as an "Acquisition Transaction") (i) any merger, consolidation, share exchange, business combination or other similar transaction (other than the transactions contemplated by this Agreement); (ii) any sale, lease, transfer or other disposition of all or substantially all of the assets of any member of Company's consolidated group; or (iii) any acquisition, by any person or group, of the beneficial ownership of 15% or more of any class of Company capital stock; or (C) shall have made any announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

                  (g) Prior to Notification Date. By Whitney by delivery of a notice to terminate this Agreement pursuant to Section 5.01(b).

                  (h) Acquisition Transaction. By Company in the event Company receives a written offer with respect to an Acquisition Transaction and the Board of Directors of Company determines in good faith, after consultation with its financial advisors and counsel, that such Acquisition Transaction is more favorable to Company's shareholders than the transactions contemplated by this Agreement.

         7.02. Effect of Termination; Survival. Upon termination of this Agreement pursuant to this Section 7, the Merger Agreements shall also terminate, and this Agreement and the Merger Agreements shall be void and of no effect, and there shall be no liability by reason of this Agreement or the Merger Agreements, or the termination thereof, on the part of any party or their respective directors, officers, employees, agents or shareholders except for any liability of a party hereto arising out of (i) an intentional breach of any representation, warranty or covenant in this Agreement prior to the date of termination, except if such breach was required by law or by any bank or bank holding company regulatory authority or (ii) a breach of any covenant that survives pursuant to the following sentence. The following provisions shall survive any termination of this Agreement: the second to last sentence of subsection 5.01(a) and the last sentence of subsection 5.01(b); subsection 7.02; subsection 7.03 and Section 8.

         7.03. Termination Fee. If this Agreement is terminated pursuant to 7.01(h), then Company shall pay or cause to be paid to Whitney upon demand a fee of $2,500,000 (the "Termination Fee"), payable in same day funds.

         Section 8.        Miscellaneous

         8.01. Notices. Any notice, communication, request, reply, advice or disclosure (hereinafter severally and collectively "notice") required or permitted to be given or made by any party to another in connection with this Agreement or the Merger Agreements or the transactions herein or therein contemplated must be in writing and may be given or served by depositing the same in the United States mail, postage prepaid and registered or certified with return receipt requested, or by delivering the same to the address of the person or entity to be notified, or by sending the same by a national commercial courier service (such as Airborne Express, Federal Express, Emery Air Freight, Network Courier, Purolator or the like) for next-day delivery provided such delivery is confirmed in writing by such courier. Notice deposited in the mail in the manner hereinabove described shall be effective 48 hours after such deposit, and notice delivered in person or by commercial courier shall be effective at the time of delivery. A party delivering notice shall endeavor to obtain a receipt therefor. For purposes of notice, the addresses of the parties shall, until changed as hereinafter provided, be as follows:


                  If to Whitney or Acquiring Bank:

                           Whitney Holding Corporation
                           Attn:  Mr. William L. Marks
                           Chairman of the Board & CEO
                           228 St. Charles Avenue
                           New Orleans, Louisiana 70130


                  With copies to:

                           Joseph S. Schwertz, Jr., Esq.
                           Whitney National Bank
                           Legal Department
                           228 St. Charles Avenue
                           New Orleans, Louisiana 70130


                  If to Company or Bank:

                           Merchants Bank & Trust Co.
                           Attn:  Mr. William R. Allison
                           President
                           1300 25th Avenue
                           Gulfport, Mississippi 39501


                  With copies to:

                           Carl J. Chaney, Esq.
                           Watkins Ludlam & Stennis, P.A.
                           633 North State Street
                           Jackson, Mississippi 39202

         8.02. Waiver. The failure by any party to enforce any of its rights hereunder shall not be deemed to be a waiver of such rights, unless such waiver is an express written waiver which has been signed by the waiving party. Waiver of any one breach shall not be deemed to be a waiver of any other breach of the same or any other provision hereof.

         8.03. Expenses. Except as otherwise provided herein, regardless of whether the Mergers are consummated, all expenses incurred in connection with this Agreement and the Merger Agreements and the transactions contemplated hereby and thereby shall be borne by the party incurring them.

         8.04. Headings. The headings in this Agreement have been included solely for reference and shall not be considered in the interpretation or construction of this Agreement.

         8.05. Annexes, Exhibits and Schedules. The annexes, exhibits and schedules to this Agreement are incorporated herein by this reference and expressly made a part hereof.

         8.06. Integrated Agreement. This Agreement, the Merger Agreements, the exhibits and schedules hereto and all other documents and instruments delivered in accordance with the terms hereof constitute the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and there are no agreements, understanding, restrictions, representations or warranties among the parties other than those set forth herein or therein, all prior agreements and understandings being superseded hereby.

         8.07. Choice of Law. The validity of this Agreement and the Merger Agreements, the construction of their terms and the determination of the rights and duties of the parties hereto in accordance therewith shall be governed by and construed in accordance with the laws of the United States and those of the State of Louisiana applicable to contracts made and to be performed wholly within such State, except to the extent that the laws of the State of Mississippi require this Agreement and the Merger Agreements to be governed by the laws of that state.

         8.08. Parties in Interest. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, except that this Agreement may not be transferred or assigned by any member of either consolidated group without the prior written consent of the other parties hereto, including any transfer or assignment by operation of law. Nothing in this Agreement or the Merger Agreements is intended or shall be construed to confer upon or to give any person other than the parties hereto any rights or remedies under or by reason of this Agreement or the Merger Agreements, except as expressly provided for herein and therein.

         8.09. Amendment. The parties may, by mutual agreement of their respective Boards of Directors, amend, modify or supplement this Agreement, the Merger Agreements, or any exhibit or schedule of any of them, in such manner as may be agreed upon by the parties in writing, at any time before or after approval of this Agreement and the Merger Agreements and the transactions contemplated hereby and thereby by the shareholders of the parties hereto. This Agreement and any exhibit or schedule to this Agreement may be amended at any time and, as amended, restated by the chief executive officers of the respective parties (or their respective designees) without the necessity for approval by their respective Boards of Directors or shareholders, to correct typographical errors or to change erroneous references or cross references, or in any other manner which is not material to the substance of the transactions contemplated hereby.

         8.10 Share Exchange. At the time of execution of this Agreement, the Constituent Corporations have not determined whether Whitney will acquire 100% of the outstanding Bank Common Stock pursuant to the Bank Merger described herein or through a share exchange as permitted under Section 116 of the LBCL and applicable Mississippi law (a "Share Exchange"), which would provide Bank's shareholders (other than Company) with the same consideration and rights to which they would be entitled under the Bank Merger. If the parties shall determine to effect such acquisition through a Share Exchange, the chief executive officers of each of the parties hereto are hereby authorized to amend and restate this Agreement, without further action by their respective Boards of Directors, to eliminate all references to the Bank Merger and to insert in lieu thereof provisions pursuant to which the Share Exchange would be effected.

         8.11. Counterparts. This Agreement may be executed by the parties in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same document.

         8.12. Non-Survival of Representations and Warranties; Covenants. None of the representations and warranties in this Agreement or in any instrument delivered pursuant hereto shall survive the Effective Time. Each party hereby agrees that its sole right and remedy with respect to any breach of a representation or warranty or covenant by the other party shall be not to close the transactions described herein if such breach results in the nonsatisfaction of a condition set forth in Section 6 hereof; provided, however, that the foregoing shall not be deemed to be a waiver of any claim for an intentional breach of a representation, warranty or covenant or for fraud except if such breach is required by law or by any bank or bank holding company regulatory authority; it being understood that a disclosure in any closing certificate provided in accordance with subparagraph (a) of subsection 6.02 or subparagraph
(a) of subsection 6.03 hereof concerning an inaccuracy of a representation or warranty shall not of itself be deemed to be an intentional breach of such representation or warranty. The covenants of the parties set forth herein shall survive the Effective Time in accordance with their terms.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

WHITNEY HOLDING CORPORATION

BY:      /s/ William L. Marks
         -----------------------
         William L. Marks
ITS:     Chairman and CEO


MERCHANTS BANCSHARES, INC.

BY:      /s/ Guy C. Billups, Jr.
         ------------------------
         Guy C. Billups, Jr.
ITS:     Chairman


MERCHANTS BANK & TRUST CO.

BY:      /s/ Guy C. Billups, Jr.
         -------------------------
         Guy C. Billups, Jr.
ITS:     Chairman


         IN WITNESS WHEREOF, in accordance with Section 1.01(a) of the Agreement and Plan of Merger by and between Whitney Holding Corporation, Merchants Bancshares, Inc. and Merchants Bank & Trust Co. dated November _____, 1996, (the "Agreement"), Acquiring Bank hereby executes the Agreement as a party.


ACQUIRING BANK


BY:      ____________________________

ITS:

                                                              Exhibit 1.01(b) to
                                                    Agreement and Plan of Merger


                            JOINT AGREEMENT OF MERGER

                                       OF

                           MERCHANTS BANCSHARES, INC.

                                       AND

                           WHITNEY HOLDING CORPORATION


         THIS JOINT AGREEMENT OF MERGER (this "Joint Agreement") is dated as of the ______ day of November 1996, between Merchants Bancshares, Inc., a
Mississippi corporation ("Company"), and Whitney Holding Corporation, a Louisiana corporation ("Whitney"); and is entered into pursuant to the provisions of Sections 111, et seq. of the Louisiana Business Corporation Law ("LBCL") and Sections 79-4-11.01, et seq. of the Mississippi Business Corporation Act ("MBCA").

         WHEREAS, as required by law, at least a majority of the members of the respective Boards of Directors of Company and Whitney (collectively, the "Merging Corporations") deem it advisable that Company be merged with and into Whitney (the "Company Merger"), as provided in this Joint Agreement and in the Agreement and Plan of Merger dated November 14, 1996 (the "Plan") among Whitney, Company, Acquiring Bank, which is a wholly owned subsidiary of Whitney, and Merchants Bank & Trust Company ("Bank"), which is a 98.91% owned subsidiary of Company, which sets forth, among other things, certain representations, warranties, covenants and conditions relating to the Company Merger; and

         WHEREAS, as required by law, at least a majority of the members of the respective Boards of Directors of the Merging Corporations wish to enter into this Joint Agreement and submit it to the shareholders of Company for approval in the manner required by law and, subject to such approval and to such other approvals as may be required, to effect the Company Merger, all in accordance with the provisions of this Joint Agreement.

         NOW THEREFORE, in consideration of the mutual benefits to be derived from this Joint Agreement and the Company Merger, the parties hereto agree as follows:

         1.  THE COMPANY MERGER

         In accordance with the applicable provisions of the LBCL and MBCA, Company shall be merged with and into Whitney; the separate existence of Company shall cease; and Whitney shall be the corporation surviving the Company Merger.

         2.  EFFECTIVENESS OF THE COMPANY MERGER

         2.1. Effective Time of the Company Merger. The Company Merger shall become effective at ________ on the date on which this Joint Agreement (and, as applicable, Articles of Merger), having been executed and acknowledged in the manner required by law, are filed in the office of the Secretary of State of Louisiana and the Secretary of State of Mississippi (the "Effective Time").

         2.2. Effect of the Company Merger. At the Effective Time, (i) the separate existence of Company shall cease and Company shall be merged with and into Whitney; (ii) Whitney shall continue to possess all of the rights, privileges and franchises possessed by it and shall, at the Effective Time, become vested with and possess all rights, privileges and franchises possessed by Company;
(iii) Whitney shall be responsible for all of the liabilities and obligations of Company in the same manner as if Whitney had itself incurred such liabilities or obligations, and the Company Merger shall not affect or impair the rights of the creditors or of any persons dealing with the Merging Corporations; and (iv) the Company Merger shall, from and after the Effective Time, have all the effects provided by applicable Louisiana and Mississippi law.

         2.3.  Articles of Incorporation.

                  (a) The Articles of Incorporation of Whitney, as in effect immediately prior to the Effective Time, shall not be amended by reason of the Company Merger and shall be the Articles of Incorporation of Whitney as the surviving corporation in the Company Merger until thereafter changed or amended as provided therein or by applicable law.

                  (b) The Bylaws of Whitney, as in effect immediately prior to the Effective Time, shall not be amended by reason of the Company Merger and shall be the Bylaws of Whitney as the surviving corporation in the Company Merger until thereafter changed or amended as provided therein or by applicable law.

         2.4. Directors and Officers. The directors and officers of Whitney at the Effective Time shall be the directors and officers of Whitney as the surviving corporation in the Company Merger until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

         2.5. Additional Actions. If, at any time after the Effective Time, Whitney shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable (a) to vest, perfect or confirm, of record or otherwise, in Whitney, title to or the possession of any property or right of Company acquired or to be acquired by reason of, or as a result of, the Company Merger, or (b) otherwise to carry out the purposes of this Joint Agreement, Company and its proper officers and directors shall be deemed to have granted to Whitney an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such property or rights in Whitney and otherwise to carry out the purposes of this Joint Agreement; and the proper officers and directors of Whitney are fully authorized in the name of Company to take any and all such action.

         3.  METHOD OF CARRYING COMPANY MERGER INTO EFFECT

         The shareholders of Whitney are not required to approve this Joint Agreement under applicable provisions of the LBCL; however, this Joint Agreement shall be submitted to the shareholders of Company for their approval. If such approval is given, then the fact of such approval shall be certified hereon by the Secretary of Company. This Joint Agreement, so approved and certified, shall, as soon as is practicable, be signed and acknowledged by the President or Vice President of each of the Merging Corporations. As soon as may be practicable thereafter and after the approval of all applicable regulatory authorities and the expiration of all applicable waiting periods, this Joint Agreement, so certified, signed and acknowledged, (and, as applicable, Articles of Merger) shall be delivered to the Secretary of State of Louisiana and the Secretary of State of Mississippi for filing in the manner required by law and shall be effective at the Effective Time; and thereafter, as soon as practicable, a copy of the Certificate of Merger issued by the Secretary of State of Louisiana, and certified by him to be a true copy, shall be filed in the mortgage records of the parish and county in which the Merging Corporations have their respective registered offices and in the conveyance records of each county in which Company has immovable property.

         4.  CONVERSION OF SHARES

         4.1. Conversion.  (a) Company Merger. Subject to the provisions of this
Section 4, at the Effective Time, by virtue of the Company Merger and without any action on the part of the holders thereof, the shares of Company common stock, par value $2.50 per share ("Company Common Stock"), shall be converted as follows: Except for (i) shares issued and outstanding immediately prior to the Effective Time as to which dissenters' rights have been perfected and not withdrawn or otherwise forfeited under Article 13 of the MBCA ("Dissenters' Shares") and (ii) shares of Company Common Stock held by Company as treasury shares (which shall by reason of the Company Merger be canceled), and subject to the provisions of Section 4.1(e) relating to fractional shares, each issued and outstanding share of Company Common Stock shall be converted into and become that number of shares of Whitney common stock, no par value ("Whitney Common Stock") that is equal to the quotient obtained by dividing the Company Percentage (as hereinafter defined) of the Maximum Deliverable Amount (as hereinafter defined), rounded up to the nearest whole number of shares, by the total number of issued and outstanding shares (not treasury shares) of Company Common Stock at the Effective Time.

                  (b) For purposes of this Section 4, shares of Company Common Stock that are held by Company or Bank (other than shares held by Bank in a fiduciary capacity other than for Company), shall not be considered outstanding and shall be cancelled (and not converted) by virtue of the Company Merger.

                  (c) Certain Defined Terms. As used in this Section 4.1, the following terms shall have the meanings set forth below:

                       (i) Purchase Price. The term "Purchase Price" means $51,814,000 plus Retained Net Income After Tax (as hereinafter defined).

                      (ii) Maximum Deliverable Amount. The term "Maximum Deliverable Amount" means the quotient obtained by dividing the Purchase Price by the Average Market Price (as hereinafter defined).

                     (iii) Bank Common Stock. The term "Bank Common Stock" means the common stock, $5.00 par value, of Bank.

                      (iv) Bank Percentage. The term "Bank Percentage" means the percentage obtained by dividing (A) the dollar amount obtained by multiplying (x) the Purchase Price, minus the book value of all assets of Company other than Bank Common Stock, by (y) the percentage of the outstanding shares of Bank Common Stock owned by persons other than Company, by (B) the total Purchase Price.

                       (v) Company Percentage. The term "Company Percentage" means the result obtained by subtracting the Bank Percentage from 100%.

                      (vi) Retained Net Income After Tax. The term "Retained Net Income After Tax" means the consolidated retained net income for the period October 1, 1996 through the end of the calendar month immediately preceding the effective date of the Company Merger, as agreed to by the Merging Corporations, based on normal banking net income less appropriate income taxes and dividends declared and/or paid and excluding any unusual or nonrecurring additions to net income such as reversals of loan loss or other valuation reserves and gains on the sales of investments or other assets.

                  (d) Average Market Price. The "Average Market Price" shall be the average of the closing per share trading prices of Whitney Common Stock (adjusted appropriately for any stock split, stock dividend, recapitalization, reclassification or similar transaction which is effected, or for which a record date occurs) on the forty (40) trading days preceding the fifth trading day immediately prior to the effective date of the Company Merger, as reported in the Wall Street Journal (corrected for typographical errors); provided, however, that if the Average Market Price as calculated above is less than $30.00, the Average Market Price for purposes of this Section 4.1(d) shall be $30.00, and if the Average Market Price as calculated above is greater than $36.00, the Average Market Price for purposes of this Section 4.1(d) shall be $36.00.

                  (e) Fractional Shares. In lieu of the issuance of fractional shares of Whitney Common Stock, each shareholder of Company who would otherwise be entitled thereto, upon surrender of his or her certificates that immediately prior to the Effective Time represented Company Common Stock, other than Dissenters' Shares and shares of Company Common Stock held by Company as treasury shares (which shall by reason of the Merger be canceled), shall receive a cash payment (without interest) equal to the fair market value at the Effective Time of any fraction of a share of Whitney Common Stock to which such holder would be entitled but for this provision. For purposes of calculating such payment, the fair market value of a fraction of a share of Whitney Common Stock at the Effective Time shall be such fraction multiplied by the Average Market Price.

                  (f) Exchange of Certificates. After the Effective Time, each holder of an outstanding certificate or certificates theretofore representing a share or shares of Company Common Stock (other than Dissenters' Shares), upon surrender thereof to the exchange agent selected by Whitney (the "Exchange Agent"), together with duly executed transmittal materials provided pursuant to
Section 4.1(h) or upon compliance by the holder or holders thereof with the procedures of the Exchange Agent with respect to lost, stolen or destroyed certificates, shall be entitled to receive in exchange therefor any payment due in lieu of fractional shares and a certificate or certificates representing the number of whole shares of Whitney Common Stock into which such holder's shares of Company Common Stock were converted. Until so surrendered, each outstanding Company stock certificate shall be deemed for all purposes, other than as provided below with respect to the payment of dividends or other distributions (if any) in respect of Whitney Common Stock, to represent the number of whole shares of Whitney Common Stock into which such holder's Company Common Stock shall have been converted. Whitney may, at its option, refuse to pay any dividend or other distribution to holders of unsurrendered Company stock certificates until surrendered; provided, however, that upon the surrender and exchange of any Company stock certificates there shall be paid, to the extent not previously paid, to the record holders of the Whitney stock certificates issued in exchange therefor the amount, without interest, of accumulated dividends and distributions, if any, which have become payable with respect to the number of whole shares of Whitney Common Stock into which the shares of Company Common Stock theretofore represented by such certificates shall have been exchanged.

                  (g) Deposit. Promptly following the Effective Time, Whitney shall deposit or cause to be deposited with the Exchange Agent (i) certificates representing the shares of Whitney Common Stock and (ii) the cash in lieu of fractional shares to be issued and paid, as the case may be, in exchange for outstanding shares of Company Common Stock pursuant to this Section 4.

                  (h) Transmittal Materials. Promptly after the Effective Time, Whitney shall send or cause to be sent to each former shareholder of record of Company at the Effective Time, excluding the holders, if any, of Dissenters' Shares, transmittal materials for use in exchanging certificates of Company Common Stock for certificates of Whitney Common Stock.

                  (i) Dissenters' Shares. Holders of Dissenters' Shares shall not be entitled to receive the shares of Whitney Common Stock and any unpaid dividends and distributions payable thereon pursuant to this Section 4.1 and shall only be entitled to receive payment of the fair cash value of such shares in accordance with the provisions of Article 13 of the MBCA, unless and until such holders fail to perfect or effectively withdraw or lose their rights to such appraisal and payment. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such right, such shares of Company Common Stock will be treated as if they had been converted into, at the Effective Time, the shares of Whitney Common Stock (and cash in lieu of fractional share), and any unpaid dividends and distributions payable thereon, pursuant to this Section 4.1, without interest thereon.

         4.2. Closing Transfer Books. At the Effective Time, the stock transfer books of Company shall be closed and no transfer of shares of Company Common Stock shall be made thereafter. All shares of Whitney Common Stock issued, and any fractional share payments paid upon surrender for exchange of certificates representing shares of Company Common Stock in accordance with this Joint Agreement shall be deemed to have been issued in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such certificates.

         5.  MISCELLANEOUS

         5.1. Termination. Prior to the Effective Time, this Joint Agreement may be terminated, and the Company Merger abandoned, as set forth in the Plan.

         5.2. Headings. The descriptive headings of the sections of this Joint Agreement are inserted for convenience only and do not constitute a part hereof for any other purpose.

         5.3. Modifications, Amendments and Waivers. At any time prior to the Effective Time (notwithstanding any shareholder approval that may have already been given), the parties hereto may, to the extent permitted by and as provided in the Plan, modify, amend or supplement any term or provision of this Joint Agreement.

         5.4. Governing Law. This Joint Agreement shall be governed by the laws of the State of Louisiana (regardless of the laws that might be applicable under principles of conflicts of law) as to all matters, including, but not limited to, matters of validity, construction, effect and performance, except to the extent that the laws of the State of Mississippi require this Joint Agreement to be governed by the laws of that state.

         IN WITNESS WHEREOF, this Joint Agreement has been executed by a majority of the respective Directors of each of the Merging Corporations, as of the day and year first above written.

                            [Signature lines omitted]

                                                              Exhibit 1.01(c) to
                                                    Agreement and Plan of Merger


                               AGREEMENT OF MERGER

                                       OF

                           MERCHANTS BANK & TRUST CO.

                                      INTO

                                 ACQUIRING BANK


         THIS AGREEMENT OF MERGER (this "Agreement") is made and entered into as of this ______ day of ______________________, 199___, between Merchants Bank &
Trust Co., a Mississippi chartered state bank, domiciled at Gulfport, Mississippi ("Bank") and Acquiring Bank, a national banking association, organized under the laws of the United States ("Acquiring Bank" or the "Receiving Association").

         WHEREAS, as required by law, at least a majority of the members of the respective Boards of Directors of Acquiring Bank and Bank (collectively called the "Merging Associations") deem it advisable that Bank be merged with and into Acquiring Bank (the "Bank Merger"), as provided in this Agreement and in the Agreement and Plan of Merger dated November ___, 1996 (the "Plan"), among the Merging Associations, Whitney Holding Corporation, a Louisiana corporation ("Whitney") of which Acquiring Bank is a wholly-owned subsidiary, and Merchants Bancshares, Inc., a Mississippi corporation ("Company"), which is the record and beneficial owner of 98.91% of Bank's outstanding capital stock, which sets forth, among other things, certain representations, warranties, covenants and conditions relating to the Bank Merger; and

         WHEREAS, as required by law, at least a majority of the members of the respective Boards of Directors of the Merging Associations wish to enter into this Agreement and submit it to the respective shareholders of the Merging Associations for approval in the manner required by law and, subject to said approval and to approval by the Office of the Comptroller of the Currency (the "OCC") and the Mississippi Department of Banking and Consumer Finance being duly given and to such other approvals as may be required by law, to effect the Bank Merger, all in accordance with the provisions of this Agreement.

         NOW THEREFORE, in consideration of the mutual benefits to be derived from this Agreement and the Bank Merger, the parties hereto agree as follows:

         1. The Bank Merger. At the Effective Time (as defined in Section 2 hereof), Bank shall be merged with and into Acquiring Bank under the Articles of Association of Acquiring Bank, existing Charter No. ___________, pursuant to the provisions of, and with the effect provided in, 12 U.S.C. ss.215a, et seq. and Mississippi Business Corporation Act ("MBCA"). At the Effective Time, Acquiring Bank, the Receiving Association, shall continue to be a national banking association, and its business shall continue to be conducted at its main office in Bay St. Louis, Mississippi, and at its legally established branches (including, without limitation, the legally established offices from which Bank conducted business immediately prior to the Effective Time). The Articles of Association of Acquiring Bank shall not be altered or amended by virtue of the Bank Merger. The directors and officers of Bank in office immediately prior to the Effective Time shall be the directors and officers of the Acquiring Bank, as the Receiving Association.

         2. Effective Time. The Bank Merger shall become effective at the time specified or permitted by the Comptroller in a certificate or other written record submitted by the Merging Associations to, or issued by the Office of the Comptroller of the Currency (the "Effective Time").

         3.1. Conversion of Capital Stock of Bank. (a) Subject to the provisions of this Section 3.1, at the Effective Time, by virtue of the Bank Merger and without any action on the part of the holders thereof, the shares of Bank common stock, par value $5.00 per share ("Bank Common Stock"), shall be converted as follows: Except for shares as to which dissenters' rights have been perfected and not withdrawn or otherwise forfeited under 12 U.S.C. ss.215a (the "Dissenters' Shares") and/or Article 13 of the Mississippi Business Corporation Act subject to the provisions of Section 3.1(e) relating to fractional shares, each outstanding share of Bank Common Stock will be converted into and become that number of shares of Whitney common stock, no par value ("Whitney Common Stock"), that is equal to the quotient obtained by dividing the Bank Percentage (as hereinafter defined) of the Maximum Deliverable Amount, rounded up to the nearest whole number of shares, by the total number of shares of Bank Common Stock issued and outstanding on the effective date of the Bank Merger.

                  (b) For purposes of this Section 3, shares of Bank Common Stock that are held by Company or Bank (other than shares held by Bank in a fiduciary capacity other than for Company), shall not be considered outstanding and shall be cancelled (and not converted) by virtue of the Bank Merger.

                  (c) Certain Defined Terms. As used in this Section 3.1, the following terms shall have the meanings set forth below:

                      (i) Purchase Price. The term "Purchase Price" means $51,814,000 plus Retained Net Income After Tax (as hereinafter defined).

                     (ii) Maximum Deliverable Amount. The term "Maximum Deliverable Amount" means the quotient obtained by dividing the Purchase Price by the Average Market Price (as hereinafter defined).

                    (iii) Bank Percentage. The term "Bank Percentage" means the percentage obtained by dividing (A) the dollar amount obtained by multiplying (x) the Purchase Price, minus the book value of all assets of Company other than Bank Common Stock, by (y) the percentage of the outstanding shares of Bank Common Stock owned by persons other than Company, by (B) the total Purchase Price.

                     (iv) Retained Net Income After Tax. The term "Retained Net Income After Tax" means the consolidated retained net income for the period October 1, 1996 through the end of the calendar month immediately preceding the Effective Date, as agreed to by the Whitney and Company, based on normal banking net income less appropriate income taxes and dividends declared and/or paid and excluding any unusual or nonrecurring additions to net income such as reversals of loan loss or other valuation reserves and gains on the sales of investments or other assets.

                  (d) Average Market Price. The "Average Market Price" shall be the average of the closing per share trading prices of Whitney Common Stock (adjusted appropriately for any stock split, stock dividend, recapitalization, reclassification or similar transaction which is effected, or for which a record date occurs) on the forty (40) trading days preceding the fifth trading day immediately prior to the Effective Date, as reported in the Wall Street Journal (corrected for typographical errors); provided, however, that if the Average Market Price as calculated above is less than $_________, the Average Market Price for purposes of this Section 3.1(d) shall be $_________ and if the Average Market Price as calculated above is greater than $_________ the Average Market Price for purposes of this Section 3.1(d) shall be $_________.

                  (e) Fractional Shares. In lieu of the issuance of fractional shares of Whitney Common Stock, each shareholder of Bank who would otherwise be entitled thereto, upon surrender of his or her certificates that immediately prior to the Effective Time represented Bank Common Stock, other than Dissenters' Shares, shall receive a cash payment (without interest) equal to the fair market value at the Effective Time of any fraction of a share of Whitney Common Stock to which such holder would be entitled but for this provision. For purposes of calculating such payment, the fair market value of a fraction of a share of Whitney Common Stock at the Effective Time shall be such fraction multiplied by the Average Market Price.

                  (f) Exchange of  Certificates.  After the Effective Time, each holder of an outstanding certificate or certificates theretofore representing a share or shares of Bank Common Stock (other than Dissenters' Shares), upon surrender thereof to the exchange agent selected by Whitney (the "Exchange Agent"), together with duly executed transmittal materials provided pursuant to
Section 3.1(h) or upon compliance by the holder or holders thereof with the procedures of the Exchange Agent with respect to lost, stolen or destroyed certificates, shall be entitled to receive in exchange therefor any payment due in lieu of fractional shares and a certificate or certificates representing the number of whole shares of Whitney Common Stock into which such holder's shares of Bank Common Stock were converted. Until so surrendered, each outstanding Bank stock certificate shall be deemed for all purposes, other than as provided below with respect to the payment of dividends or other distributions (if any) in respect of Whitney Common Stock, to represent the number of whole shares of Whitney Common Stock into which such holder's Bank Common Stock shall have been converted. Whitney may, at its option, refuse to pay any dividend or other distribution to holders of unsurrendered Bank stock certificates until surrendered; provided, however, that upon the surrender and exchange of any Bank stock certificates there shall be paid, to the extent not previously paid, to the record holders of the Whitney stock certificates issued in exchange therefor the amount, without interest, of accumulated dividends and distributions, if any, which have become payable with respect to the number of whole shares of Whitney Common Stock into which the shares of Bank Common Stock theretofore represented by such certificates shall have been exchanged.

                  (g) Deposit. Promptly following the Effective Time, Whitney shall deposit or cause to be deposited with the Exchange Agent (i) certificates representing the shares of Whitney Common Stock and (ii) the cash in lieu of fractional shares to be issued and paid, as the case may be, in exchange for outstanding shares of Bank Common Stock pursuant to this Section 3.1.

                  (h) Transmittal Materials. Promptly after the Effective Time, Whitney shall send or cause to be sent to each former shareholder of record of Bank at the Effective Time, excluding the holders, if any, of Dissenters' Shares, transmittal materials for use in exchanging certificates of Bank Common Stock for certificates of Whitney Common Stock.

                  (i) Dissenters' Shares. Holders of Dissenters' Shares shall not be entitled to receive the shares of Whitney Common Stock and any unpaid dividends and distributions payable thereon pursuant to this Section 3.1 and shall only be entitled to receive payment of the fair cash value of such shares in accordance with the provisions of Article 13 of the MBCA and 12 U.S.C. ss.215a, as applicable, unless and until such holders fail to perfect or effectively withdraw or lose their rights to such appraisal and payment. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such right, such shares of Bank Common Stock will be treated as if they had been converted into, at the Effective Time, the shares of Whitney Common Stock (and cash in lieu of fractional shares), and any unpaid dividends and distributions payable thereon, pursuant to this Section 3.1, without interest thereon.

         3.2. Closing Transfer Books. At the Effective Time, the stock transfer books of Bank shall be closed and no transfer of shares of Bank Common Stock shall be made thereafter. All shares of Whitney Common Stock issued, and any fractional share payments paid upon surrender for exchange of certificates representing shares of Bank Common Stock in accordance with this Section 3 shall be deemed to have been issued in full satisfaction of all rights pertaining to the shares of Bank Common Stock theretofore represented by such certificates.

         4. Capital Stock of the Receiving Association. The shares of the capital stock of Acquiring Bank, the Receiving Association, issued and outstanding immediately prior to the Effective Time shall, at the Effective Time, continue to be issued and outstanding, and no additional shares of Acquiring Bank shall be issued as a result of the Bank Merger. Therefore, at the Effective Time, the amount of capital stock of Acquiring Bank, the Receiving Association, shall be $__________, divided into ___________ shares of common stock, par value $______ per share.

         5. Assets and Liabilities of the Merging Associations. At the Effective Time, the corporate existence of each of the Merging Associations shall be merged into and continued in Acquiring Bank, the Receiving Association, and such Receiving Association shall be deemed to be the same corporation as each bank or banking association participating in the Bank Merger. All rights, franchises, and interests of the individual Merging Associations in and to every type of property (real, personal and mixed) and choses in action shall be transferred to and vested in the Receiving Association by virtue of the Bank Merger without any deed or other transfer. The Receiving Association, upon the Bank Merger and without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises, and interests, including appointments, designations, and nominations, and all other rights and interests as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises, and interests were held or enjoyed by any one of the Merging Associations at the time of the Bank Merger, subject to the conditions specified in 12 U.S.C. ss.215a(f). The Receiving Association shall, from and after the Effective Time, be liable for all liabilities of the Merging Associations.

         6. Shareholder Approval; Conditions; Filing. This Agreement shall be submitted to the shareholders of the Merging Associations for ratification and confirmation in accordance with applicable provisions of law. The obligations of the Merging Associations to effect the Bank Merger shall be subject to all the terms and conditions of the Plan. If the shareholders of the Merging Associations ratify and confirm this Agreement, then the fact of such approval shall be certified hereon by the Secretary of each of the Merging Associations and this Agreement, so approved and certified, shall, as soon as is practicable, be signed and acknowledged by the President or Chairman of the Board of each of them. As soon as may be practicable thereafter, this Agreement, so certified, signed and acknowledged, shall be delivered to the OCC for filing in the manner required by law.

         7. Miscellaneous. This Agreement may, at any time prior to the Effective Time, be amended or terminated as provided in the Plan. This Agreement may be executed in counterparts, each of which shall be deemed to constitute an original. This Agreement shall be governed and interpreted in accordance with federal law and the applicable laws of the State of Louisiana applicable to contracts made and to be performed wholly with such state, except to the extent that the laws of the State of Mississippi require this Agreement to be governed by the laws of that state. This Agreement may be assigned only to the extent that the party seeking to assign it is permitted to assign its interests in the Plan, and subject to the same effect as any such assignment. The headings in this Agreement are inserted for convenience only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. Capitalized terms used herein and not otherwise defined have the meanings given to them in the Plan.

         IN WITNESS WHEREOF, this Agreement has been executed by a majority of the directors of each of the Merging Associations, as of the day and year first above written.

                            [Signature lines omitted]

                                                              Exhibit 6.02(g) to
                                                    Agreement and Plan of Merger


            [Letter from directors and executive officers of Bank or
               Company and 5% beneficial shareholders of Company]

                                     [date]


Mr. William L. Marks
Chairman and CEO
Whitney Holding Corporation
228 St. Charles Avenue
New Orleans, La. 70130

Dear Mr. Marks:

         In consideration of the benefits I will receive as a shareholder of Other Company ("Company") or Other Bank ("Bank") from the Agreement and Plan of Merger dated November___, 1996 (the "Agreement") between Company, Bank and Whitney Holding Corporation ("Whitney"), I agree as follows:

         [If a director or executive officer of Company or Bank: I agree to vote all shares of Company or Bank common stock that I own beneficially or of record in favor of approving the Agreement and the mergers to be effected thereby, unless Whitney is then in breach or default in any material respect as regards any covenant, agreement, representation or warranty as to it contained in the Agreement; provided, however, that nothing in this sentence shall be deemed to require me to vote any shares of Company stock over which I have or share voting power solely in a fiduciary capacity on behalf of any person other than Company or Bank, if I determine, in good faith after consultation with and receipt of an opinion of counsel, that such a vote would cause a breach of my fiduciary duties to such other person.]

         I [further] agree that I will not, without the prior consent of Whitney, transfer any of my shares of Company or Bank stock prior to the Effective Date, as that term is set forth in the Agreement, except by operation of law, by will, or under the laws of descent and distribution or, in the case of any transfer more than 30 days before the Effective Date, where the transferee agrees in writing to be bound by the terms of this letter.

         I also acknowledge that Whitney intends to account for the acquisition of Company and Bank as a pooling of interests. I understand that my transfer of any shares of Company or Bank common stock and any Whitney common stock that I receive in exchange for Company or Bank stock, prior to Whitney's publication of financial results covering at least 30 days of its operations following the Effective Date, may impair this accounting treatment. Therefore, I agree that, without the prior consent of Whitney, I will not, except by operation of law, by will, or under the laws of descent and distribution, sell or otherwise transfer any shares of Company or Bank stock, (or the Whitney stock which I receive in exchange for my Company or Bank stock) over which I hold the power to sell, transfer, pledge or otherwise alienate or encumber until:

               a. the mergers have become effective and Whitney has published financial results covering at least 30 days of its combined operations following the Effective Date, or

               b.   the Agreement terminates.

         I authorize Whitney or its authorized agent to hold the certificates representing the shares of Whitney common stock into which my shares of Company or Bank common stock will be converted until the date that I am free to trade those shares in accordance with the foregoing paragraph. I understand that upon my delivery of certificates to the Exchange Agent in compliance with Section 2.01(g) of the Agreement, I will have the right to vote the Whitney shares received in exchange therefore and receive dividends in respect thereof during the time that Whitney or its agent holds the shares under this letter agreement.

         I certify that all of the shares of Company or Bank stock of which I hold the power to sell, transfer, pledge or otherwise alienate or encumber are represented by the following certificates:

         Certificate No.                    No. of shares





         I have no present plan or intention to dispose of any Whitney common stock that I will receive in the mergers to be effected pursuant to the Agreement.

         I also understand the resale or other disposition of Whitney common stock that I receive may be governed by Rule 145 of the SEC under the Securities Act of 1933, as amended, which Rule has been explained to me. I agree not to sell any of the Whitney common stock to be held by me in violation of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

         This letter shall constitute an irrevocable agreement of the undersigned, and may be revoked only upon the mutual agreement of the parties. The agreements contained in this letter will terminate upon any termination of the Agreement under Section 7 of the Agreement or upon any material amendment of the Agreement. It is understood that any amendment to the Agreement made pursuant to Section 8.10 thereof shall not be deemed to be material for purposes of this letter agreement.


                                       Sincerely,



                                       [Director, Executive Officer or
                                        5% beneficial shareholder]

                                   APPENDIX B
             Article 13 of the Mississippi Business Corporation Act
                  and Selected Provisions of 12 U.S.C. ss.215a

Article 13 of the Mississippi Business Corporation Act

                                   ARTICLE 13
                               DISSENTERS' RIGHTS

          Subarticle A. Right to Dissent and Obtain Payment for Shares

79-4-13.01 DEFINITIONS--ln this Article:

         (1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

         (2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Section 79- 4-13.02 and who exercises that right when and in the manner required by Sections 79-4-13.20 through 79-4-13.28.

         ( 3) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

         (4) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

         (5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

         (6) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

         (7) "Shareholder" means the record shareholder or the beneficial shareholder.

         79-4-13.02 RIGHT TO DISSENT.--(a) A shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions:

         (1) Consummation of a plan of merger to which the corporation is a party (i) if shareholder approval is required for the merger by Section 79-4-11.03 or the articles of incorporation and the shareholder is entitled to vote on the merger, or (ii) if the corporation is a subsidiary that is merged with its parent under Section 79-4-11.04;

         (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

         (3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one
(1) year after the date of sale;

         (4) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

             (i)  Alters or abolishes a preferential right of the shares;

         (ii) Creates, alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

         (iii) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

         (iv) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

         (v) Reduces the number of shares owned by the shareholder to a fraction of a share if the fraction share so created is to be acquired for cash under Section 79-4-6.04; or

         (5) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

         (b) Nothing in subsection (a)(4) shall entitle a shareholder of a corporation to dissent and obtain payment for his shares as a result of an amendment of the articles of incorporation exclusively for the purpose of either
(i) making such corporation subject to application of the Mississippi Control Share Act, or (ii) making such act inapplicable to a control share acquisition of such corporation.

         (c) A shareholder entitled to dissent and obtain payment for his shares under this article may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

         79-4-13.03 DISSENT BY NOMINEES AND BENEFICIAL OWNERS.--(a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

         (b) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:

         (1) He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

         (2) He does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote.

           Subarticle B. Procedure for Exercise of Dissenters' Rights

         79-4-13.20 NOTICE OF DISSENTERS' RIGHTS. --(a) If proposed corporate action creating dissenters' rights under Section 79-4-13.02 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

         (b) If corporate action creating dissenters' rights under Section 79-4-13.02 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in Section 79-4-13.22.

         79-4-13.21 NOTICE OF INTENT TO DEMAND PAYMENT.-- (a) If proposed corporate action creating dissenters' rights under Section 79-4-13.02 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights (1) must deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated, and (2) must not vote his shares in favor of the proposed action.

         (b)  A shareholder who does not satisfy the requirement of subsection
(a) is not entitled to payment for his shares under this article.

         79-4-13.22 DISSENTERS' NOTICE.--(a) If proposed corporate action creating dissenters' rights under Section 79-4-13.02 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Section 79-4-13.21.

         (b) The dissenters' notice must be sent no later than ten (10) days after the corporate action was taken, and must:

         (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

         (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

         (3) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before that date;

         (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty (30) nor more that sixty (60) days after the date the subsection (a) notice is delivered; and

         (5) Be accompanied by a copy of this article.

         79-4-13.23 DUTY TO DEMAND PAYMENT.--(a) A shareholder sent a dissenters' notice described in Section 79-4-13.22 must demand payment, certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice pursuant to Section 79-4-13.22(b)(3), and deposit his certificates in accordance with the terms of the notice.

         (b) The shareholder who demands payment and deposits his shares under subsection (a) retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

         (c) A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this article.

         79-4-13.24 SHARE RESTRICTIONS.--(a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under Section 79-4-13.26.

         (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

         79-4-13.25 PAYMENT.--(a) Except as provided in Section 79-4-13.27, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with Section 79-4-13.23 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.

         (b)      The payment must be accompanied by:

         (1) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen (16) months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

         (2) A statement of the corporation's estimate of the fair value of the shares;

         (3)      An explanation of how the interest was calculated;

         (4)      A statement of the dissenters' right to demand payment under
Section 79-4-13.28; and

         (5)      A copy of this article.

         79-4-13.26 FAILURE TO TAKE ACTION.--(a) If the corporation does not take the proposed action within sixty (60) days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

         (b) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Section 79-4-13.22 and repeat the payment demand procedure.

         79-4-13.27 AFTER-ACQUIRED SHARES.--(a) A corporation may elect to withhold payment required by Section 79-4-13.25 from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

         (b) To the extent the corporation elects to withhold payment under subsection (a), after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated and a statement of the dissenter's right to demand payment under Section 79-4-13.28.

         79-4-13.28 PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER. --(a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment
of his estimate (less any payment under Section 79-4-13.25),   or  reject  the
corporation's offer under Section 79-4-13.27 and demand payment of the fair value of his shares and interest due, if:

         (1)  The  dissenter   believes  that  the  amount  paid  under  Section
79-4-13.25 or offered under Section 79- 4-13.27 is less than the fair value of his shares or that the interest due is incorrectly calculated;

         (2) The corporation fails to make payment under Section 79-4-13.25 within sixty (60) days after the date set for demanding payment; or

         (3) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty (60) days after the date set for demanding payment.

         (b) A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing under subsection (a) within thirty (30) days after the corporation made or offered payment for his shares.

                   Subarticle C. Judicial Appraisal of Shares

         79-4-13.30 COURT ACTION.--(a) If a demand for payment under Section 79-4-13.28 remains unsettled, the corporation shall commence a proceeding within sixty (60) days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

         (b) The corporation shall commence the proceeding in the chancery court of the county where a corporation's principal office (or, if none in this state, its registered office) is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

         (c) The corporation shall make all dissenters (whether or not residents of this state) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

         (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

         (e) Each dissenter made a party to the proceeding is entitled to judgment (1) for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation, or (2) for the fair value, plus accrued interest, of his after-acquired shares for which the corporation elected to withhold payment under Section 79-4-13.27.

         79-4-13.31 COURT COSTS AND COUNSEL FEES.--(a) The court in an appraisal proceeding commenced under Section 79-4-13.30 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment under Section 79-4-13.28.

         (b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

         (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Sections 79-4-13.20 through 79-4-13.28; or

         (2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by this article.

         (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefitted.

12 U.S.C. Section 215a

                             Dissenting shareholders

         (b) If a merger shall be voted for at the called meetings by the necessary majorities of the shareholders of each association or State bank participating in the plan of merger, and thereafter the merger shall be approved by the Comptroller, any shareholder of any association or State bank to be merged into the receiving association who has voted against such merger at the meeting of the association or bank of which he is a stockholder, or has given notice in writing at or prior to such meeting to the presiding officer that he dissents from the plan of merger, shall be entitled to receive the value of the shares so held by him when such merger shall be approved by the Comptroller upon written request made to the receiving association at any time before thirty days after the date of consummation of the merger, accompanied by the surrender of his stock certificates.

                               Valuation of shares

         (c) The value of the shares of any dissenting shareholder shall be ascertained, as of the effective date of the merger, by an appraisal made by a committee of three persons, composed of (1) one selected by the vote of the holders of the majority of the stock, the owners of which are entitled to payment in cash; (2) one selected by the directors of the receiving association; and (3) one selected by the two so selected. The valuation agreed upon by any two of the three appraisers shall govern. If the value so fixed shall not be satisfactory to any dissenting shareholder who has requested payment, that shareholder may, within five days after being notified of the appraised value of his shares, appeal to the Comptroller, who shall cause a reappraisal to be made which shall be final and binding as to the value of the shares of the appellant.

 Application to shareholders of merging associations: appraisal by Comptroller; expenses of receiving association; sale and resale of shares; State appraisal and merger law

         (d) If, within ninety days from the date of consummation of the merger, for any reason one or more of the appraisers is not selected as herein provided, or the appraisers fail to determine the value of such shares, the Comptroller shall upon written request of any interested party cause an appraisal to be made which shall be final and binding on all parties. The expenses of the Comptroller in making the reappraisal or the appraisal, as the case may be, shall be paid by the receiving association. The value of the shares ascertained shall be promptly paid to the dissenting shareholders by the receiving association. The shares of stock of the receiving association which would have been delivered to such dissenting shareholders had they not requested payment shall be sold by the receiving association at an advertised public auction, and the receiving association shall have the right to purchase any of such shares at such public auction, if it is the highest bidder therefor, for the purpose of reselling such shares within thirty days thereafter to such person or persons and at such price not less than par as its board of directors by resolution may determine. If the shares are sold at public auction at a price greater than the amount paid to the dissenting shareholders, the excess in such sale price shall be paid to such dissenting shareholders. The appraisal of such shares of stock in any State bank shall be determined in the manner prescribed by the law of the State in such cases, rather than as provided in this section, if such provision is made in the State law; and no such merger shall be in contravention of the law of the State under which such bank is incorporated. The provisions of this subsection shall apply only to shareholders of (and stock owned by them in) a bank or association being merged into the receiving association.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 20.          Indemnification of Directors and Officers

         Section 83 of the Louisiana Business Corporation Law ("LBCL") provides in part that a corporation may indemnify any director, officer, employee or agent of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any action, suit or proceeding to which he is or was a party or is threatened to be made a party (including any action by or in the right of the corporation), if such action arises out of his acts on behalf of the corporation and he acted in good faith not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         The indemnification provisions of the LBCL are not exclusive; however, no corporation may indemnify any person for willful or intentional misconduct. A corporation has the power to obtain and maintain insurance, or to create a form of self-insurance on behalf of any person who is or was acting for the corporation, regardless of whether the corporation has the legal authority to indemnify the insured person against such liability.

         Whitney's Articles of Incorporation and By-laws provide for indemnification for directors, officers, employees and agents or former directors, officers, employees and agents of Whitney to the full extent permitted by Louisiana law.

         Whitney maintains an insurance policy covering the liability of its directors and officers for actions taken in their official capacity.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Whitney pursuant to the foregoing provision or otherwise, Whitney has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 21.          Exhibits and Financial Statement Schedules

         (a)      Exhibits

                  The following  Exhibits are filed as part of this Registration
Statement:

                  Exhibit No.       Description
                       2            The Plan of Merger (included in the Registration Statement as Appendix A and incorporated herein by reference).

                       5            Opinion of Milling, Benson, Woodward, Hillyer, Pierson & Miller, L.L.P.

                       8            Form of opinion of Arthur Andersen LLP as to certain tax matters.

                     23.1           Consent of Arthur Andersen LLP dated January 27, 1997.

                     23.2           Consent of Taylor, Powell, Wilson and Hartford, P.A. dated January 27, 1997.

                     23.3           Consent of Milling, Benson, Woodward, Hillyer, Pierson & Miller, L.L.P.,
                                    included in Exhibit 5.

                      24            Powers of Attorney of directors of Whitney Holding Corporation (contained on page S-1 of the Registration Statement).

                     99.1           Forms of Proxy of Merchants Bancshares, Inc. and Merchants Bank & Trust
                                    Company.

         (b)      Financial Statement Schedules

                   None

Item 22.          Undertakings

         The undersigned Registrant hereby undertakes as follows:

         (1) To respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

         (2) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

         (3) That for purposes of determining any liability under the Securities Act of 1933 (the "Securities Act"), each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement related to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (4) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

         (5) That every prospectus (i) that is filed pursuant to paragraph (4) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on this 27th day of January, 1997.

                                       WHITNEY HOLDING CORPORATION

                                       By: /s/ William L. Marks
                                          -------------------------------
                                               William L. Marks
                                               Chairman of the Board


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints R. King Milling and Edward B. Grimball, and each or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ William L. Marks
---------------------------       Chairman of the Board         January 27, 1997
    William L. Marks           and Chief Executive Officer

/s/ R. King Milling
---------------------------      Director and President         January 27, 1997
    R. King Milling

/s/ Edward B. Grimball
---------------------------   Executive Vice President and      January 27, 1997
    Edward B. Grimball           Chief Financial Officer
                             (Principal Financial Officer
                           and Principal Accounting Officer)

/s/ Harry J. Blumenthal, Jr.
---------------------------            Director                 January 27, 1997
    Harry J. Blumenthal, Jr.

/s/ Joel B. Bullard, Jr.
---------------------------            Director                 January 27, 1997
    Joel B. Bullard, Jr.

/s/ James M. Cain
---------------------------            Director                 January 27, 1997
    James M. Cain

/s/ Angus R. Cooper, II
---------------------------            Director                 January 27, 1997
    Angus R. Cooper, II

/s/ Robert H. Crosby, Jr.
---------------------------            Director                 January 27, 1997
    Robert H. Crosby, Jr.

/s/ Richard B. Crowell
---------------------------            Director                 January 27, 1997
    Richard B. Crowell

/s/ Camille A. Cutrone                 Director                 January 27, 1997
---------------------------
    Camille A. Cutrone

/s/ William A. Hines                   Director                 January 27, 1997
---------------------------
    William A. Hines

/s/ Robert E. Howson                   Director                 January 27, 1997
---------------------------
    Robert E. Howson

/s/ John J. Kelly                      Director                 January 27, 1997
---------------------------
    John J. Kelly

/s/ E. James Kock, Jr.                 Director                 January 27, 1997
---------------------------
    E. James Kock, Jr.

/s/ Alfred S. Lippman                  Director                 January 27, 1997
---------------------------
    Alfred S. Lippman

/s/ John G. Phillips                   Director                 January 27, 1997
---------------------------
    John G. Phillips

/s/ John K. Roberts, Jr.               Director                 January 27, 1997
---------------------------
    John K. Roberts, Jr.

/s/ W. P. Snyder III                   Director                 January 27, 1997
---------------------------
    W. P. Snyder III

/s/ Carroll W. Suggs                   Director                 January 27, 1997
---------------------------
    Carroll W. Suggs

/s/ Warren K. Watters                  Director                 January 27, 1997
---------------------------
    Warren K. Watters

                                  EXHIBIT INDEX

                                                                    Sequentially
Exhibit                                                                 Numbered
Number     Description                                                      Page


2 The Plan of Merger (included in the Registration Statement as Appendix A and incorporated herein by reference).

5          Opinion of Milling, Benson, Woodward, Hillyer, Pierson &
           Miller, L.L.P.

8 Form of opinion of Arthur Andersen LLP as to certain tax matters.

23.1       Consent of Arthur Andersen LLP dated January 27, 1997.

23.2       Consent of Taylor, Powell, Wilson and Hartford, P.A. dated
           January 27, 1997.

23.3 Consent of Milling, Benson, Woodward, Hillyer, Pierson & Miller, L.L.P., included in Exhibit 5.

24         Powers of Attorney of directors of Whitney Holding
           Corporation (contained on page S-1 of the Registration
           Statement).

99.1 Forms of Proxy of Merchants Bancshares, Inc. and Merchants Bank & Trust Company